EXHIBIT 99.6 - First Confidential Draft Registration Statament on Form S-1
               with Exhibits


         As filed with the Securities and Exchange Commission on xxxx
                              Registration No. xxxx


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                 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                      FORM S-1
                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                                 SIGNAL ADVANCE, INC.
                (Exact name of registrant as specified in its charter)

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           Texas                        8731                   76-0373052
(State or other Jurisdiction      (Primary Standard          (I.R.S. Employer
     of incorporation or      Industrial Classification     Identification No.)
        Organization)                Code Number)


                                2520 County Road 81
                               Rosharon, Texas 77583
                                  (713) 510-7445
     (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

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                                   Chris Hymel
                                    President
                               Signal Advance, Inc.
                               2520 County Road 81
                              Rosharon, Texas 77583
                                 (713) 510-7445
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
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                                      Copy to:

                        Law Offices of Richard C. Seltzer,
                                  Attorney at Law
                              2211 Norfolk, Suite 400
                               Houston, Texas  77098
                                  (713) 522-7333


         Approximate date of commencement of proposed sale to the public:
      From time to time after this Registration Statement becomes effective.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registra-tion statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act regis-tration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act regis-tration statement number of the earlier effective registration statement for the same offering.[ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large accelerated Filer     [ ]                 Accelerated Filer           [ ]

Non-accelerated Filer       [ ]                 Smaller reporting company   [X]
 (Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE
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Title of Each Class Amount to be Proposed Maximum Proposed Maximum  Amount of
of Securities to be Registered   Offering price   Aggregate Offer-  Registration
Registered          (1)          Per Share        ing Price (2)     Fee(2)
------------------- ------------ ---------------- ----------------  ------------

Common Stock         1,648,044       $2.00           $3,296,088       $377.73
  no par value
Total                                                $3,296,088       $377.73

(1) This is an initial offering and no current trading market exists for the company's common stock.
(2) The registrant has valued the common stock in good faith and for purposes of calculating the registration fee pursuant to Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURI-TIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.

CAUTIONARY STATEMENTS ABOUT FORWARD-LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These "forward-looking statements" can be identified by use of termino-logy such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. You should be aware that these forward-looking statements are sub-ject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under "Risk Factors."

Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circum-stances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.

To the extent that the assumed events do not occur, the outcome may vary sub-stantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

All dealers that effect transactions in these securities, whether or not parti-cipating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

              Part 1 - Information Required in Prospectus

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELl-ING SHAREHOLDERS NAMED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND NEITHER WE NOR THE SELLING SHAREHOLDERS NAMED IN THIS PROSPECTUS ARE SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                SIGNAL ADVANCE, INC.

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                        1,648,044 Shares of Common Stock
                                  $2.00 per Share

This prospectus relates to the offering and resale by the selling shareholders identified herein of up to 1,648.044 shares of common stock, no par value. These shares were privately issued to the selling shareholders in connection with private placements or privately negotiated transactions. The company will not receive any proceeds from the sale of these shares by the selling shareholders. The selling shareholders may sell the shares as set forth herein under "Plan of Distribution."

Signal Advance, Inc. qualifies as an Emerging Growth Company. There is not currently, and there has never been, any market for any of the company's securities. The securities are not currently eligible for trading on any national securities exchange, NASDAQ or any over-the-counter markets, including the OTC Bulletin Board, and the company cannot assure you that they will become eligible. In connection with this offering, the Company has arranged for a registered broker-dealer to apply to have our common stock quoted on the OTC Bulletin Board. Until such time as our common stock is quoted on the OTC Bulletin Board or another public trading market otherwise develops, the selling shareholders identified herein may only sell their shares of our common stock pursuant to this prospectus at a fixed price of $2.00. At and after such time, the selling shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

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Investing in our common stock involves a high degree of risk.
See 'Risk Factors' beginning on page 10.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is ____________, 2012 (subject to completion).

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Table of Contents

SUMMARY INFORMATION AND RISK FACTORS (Item 3)................................6

Prospectus Summary...........................................................6
Risk Factors................................................................10

USE OF PROCEEDS (Item 4)....................................................17

DETERMINATION OF OFFERING PRICE (Item 5)....................................17

DILUTION (Item 6)...........................................................17

SELLING SECURITY HOLDERS (Item 7)...........................................17

PLAN OF DISTRIBUTION (Item 8)...............................................21

DESCRIPTION OF SECURITIES TO BE REGISTERED (Item 9).........................22

INTERESTS OF NAMED EXPERTS AND COUNSEL (Item 10)............................24

INFORMATION WITH RESPECT TO REGISTRANT (Item 11)............................25

Description of Business (Item 11a)..........................................25
Description of Property (Item 11b)..........................................35
Legal Proceedings (Item 11c)................................................35
Market price of and dividends on the registrant's common equity and related shareholder matters (Item 11d)...................................35
Financial Statements (Item 11e).............................................36
Selected financial data (Item 11f)..........................................69
Supplementary financial information (Item 11g)..............................69
Management's discussion and analysis of financial condition and results of operations (Item 11h).................................................69
Changes in and disagreements with accountants on accounting and financial disclosure (Item 11i)....................................................73
Quantitative and Qualitative disclosures about market risk (Item 11j).......73
Directors and Executive Officers (Item 11k).................................73
Executive Compensation and Other Information (Item 11l).....................75
Security Ownership of Certain Beneficial Owners (Item 11m)..................76
Transactions with Related Persons and Corporate Governance (Item 11n).......77

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE (Item 12).................77

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (Item 13).......................78

INDEMNIFICATION OF OFFICERS AND DIRECTORS (Item 14).........................78

RECENT SALES OF UNREGISTERED SECURITIES (Item 15)...........................79

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES (Item 16)........................79

UNDERTAKINGS (Item 17)......................................................80

SUMMARY INFORMATION AND RISK FACTORS (Item 3)

Prospectus Summary

The following summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information that should be considered before investing in our common stock. Before making an investment decision, investors should carefully read the entire prospectus, paying particular attention to the risks referred to under the headings "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" and our financial statements and the notes to those financial statements. As used in this prospectus, unless the context requires otherwise, the terms "Company," "we," "our" and "us" refer to Signal Advance Inc. a Texas corporation formed on June 4, 1992.

OVERVIEW: Signal Advance, Inc. (SAI) has been developing and is now commercial-izing its proprietary Signal Advance Technology (SAT) which can significantly reduce signal detection delays associated with a variety of physical sensors and thereby improve performance in control, intervention, and/or signal transmission systems.

CHALLENGE: In interventional medical devices or non-medical responsive control and signal transmission systems, delays in detection, processing and response to various signals negatively affects overall performance.

In certain types of biomedical signals (e.g. heart, brain) the greater the delay in responding to anomalous signals, the more difficult it is to successfully intervene in order to contain or limit a pathological process such as cardiac fibrillation or an epileptic seizure. The earlier the intervention is initiated, the greater the probability of success.

In non-medical applications (e.g. industrial process, equipment, engine control, military), control response signal transmission delays impact performance effecting safety, product yield, fuel efficiency and emissions. In military ap-plications, signal detection and response delays affect reaction effectiveness.

SOLUTION: SAT can offset these signal detection and processing delays and thereby improve performance. The technology is based on "negative group delay" a well documented phenomenon in wave propagation physics. SAT can be applied in conjunction with other approaches such as faster electronics to reduce these delays to maximally enhance system performance. SAT may also enable the development of novel control or interventional approaches. The technology was recently proven in a university study in the Texas medical Center and the results published in a peer-reviewed feature article.

MARKET: SAl identified multiple classes of sensors with signal characteristics suitable for the application of SAT, and thus, a variety of potential licensing targets. The markets/industries include biomedical (e.g. cardiac rhythm manage-ment, neurostimulation) and commercial, industrial, transportation and military applications (e.g. process control, engine control, vehicular/flight control, and weaponry).

In interventional medical devices, SAT can be used to reduce response delays and
improve performance   Market growth in cardiac rhythm management market is esti-
mated at 3% per year over the next several years with sales expected to exceed $11.5B by 2013. Revenues in the neurostimulation market (yet in its infancy) are expected to exceed $10B by 2014. For these devices, improved performance translates directly to increased value thus providing a significant opportunity for revenue generation.

There are also a wide range of non-biomedical markets for SAT. Revenues in the global sensors/controls market are projected to exceed $70B by 2015. Demand for industrial controls in U.S. markets likely surpassed $15B in 2011. In the trans-portation/ automotive sector, sales of various types of sensors alone exceeded $9B in 2009 and are projected to increase at a rate of nearly 12% annually through 2014. SAT could potentially improve accident avoidance, safety/security, engine performance and vehicular control, and thus improve fuel economy and save lives. In high performance aircraft engines, SAT could increase stability, reduce stall margins improve performance and fuel efficiency. Industrial examples include improved compressor performance and increased petrochemical yields. In military applications, SAT could enhance response effectiveness

The addressable markets are estimated to be in the billions of dollars. As with any new or disruptive technology, recognition and acceptance will gain momentum over time.

INTELLECTUAL PROPERTY: Steven Weeks, Ph.D. (physics), First Principals, Inc. performed an independent intellectual property (IP) valuation based solely on the cardiac rhythm management and neurostimulation segments of the biomedical markets and drew the following conclusions:

  "VALUE: Including the projected, risk-adjusted licensing royalties, we project A NET PRESENT VALUE OF UP TO ~$10.4 MILLION. This valuation will increase rapidly as the technology is proven and then successfully applied to products in this very large market. ...IT IS, HOWEVER, DELIBERATELY CONSERVATIVE."

Patent applications have been filed in the U.S. Patent Office (USPTO) and for-eign counterparts. Amendments were submitted in the domestic and international filings. Claims amendment and prior art distinctions have been submitted in response to the office actions from the US, Europe and China. The Chinese Patent Office has since issued a Notice of Allowance providing patent protection in China. Additional patent submissions related to specific applications, various circuit configurations, and signal processing techniques to improve signal fidelity are being drafted.

IP defense strategy is based on the fact that SAT designs are application-specific, enabling novelty and non-obviousness in patent claims with the assoc-iated analytical methods remaining trade secrets. Potential infringers would have to expend undue time and money to develop such methods to pursue individual applications. This application-specific approach gives SAI a significant compet-itive advantage. Each application will have its own patent filing and stand independently. An attack on any one will not affect others. SAI will work with licensees to determine which international patent applications to pursue. Licensees will assume patent costs and be required to participate in the defense of licensed IP.

COMPETITION: Indirect competition exists as in the form of ever faster electronics used to improve signal detection and processing performance. In addition, alternate control strategies, (e.g. predictive feedback and feed-forward) are often used to improve performance but also have significant draw-backs. Faster electronics alone will reduce, but never eliminate, circuit delays. For a number of applications, some of these techniques may be adequate. SAT can be used in conjunction with all of these methods to further improve performance.

While SAI is not aware of any direct competition, its own success will likely precipitate competition as SAT gains recognition and acceptance. This will include potential infringement and legal machinations based on a larger, financially successful firms' capability to engage in lengthy and expensive litigation. Searches and analyses of the patent and scientific literature have not revealed any prior art that would negate the utility and novelty of SAT and no combination of the references sees to render the technology obvious to a person skilled in this area. However, the defensive strategies, outlined above, and constant vigilance are required.

REVENUE GENERATION: While the addressable market is in the billions, it is expected that many licensees will require exclusivity which would limit SAI to a single license in a given application area. Therefore, SAI will target multiple application areas to generate revenue. Revenue is generated by: 1) licensing intellectual property to product manufacturers, 2) consulting with licensees on implementation of the technology in target applications, and 3) participating in joint ventures.

MARKETING STRATEGY: To gain exposure and acceptance of SAT, the Company will participate in trade shows, present in scientific and technical meetings and publish application-specific articles. SAI's marketing approach includes the following steps: 1) identify application targets and develop application-specific SAI circuitry, 2) protect the intellectual property, 3) approach manufacturer and demonstrate performance improvement, and, 4) secure licensing/ consulting agreements.

Target application selection is based on: 1) intervention/control impact, 2) signal parameters, 3) market size, 4) major suppliers, 5) competition, and 6) regulations. The approach is to identify applications and protect IP; then consult with market-specific clients to develop SAT for their specific application and demonstrate improved product performance. Later strategy will shift development costs to the client.

RECENT PROGRESS: The Company has developed proprietary Signal Advance techno-logy which operates on broadband analog signals (over a specified frequency range) with minimal signal distortion. Prototype SA circuits have been developed for various application-specific signals and a number of SA circuit designs have been tested using a range of analog test signals. The company is located near the Texas Medical Center in Houston and has broad contacts in a number of its research institutions. SAI has recently established collaborations with research institutions and private companies to pursue development of SAT for 1) engine combustion control to improve fuel economy and reduce emissions, and 2) EEG signal detection to improve neuro-therapeutic applications

Independent validations of Signal Advance technology have been established in the following areas:

Scientific: Prototype circuit design developed for ECG signals was rigorously tested using a range of simulated signals and actual ECG signals from cardiac patients. This development activity and experimentation resulted in completion of a successful doctoral dissertation study at the University of Texas Health Science Center at Houston in the Texas Medical Center;

Technical: A peer-reviewed feature article summarizing the technology, study results, and broad range of potential SAT applications was published in the IEEE Circuits and Systems Magazine in 2011;

Commercial: SAI was awarded first place in the 2011 Goradia Innovation Prize competition. The selection was based on: 1) the commercial potential of the technology, 2) the soundness of the business plan, 3) the potential for job growth within the region, and 4) the likelihood of significant long-term success.

Innovation: The Intellectual Property Section of the Oklahoma Bar Association named Dr. Chris Hymel, the company's president, the 2012 Innovator of the Year for his development work on Signal Advance technology.

BROAD RISKS AFFECTING THE COMPANY: The Company is subject to numerous risks, which are more fully discussed in the section of this prospectus entitled 'Risk Factors'. Some of the more significant risks included the following:

* The Company is undercapitalized and has limited liquidity
* The Company is in the development/early commercialization stage
* The technology is novel and thus requires recognition and acceptance in various markets.
* If the Company does not successfully license its technology, it may never achieve profitability
* As a result of the industry competition, the Company may not gain enough market share to be profitable
* If the Company fails to protect its proprietary technology, its competitive position may be impaired
* There will be a limited trading market for the Company's common stock
* The market price of our common stock my fluctuate significantly and may decline

In addition, we qualify as an "emerging growth company" as defined in Section 2(a)(19) of the Securities Act of 1933 and, as such, are allowed to provide in this prospectus more limited disclosures than an issuer that would not so qualify. Furthermore, for as long as we remain an emerging growth company, we will qualify for certain limited exceptions from investor protection laws such as the Sarbanes Oxley Act of 2002 and the Investor Protection and Securities Reform Act of 2010. Please read "Risk Factors" and 'Emerging Growth Company Status."

CORPORATE INFORMATION: Our principal executive offices are located at 2520 County Road 81, Rosharon, Texas 77583. Our website is www.signaladvance.com. Information contained on our website is not incorporated by reference into, and should not be considered a part of, this prospectus.

EMERGING GROWTH COMPANY STATUS: The Company qualifies as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act, or "JOBS Act." For as long as we are an emerging growth company, unlike other public companies, we will not be required to:

- provide an auditor's attestation report on management's assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

- comply with any new requirements adopted by the Public Company Accounting Oversight Board (PCAOB), requiring mandatory audit firm rotation or a supple-ment to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;
- comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;
- provide certain disclosure regarding executive compensation required of larger public companies; or
- obtain shareholder approval of any golden parachute payments not previously approved.

We will cease to be an "emerging growth company" upon the earliest of:
- when we have $1.0 billion or more in annual revenues;
- when we have at least $700 million in market value of our common units held by non-affiliates;
- when we issue more than $1.0 billion of non-convertible debt over a three-year period; or
- the last day of the fiscal year following the fifth anniversary of our initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are electing to take advantage of the extended transition period, and as a result, we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.


THE OFFERING:             The following is a summary of the shares being offered
                          by the selling shareholders




Common stock offered by
  selling shareholders:   1,648,044 shares

Common stock outstanding
  prior to the Offering:  8,334,159 shares(1)

Use of Proceeds:           We will not receive any proceeds from the sale of the
                          shares of common stock offered by the selling shareholders.

Offering Price:           The selling shareholders may only sell their shares of
                          our common stock pursuant to this prospectus at a fixed price of $2.00 per share until such time as our common stock is quoted on the OTC Bulletin Board or another public trading market for our common stock otherwise develops. At and after such time, the sell-ing shareholders may sell all or a portion of their shares through public or private transactions at pre-vailing market prices or at privately negotiated prices.

Market for our shares     There is not now and never has been any market for our
                          securities and an active market may never develop.

  (1) Based upon the total number of issued and outstanding shares as of August 15, 2012

9
         Risk Factors

Investing in our common stock involves a high degree of risk. In addition to the other information set forth in this prospectus, you should carefully consider the factors discussed below when considering an investment in our common stock. If any of the events contemplated by the following discussion of risks should occur, our business, results of operations and financial condition could suffer significantly. As a result, you could lose some or all of your investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business.

This Offering entails a high degree of risk and entails a possible loss of all of one's investment. The ownership of Shares involves certain risk factors, including lack of liquidity and economic and market risks. Therefore, prospec-tive investors should carefully consider the following:

AN INVESTMENT IN THESE SHARES IS A HIGH-RISK INVESTMENT. THE PURCHASE OF THESE SECURITIES IS SUITABLE ONLY FOR INVESTORS OF SUFFICIENT FINANCIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY TO THE EXTENT OF THEIR INVESTMENT IN THE COMPANY AND WHO ARE ABLE TO SUSTAIN A COMPLETE LOSS OF THEIR INVESTMENT. THE COMPANY HAS LIMITED OPERATING HISTORY AND THERE IS NO ASSURANCE THAT IT CAN MEET ANY OF THE GOALS AND OBJECTIVES OF MANAGEMENT. IN ADDITION TO THE FACTORS SET FORTH ELSEWHERE HEREIN, PROSPECTIVE INVESTORS ARE ADVISED TO CAREFULLY CONSIDER THE FOLLOWING MATTERS AND SHOULD CONSULT THEIR OWN LEGAL, TAX AND FINANCIAL ADVISORS WITH RESPECT THERETO. THE RISK FACTORS SET FORTH HEREIN AND THROUGHOUT THIS MEMORANDUM ARE NOT INTENDED TO BE, AND ARE NOT, AN EXHAUSTIVE LIST OF ALL POSSIBLE GENERAL OR SPECIFIC RISKS.

Risks Related to the Company's Business

The independent auditor has raised doubt about the company's ability to continue as a going concern. The Independent Auditor's Report to the audited financial statements for the period ended December 31, 2011, indicates that there are a number of factors that raise substantial doubt about the Company's ability to continue as a going concern. Such doubts identified in the report include the fact that the Company currently has insufficient sources of revenue and the need to obtain adequate financing. If the Company is unable to continue as a going concern, investors could lose all or a part of their investment.

 The Company is undercapitalized and has limited liquidity.

The Company has financed the majority of its operations from the sale of its equity securities. As of the interim period ending June 30, 2012, the Company did not yet have sufficient working capital to fund operations for the subse-quent six months. As such, the Company will need to raise additional capital to fund its working capital needs. The Company does not currently have any firm commitments from investors or any credit facilities available with financial institutions or any other third parties. Therefore, it is expected that it will need to enter into agreements with investors or engage in best efforts sales of its securities to raise needed working capital. There is no assurance the Company will be successful in any funding effort. Failure to raise sufficient capital may necessitate the curtailment of operations and delay of start of any additional development activities.

 The Company is in the development/early commercialization stage.

The Company is currently in the development/early commercialization stage and is continuing to develop its latest intellectual property and beginning commercial-ization activities. The Company's "proposed" and "intended," business purpose is to collaborate with and market its intellectual property rights to major client companies. As of the date of this prospectus, the Company has obtained an assignment of intellectual property described in a patent application (See "Intellectual Property"). The Company currently lacks sufficient capital to generate revenue or operate the business in a profitable manner. As a develop-ment/early commercialization stage Company, its prospects are subject to all of the risks, expenses, and uncertainties frequently encountered by companies in the technology development business and will likely encounter all of the same risks, uncertainties, expenses, delays, problems, and difficulties typically encountered in the establishment of a new business. Unanticipated expenses, problems, and technical difficulties may result in material delays in the development of its technology and products and, thus, may not obtain sufficient capital or achieve a significant level of operations. Even with sufficient capital, the Company may not be able to conduct such operations on a profitable basis.

 A significant portion of our total assets are comprised of intangible assets subject to periodic review to determine whether impairment of these assets is required.

The Company is required under generally accepted accounting principles to review its intangible assets for impairment whenever events or changes in circumstances indicate that the carrying values may not be recoverable. If management deter-mines that impairment exists, the Company will be forced to record a significant charge to expense in its financial statements for the period in which any impairment of its intangible assets is determined.

 If the Company does not successfully license its technology, it may never achieve profitability.

The Company's research and development programs are at an intermediate stage. If the Company is unable to develop its intellectual property into a commercially viable product, it may never achieve profitability, and can make no assurance as to future profitability.

 Due to the competitive nature of the industry, the Company may not gain enough market share to be profitable.

The technology development industry is intensely competitive. There may be numerous competitors in the United States and elsewhere capable of similar technology development. Because the Company is pursuing potentially large markets, its competitors include major, multi-national companies, specialized technology firms, universities and other research institutions. These competi-tors may successfully develop market and commercialize competitive products. Most of the competitors have greater financial resources, larger research and development staffs and more effective marketing and manufacturing organizations. In addition, academic and government institutions have become increasingly aware of the commercial value of their research findings. These institutions are now more likely to enter into exclusive licensing agreements with commercial enter-prises, including competitors, to develop and market commercial products. Competitors may succeed in developing or licensing technologies that are more effective or less costly. If successful, these companies may compete success-fully with the Company's planned products. If the Company is unable to compete successfully, it will not be able to sell enough products at a price sufficient to generate profits.

 The Company's ability to achieve any significant revenue will depend on its ability to establish effective sales and marketing capabilities.

The efforts of the Company, to date, have focused on the development and evalua-tion of its intellectual property. As the Company continues to development its technology, and prepares for commercialization, it may need to build a sales and marketing infrastructure; an area in which the Company has limited experience. Failure to establish a sufficient marketing and sales force or to make alterna-tive arrangements to have its products marketed and sold by others on attractive terms, will impair the Company's ability to commercialize its technology and to enter new or existing markets. The inability to effectively enter these markets would materially and adversely affect the Company's ability to generate significant revenues.

 We depend on market acceptance to license our technology and a lack of acceptance would depress our sales.

SAT can reduce response time and potentially improve performance in a broad range of applications. However, the technology is novel and not well understood. Deployment in a wide variety of technical environments will require significant training and, if our products are not used correctly or as intended, performance gains may not be realized. Incorrect or improper use of our technology or failure to properly provide training, consulting, and implementation assistance could result in losses suffered by our clients, which could result in negative publicity, product liability or other legal claims against us. We depend on our reputation for quality products and services and injurious negative publicity could have a negative impact on our Company.

 The Company is heavily dependent on the management team and its consultants.

The Company's business strategy and success is dependent on the skills and knowledge of its management team. Operations will also be dependent on the efforts, ability and experience of key members of the prospective management staff and, to a lesser degree, on a small number of advisors and consultants. Therefore, the Company has little backup capability for their activities. The loss of services of one or more members of the management team or, to a lesser extent, the loss of one or more of the advisors, could significantly weaken management expertise and the Company's ability to efficiently run its business. The Company does not currently maintain key man life insurance policies on any of its officers, although it intends to obtain such insurance policies in the future.

 The Company may face product liability claims related to the use or misuse of its products, which may results in significant losses.

If the Company is able to commercialize its products, it will also be subject to the risk of losses in the future due to product liability claims in the event that the use or misuse of its commercial products results in injury or death. The Company will seek to mitigate this potential liability by implementing indemnification means in the licenses it executes. The Company currently does not maintain liability insurance. In the event the Company chooses to purchase liability insurance, it cannot predict the magnitude or the number of claims that could be brought against the Company in the future. Accordingly, it is difficult to know what coverage limits would be adequate. In addition, such insurance may be expensive, difficult to obtain and may not be available in the future on acceptable terms or at all. Any claims against the Company, regardless of their merit, could substantially increase costs and cause the Company to incur significant losses.

 The marketability and profitability of the Company's technology is subject to unknown economic conditions.

The marketability and profitability of the Company's technology may be adversely affected by local, regional, national and international economic conditions beyond its control. Favorable changes may not necessarily enhance the market-ability or profitability. Even under the most favorable market conditions, there is no guarantee that the Company's technology will be licensed or, if licensed, that such licensure will be made with favorable fees and terms.

Risks Related to Intellectual Property

 If the Company fails to protect its proprietary technology, then its competitive position may be impaired.

The Company has filed and is in the process of completing additional United States and foreign patent applications for its products. The Company has been granted a patent in the Peoples' Republic of China. Success will depend in part on the Company's ability to obtain additional United States and foreign patent protection for its technology and processes, preserve its trade secrets and operate without infringing the proprietary rights of others. The Company places considerable importance on obtaining patent protection for significant new technologies, products and processes. Legal standards relating to the validity of patents covering these inventions and the scope of claims made under such patents are still developing. In some of the countries in which the Company intends to market its products, obtaining intellectual property protection may be difficult or impossible. Past enforcement of intellectual property rights in many of these countries has been limited or non-existent. Future enforcement of patents and proprietary rights in many other countries may be problematic or unpredictable. Moreover, the issuance of a patent in one country does not assure the issuance of a similar patent in another country. Claim interpretation and infringement laws vary by nation, so the extent of any patent protection is uncertain and may vary in different jurisdictions.

The Company's patent position (one issued and other patents pending) involves complex legal and factual questions. Inventors of subject matter covered by patent applications or patents owned or licensed by the Company may not have been the first to invent or the first to file patent applications for such inventions. Due to uncertainties regarding patent law and the circumstances surrounding the Company's patent applications, the pending or future patent applications owned by the Company, may not result in the issuance of any patents. Existing or future patents owned by the Company may be challenged, infringed upon, invalidated, found to be unenforceable or circumvented by others. Further, any rights the Company may have under any issued patents may not provide sufficient protection against competitive products or otherwise cover commercially valuable products or processes.

 Litigation or other disputes regarding patents and other proprietary rights may be expensive, cause delays in bringing products to market and harm the Company's ability to operate.

There is always a risk that the manufacture, use, marketing or sale of the Company's products could infringe on the patent rights of others. If the Company is unable to avoid infringement of the patent rights of others, it may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. The Company may not have sufficient resources to resolve such matters as patent litigation can be costly and time consuming. In addition, if the Company does not obtain a license, develop or obtain non-infringing technology, or fail to successfully defend an infringement action or have the patents that the Company is alleged to infringe declared invalid, the Company may:
* incur substantial money damages;
* encounter significant delays in bringing its products to market;
* be precluded from the use or licensing of SA technology without first obtaining licenses to do so; and/or

* be unable to obtain any required license on favorable terms, if at all.

In addition, if another party claims the same subject matter or subject matter overlapping with the subject matter that the Company has claimed in a United States patent application or patent, it may decide or be required to participate in interference proceedings in the United States Patent and Trademark Office in order to determine the priority of invention. Loss of such an interference proceeding would deprive the Company of patent protection sought or previously obtained and could prevent the Company from commercializing its products. Participation in such proceedings could result in substantial costs, whether or not the eventual outcome is favorable. These additional costs could adversely affect the Company's financial results.

 Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect its proprietary technology and processes, the Company must also rely in part on confidentiality agreements with its employees, consultants, outside scientific collaborators, sponsored researchers, other advisors and other companies negotiating or licenses. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary infor-mation. Costly and time-consuming litigation could be necessary to enforce and determine the scope of the Company's proprietary rights and failure to obtain or maintain trade secret protection could adversely affect the Company's competitive business position.

Risks related to the Company's financial reporting and auditing

 As long as the Company qualifies as an emerging growth company, it is not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensa-tion, that apply to other public companies.

In April 2012, President Obama signed into law the Jumpstart Our Business Start-ups Act, or the JOBS Act. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for "emerging growth companies," including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things,
(1)provide an auditor's attestation report on management's assessment of the effectiveness of our system of internal control over financial reporting pur-suant to Section 404(b) of the Sarbanes Oxley Act of 2002, (2)comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (4)provide certain disclosure regarding executive compensation required of larger public companies or (5) hold shareholder advisory votes on executive compensation.

 The Company has provided less than three years of audited financial reports

This prospectus includes audited financial statements only as of and for the period ended December 31, 2011 and 2010 and unaudited financial information as of and for the six-month periods ended June 30, 2012 and 2011. Only two years of audited financial statements are required to be included in a prospectus forming part of an SEC registration statement filed by an emerging growth company.

 The Company does not currently have an independent audit or compensation committee

The audit and compensation committees of the Company currently include members of the board of directors that are not considered independent. The absence of completely independent audit and compensation committee could lead to conflicts of interest between committee members and the officers and directors, which could work to the detriment to the Company's shareholders.

With respect to the audit committee, to be deemed "independent" under the audit committee rules, an audit committee member must not: 1) accept any consulting, advisory or compensatory fee from the issuer or any subsidiary, other than in the member's capacity as a member of the board or any board committee; and 2) be an affiliated person of the issuer or any subsidiary apart from serving as a member of the board or any board committee. An exception provided for a new is-suer that is a smaller reporting company requires at least one fully independent member at the time of an issuer's initial listing, a majority of independent members within 90 days, and a fully independent committee within one year. Currently, one of the three members of the audit committee meets the criteria to be deemed "independent".

 The Company will extend the period for adopting new and revised accounting standards

The Company qualifies as an "emerging growth company" pursuant to the provisions of the JOBS Act, enacted on April 5, 2012. Section 102 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

 The Company is not required to make a formal assessment of the effectiveness of our internal control over financial reporting

The Company is not currently required to comply with the SEC rules implementing
Section 404 of the Sarbanes Oxley Act of 2002, and is therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a publicly traded partner-ship, we will be required to comply with the SEC rules implementing Sections
302 and 404 of the Sarbanes Oxley Act of 2002, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose mater-ial changes made to our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. To comply with the requirements of being a publicly traded partnership, we will need to implement additional internal controls, reporting systems and procedures and hire additional accounting, finance and legal staff. Furthermore, while we generally must comply with Section 404 of the Sarbanes Oxley Act of 2002 for our fiscal year, ending December 31, 2012, we are not required to have our independent registered public accounting firm attest to the effectiveness of our internal controls until our first annual report subsequent to our ceasing to be an "emerging growth company" within the meaning of Section 2(a)(19) of the Securities Act. Accordingly, we may not be required to have our independent registered public accounting firm attest to the effectiveness of our internal controls until our annual report for the fiscal year ending December 31, 2017. Once it is required to do so, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed, operated or reviewed.

Risks Related to an Investment in the Company's Securities

 The market price of our common stock may fluctuate significantly and may decline.

The market price and liquidity of the market for shares of our common stock may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors, may adversely affect our ability to raise capital through future equity financings. These factors include:

* significant volatility in the market price and trading volume of securities of companies in our industry, which are not necessarily related to the operating performance of these companies;
* changes in regulatory policies, particularly with respect to industry targets for our products and services included in our business model;
* our common stock is unlikely to be followed by any market analysts in the immediate future, and there may be few institutions acting as market makers for the common stock which can adversely affect its price (and the lack of additional information and opinions coming from institutions and analysts may act to discourage investors from investing in our stock);
* changes in earnings or variations in operating results and information about earnings or operating performance released by us or companies comparable to us;
* changes in the value of assets held by us or changes in perceptions of such values;
* any shortfall in revenue or net income or any increase in losses from levels expected or predicted by investors;
* departure of one or more of the Company's key personnel;

* announcements or other information regarding of technological innovations or new products by us or our competitors;
* potential legal and regulatory matters (including development of or disputes concerning our intellectual property rights);
* changes in prevailing interest rates;
* announcements or other information regarding customer orders or, currency exchange rate fluctuations;
* market conditions in the industry and the general state of the securities markets, with particular emphasis on the technology sectors of the securities markets and other general economic trends and other external factors; and
* the loss of a major funding source.

 There will be a limited trading market for the Company's common stock

The Company's common stock is not currently traded on any securities exchange. The Company will be seeking clearance to have shares of common stock quoted and traded on the OTC Bulletin Board, however, there can be no assurance that its shares of common stock will be quoted for trading on the OTC Bulletin Board or, if quoted, that there will be sufficient liquidity in the shares. If no market develops for its shares of common stock or there is insufficient liquidity in the shares, it will be difficult for shareholders to sell their stock, if at all.

 There are risks associated with the volatility of stock pricing associated with newer, smaller companies and limited markets

We are a relatively new Company entering a highly competitive marketplace. Con sequently, this investment may be marketable only to a limited segment of the investing public. The Company believes those similar small companies which are newer and have a small capitalization offer significant potential for growth, although such companies generally have more limited product lines, markets, market share and financial resources than larger or more established companies. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established or larger companies due to lack of acceptance by many of the investing public. Addition-ally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of newer companies with small capital-ization. In particular, newer companies with small capitalization, that trade in the over-the-counter markets, have experienced wide price fluctuations not necessarily related to the operating performance of such companies. As we are such a Company, our Common Stock may experience the volatility associated with newer, smaller companies.

 The Company's common stock may be considered a "penny stock" and, as such, the market for the common stock may be further limited by certain sec rules applicable to penny stocks.

As long as the price of the Company's common stock remains below $5.00 per share or the Company has net tangible assets of $2,000,000 or less, its shares of common stock are likely to be subject to certain "penny stock" rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally, an institution with assets in excess of $5,000,000 or an individual with a net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determina-tion for the purchaser and receive the purchaser's written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the brokerage firm and disclosure of the sales person(s) working for the brokerage firm. These rules and regulations make it more difficult for brokers to sell shares of the Company's common stock and limit the liquidity of its shares. See "Plan of Distribution" for a more detail-ed discussion of the penny stock rules and related broker-dealer restrictions.

 Trading in the Company's securities could be subject to extreme price fluctua-tions that could adversely affect your investment

The market prices for securities of technology companies, particularly those that are not profitable, have been highly volatile, especially recently. Publicized events and announcements may have a significant impact on the market price of the Company's common stock. Any of the following could have the effect of temporarily or permanently driving down the price of the Company's common stock:

* Technological discoveries by competitors;
* Unfavorable results from on-going research and development;
* Unfavorable developments concerning patents or other proprietary rights; or
* Unfavorable economic market developments;

In addition, the stock market from time to time experiences extreme price and volume fluctuations which particularly affect the market prices for emerging technology companies, such as this Company, and which are often unrelated to the operating performance of the affected companies.

 Substantial sales of the Company's stock may impact the market price of its common stock

Future sales of substantial amounts of the Company's common stock, including shares that the Company may issue upon exercise of options and warrants, could adversely affect the market price of our common stock. Further, if the Company raises additional funds through the issuance of common stock or securities convertible into, or exercisable for, common stock, the percentage ownership of the Company's shareholders will be diluted and the price of the common stock may fall.

 The Company does not expect to pay dividends for the foreseeable future

The Company plans to use any earnings generated from its operations to finance its business and will likely pay any cash dividends to its shareholders in the foreseeable future.

 With the filing of this registration statement, the Company is undertaking to commence filing periodic reports and other reports with the SEC.

We will incur additional expenses as a result of being a reporting public company, which may further strain our limited resources. If we cease filing periodic reports with the SEC, the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market would be negatively impacted.

There are significant costs associated with operating as a public Company which will be borne by the Company but will not likely be recouped from additional sales. Our status as a reporting Company is not expected to impact the decision of potential licensees to license our technology. The Company will be obligated to meet certain disclosure requirements such as presenting audited financial statements and preparing periodic reports, cost of which will be significant. There are significant costs associated with compliance and reporting in order to be a reporting public Company. These costs depend on a number of factors such as complexity of accounting and corporate organization. As the Company grows, these costs will likely grow and the Company will be required to pay costs and professional fees associated with reporting. There can be no assurance that the Company will have sufficient resources to be able to continue to pay all of the costs and professional fees associated with being a reporting Company as well as the costs associated with executing on its business model. If we do not incur these costs, we would be in violation of our obligations as a reporting Company and the ability of shareholders to sell or resell our securities would be affected. If we cease filing periodic reports with the SEC, it could result in certain listing services refusing to publish information about our Company or prices for our Common Stock, This will, in turn, affect the ability of our shareholders to access trading information about our Common Stock, which could negatively impact our stock price and the liquidity of our Common Stock.

Risks Associated with Forward-Looking Statements

This document contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to its planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this document include or relate to, among other things, (a) projected sales and profitability,
(b) growth strategies, (c) anticipated trends in the industry, (d) ability to obtain and retain sufficient capital for future operations, and (e) anticipated needs for working capital. These statements may be found under "Management's Plan of Operations" and "Business," as well as elsewhere in the document, generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus, generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this document will, in fact, occur.

USE OF PROCEEDS (Item 4)
The Company will not receive any proceeds from the resale of any of the shares offered by this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE (Item 5)
The selling shareholders may only sell their shares of our common stock pursuant to this prospectus at a fixed price of $2.00 per share until such time as our common stock is quoted on the OTC Bulletin Board or another public trading market for our common stock otherwise develops. At and after such time, the selling shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. The fixed price of $2.00 at which the selling shareholders may sell their shares pursuant to this prospectus was determined arbitrarily. All shares being offered pursuant to this prospectus will be sold by existing shareholders without the Issuer's involvement. There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

DILUTION (Item 6)
The Common Stock to be sold by the selling shareholders is Common Stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS (Item 7)
This prospectus covers the resale by the selling shareholders identified below of 1,648,044 shares of the Company's Common Stock. The following table sets forth the number of shares of Common Stock beneficially owned by the selling shareholders as of August 15, 2012, and, after giving effect to this offering. None of the selling shareholders received any of our securities as compensation for underwriting services. At the time of each purchase of the shares offered hereby, each selling shareholder represented that the selling shareholder's shares were purchased for the selling shareholder's own account, for investment and not with a view to the distribution of those shares.

--------------------------------------------------------------------------------
                                 Number     Percentage  Number of    Percentage
                                 of Shares  Ownership   Outstanding  Ownership
                                 Owned      before      Shares       after
                                 Before     Offering    Offered by   Offering
                                 Offering      (1)      Selling         (1)
BENEFICIAL OWNER                                        Stockholder
-----------------------------    ---------  ----------  -----------  ----------
ADAIR, BRYCE DAVID                    250       <1%            250        0
ADAIR, CHARLES W &                107,500     1.29%         10,000     1.17%
   DIANNA S, JTWROS
ADAIR, FARRAH LEIGH                   250       <1%            250        0
ADAIR, MARJORIE                     2,500       <1%          2,500        0
ADAIR, PAIGE ASHLEY                   250       <1%            250        0
ADAIR, ZACHERY CLINTON                250       <1%            250        0
ADAMS, RYAN                         2,313       <1%          2,313        0
ALIU, CHERIE                        1,250       <1%          1,250        0
ARGENTON, ANNA L                      375       <1%            375        0
ARRINGTON, EUGENIA                    375       <1%            375        0
ASHER, DAVID W &                    9,375       <1%          9,375        0
   JILL M, JTWROS
BATCHLOR, JUDITH A                    375       <1%            375        0
BLACKER, H M & JEANNE F,          223,750     2.68%         75,000     1.78%
   TTEES, HM & JF BLACKER TR(2)

BLYTHE, ADAM & LORI, JTWROS         7,000       <1%          7,000        0
BOHI, DAN                          38,000       <1%         38,000        0
BOHNISCH, MONI C/F
  LAUREN M GIBBONS, UGMA/TX        31,250       <1%         31,250        0
BOHNISCH, MONI C/F
  IAN S GIBBONS, UGMA/TX           31,250       <1%         31,250        0
BOURNE, TOM                        50,000       <1%         10,000       <1%
BOYD, STEVE                        12,500       <1%         12,500        0
BRADSHAW, RICK & DIANNA, COM PROP  10,000       <1%         10,000        0
BRANDT, MICHAEL E                  45,000       <1%          3,000       <1%
BURKHART, ROBERT LEWIS &           37,500       <1%         37,500        0
   MELANIE, JTWROS
CHACKO, AJI & SONIA, JTWROS         5,000       <1%          5,000        0
CORDELL, KYLE THOMAS                1,500       <1%          1,500        0
CURTISS, JR JOHN & SHARON, JTWROS  25,000       <1%         25,000        0
DEWOLF, DEBORAH                       500       <1%            500        0
DICKSON, ROBERT M &                 2,500       <1%          2,500        0
   AMMALINE, JTWROS
DULA, KIM                           1,225       <1%          1,225        0
DULA, KIM & ALEX, JTWROS          135,488     1.63%         50,000     1.03%
DULA, KIM CUSTODIAN FOR            13,188       <1%          5,000       <1%
   TESS DULA, UGMA/TX
EDUCATIONAL ENRICHMENT            280,174     3.36%        280,174        0
   CENTER, INC.
EQUITY TRUST COMPANY FBO           10,767        <1%        10,767        0
   CLIFFORD M HAYES IRA
EQUITY TRUST COMPANY FBO           28,032        <1%        28,032        0
   KIM GIBSON DULA IRA
EQUITY TRUST COMPANY FBO            2,428        <1%         2,428        0
   DEBORAH STINNETT IRA
EQUITY TRUST COMPANY FBO            2,428        <1%         2,428        0
   ROY E STINNETT IRA
EQUITY TRUST COMPANY FBO           17,398        <1%        17,398        0
   JOHN G HOWELL III IRA
EVANS, ALICIA                       2,500        <1%         2,500        0
FAUX, MICHELL E                       625        <1%           625        0
FAZEKAS, LISA K & ALLEN R, JTTEN    5,000        <1%         5,000        0
FULBRIGHT, JOHN & KAREN, JTWROS    14,375        <1%        14,375        0
FURR, CRAIG A & LISA S, JTWROS      5,500        <1%         5,500        0
GASAWAY, LORI                       2,500        <1%         2,500        0
GIBSON,ELLIS                       25,000        <1%        25,000        0
GONZALES, AMANDA KAY                  250        <1%           250        0
GONZALEZ, ANDREA V &                  500        <1%           500        0
   GREGORIO, JTWROS
GRANT, GEORJEAN                    13,000        <1%        13,000        0
GUEL, ISRAEL                        6,250        <1%         6,250        0
GUEL, ISRAEL JR                     2,500        <1%         2,500        0
GUEL, JAIME                         2,500        <1%         2,500        0
GUEL, MARIO                         2,500        <1%         2,500        0
GUEL, VIRGIL                        2,500        <1%         2,500        0
HAILEY, RENEE G & DAVID H, JTWROS   3,200        <1%         3,200        0
HAYES, CLIFFORD M                   7,178        <1%         7,178        0
HAYES, CLIFFORD M & BRENDA,         1,000        <1%         1,000        0
   COM PROP
HENRY, DAVID G                      6,250        <1%         6,250        0
HILL, PATRICK                       6,250        <1%         6,250        0

HOWELL, III JOHN G &               11,599        <1%        11,599        0
   NANCY, JTWROS
HUCK, GERRI                         2,000        <1%         2,000        0
HUNTER, SCOTT                       6,250        <1%         6,250        0
HYMEL, ASHLEY                      66,250        <1%        25,000       <1%
HYMEL, KATHRYN                      2,500        <1%         2,500        0
HYMEL, KENT                         2,500        <1%         2,500        0
HYMEL, KENT P &                     8,000        <1%         8,000        0
   JANET M KINAMORE, JTWROS
HYMEL, M DOUGLAS                    2,500        <1%         2,500        0
HYMEL, MARC A                     118,750      1.42%        25,000     1.12%
HYMEL, MARC A & JANET G, JTTEN      6,250        <1%         6,250        0
HYMEL, RACHEL                       2,500        <1%         2,500        0
HYMEL, SHELLEY                     27,500        <1%        27,500        0
HYMEL, TERRI                       10,000        <1%        10,000        0
HYMEL, TERRI C/F                   66,250        <1%        25,000       <1%
   EMMA G HYMEL UGMA/TX
HYMEL, TERRI C/F                   66,250        <1%        25,000       <1%
   EVAN N HYMEL UGMA/TX
IVY, DENISE M THERIOT &             7,938        <1%         7,938        0
   MACKLYN C JR, JTWROS
JACKSON, EDWIN L                      375        <1%           375        0
JACKSON, ROBERT P                 225,000      2.70%        80,000     1.74%
JACKSON, SHARON G                     375        <1%           375        0
JOE, HERBERT                       90,000      1.08%        90,000        0
JOE, HERBERT C/F                      500        <1%           500        0
   CHRISTOPHER JOE, UGMA/TX
JOE, MCKINLEY C/F                  50,000        <1%        50,000        0
   CHRISTOPHER JOE, UGMA/TX
KENNEY, TERESA LYNN                 1,250        <1%         1,250        0
KESSEL, JOHN A &                   50,000        <1%        50,000        0
   ANDREA M, TENCOM
LEE, MARVIN D & TAMARA D, JTWROS   38,750        <1%        10,000       <1%
LEE, RICHARD SCOTT &               35,000        <1%        10,000       <1%
   PATRICIA H, JTWROS
LONG, RYAN & CARMEN, JTWROS         3,000        <1%         3,000        0
LOPEZ, ARMANDO JR &                   250        <1%           250        0
   SHANNA M,JTWROS
LUETKEMEYER, CHRISTIAN             40,000        <1%        10,000       <1%
LUMB, LAURA                         2,500        <1%         2,500        0
MARTIN, ROXIE J                       375        <1%           375        0
MCCAIN, PETER                      25,000        <1%        25,000        0
MCGEE, ROY LEE &                    3,250        <1%         3,250        0
   KIA BETH ELDRID, JTWROS
MCKENNA, ANDREA                    44,667        <1%        12,500       <1%
MCKENNA, JOHN                      12,500        <1%        12,500        0
MELINDER, ROBERT                    6,250        <1%         6,250        0
MESSARRA, ANDREW &                  1,250        <1%         1,250        0
   CHRISTINA,JTWROS
MONTGOMERY, JAMES & CHERI, JTWROS   3,000        <1%         3,000        0
MOORE, LORI                         2,500        <1%         2,500        0
NGUYEN, LANH XUAN                     625        <1%           625        0
NILSSON, THOMAS                       500        <1%           500        0
POOLE, DOINE H & GUADALUPE, JTWROS  7,500        <1%         7,500        0
POOLE, PEGGY                        3,750        <1%         3,750        0

QUANTUM BIT INDUCTION              21,250        <1%        12,000       <1%
   TECHNOLOGY, INC.(3)
RAFFERTY, JOHN C                    1,250        <1%         1,250        0
REEDER, MARSHAL BRIAN &             9,250        <1%         9,250        0
   HEATHER W, JTWROS
REEDER, PETER LINN &                1,750        <1%         1,750        0
   JUDITH C, JTWROS
RUSSELL, BRENDA J                     375        <1%           375        0
RUSSELL, HAROLD L                   2,500        <1%         2,500        0
SCHLICHTING, DANIEL &
  J SCHLICHTING, JTWROS            16,250        <1%        16,250        0
SCHLICHTING, J, CUST,
  w SCHLICHTING, UGMA/TX            2,750        <1%         2,750        0
SCHLICHTING, J, CUST,
  J SCHLICHTING, UGMA/TX            2,750        <1%         2,750        0
SCHLICHTING, J, CUST,
  E SCHLICHTING, UGMA/TX            2,750        <1%         2,750        0
SCHNEIDER, MICHAEL                    250        <1%           250        0
SKIDMORE, ERIC &                    1,500        <1%         1,500        0
   DEBORAH SKIDMORE, JTWROS
SKILLERN, MIKE                      3,282        <1%         3,282        0
SKOLNICK, DAVID                     6,250        <1%         6,250        0
SKOLNICK, JONATHAN                  6,250        <1%         6,250        0
SKOLNICK, MICHAEL                   6,250        <1%         6,250        0
SKOLNICK, SARA                      6,250        <1%         6,250        0
SMART, HERBERT E &                  2,000        <1%         2,000        0
   MARTHA M, COM PROP
SMITH, DAVID A & SHIRLE M, JTWROS  10,000        <1%        10,000        0
SORIANO, CARLOS & LOUISE, JTWROS   11,875        <1%        11,875        0
STINNETT, DEBORAH                   1,619        <1%         1,619        0
STINNETT, ROY E                     3,619        <1%         3,619        0
STOCKIE, TONI                       2,500        <1%         2,500        0
STOVALL, STEPHEN                    1,000        <1%         1,000        0
STUART, CLAUDEAN A                    500        <1%           500        0
TATE, MADISON A                       375        <1%           375        0
TATE, MELODY H                        375        <1%           375        0
TATE, RUSS                            375        <1%           375        0
TIGTIG, DOUGLAS                     1,250        <1%         1,250        0
TOTSKY, KIM E                      93,750      1.12%        93,750        0
VILLAREAL, JOSEPH A                   625        <1%           625        0
VILLAREAL, LAUREN O                   625        <1%           625        0
WALLACE, CHERYL RENEE                 375        <1%           375        0
WALLACE, LAMOINE & CAROL, JTWROS   17,500        <1%        17,500        0
WEISS, PHILLIP A &                 10,000        <1%        10,000        0
   SANDRA L, JTWROS
ZERCOE, PHYLLIS                     4,344        <1%         4,344        0
ZERCOE, SHEILA A                    1,250        <1%         1,250        0
ZERCOE, WALTER D                    1,250        <1%         1,250        0

                                2,557,637                1,648,044

 (1) Assumes the sale of all shares offered.
 (2) The trustees of H.M. Martin, M.D. and Jeanne Foltz Blacker Revocable Living Trust are H. Martin Blacker, M.D. and Jeanne Foltz Blacker
 (3) The president of Quantumbit, Inc. is Mike Skillern

PLAN OF DISTRIBUTION (Item 8)
The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling shareholders may only sell their shares of our common stock pursuant to this prospectus at a fixed price of $2.00 per share until such time as our common stock is quoted on the OTC Bulletin Board or an-other public trading market for our common stock otherwise develops. At and after such time, these dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:
 * ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
 * block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
 * purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
 * an exchange distribution in accordance with the rules of the applicable exchange;
 * privately negotiated transactions;
 * short sales;
 * through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
 * broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
 * a combination of any such methods of sale; and
 * any other method permitted pursuant to applicable law.


The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circum-stances, in which case the transferees, pledgees or other successors in interest will be the selling bene-ficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the sell-ing shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more deriva-tive securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less dis-counts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. The Company will not receive any of the proceeds from this offering.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or under-writer, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or li-censed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Company will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in tran-sactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

The Company expects to keep the registration statement of which this prospectus constitutes a part effective until the earlier of the second anniversary of the date the registration statement is declared effective by the SEC and such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or Rule 144 of the Securities Act.

DESCRIPTION OF SECURITIES TO BE REGISTERED (Item 9)

  Common Stock           Stock Symbol: SIGL           CUSIP Number: 82662L 20 9

The Company has 8,334,159 shares of its common stock issued and outstanding as of August 15, 2012. The Company is authorized to issue up to 100,000,000 shares of common stock, with no par value. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submit-ted to a vote of shareholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any of our assets legally available. Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to shareholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each. Holders of common stock generally have no preemptive, subscription, redemption or conversion rights.

This stock may be considered a penny stock. As such, Penny Stocks must, brokers must, among other things, provide customers with a risk disclosure statement, setting forth certain specified information prior to a purchase transaction;
 * Disclose to the customer inside bid quotation and outside offer quotation for this Penny Stock, or, in a principal transaction, the broker-dealer's offer price for the Penny Stock;
 * Disclose the aggregate amount of any compensation the broker-dealer receives in the transaction;
 * Disclose the aggregate amount of the cash compensation that any associated person of the broker-dealer, who is a natural person, will receive in connection with the transaction;
 * Deliver to the customer after the transaction certain information concerning determination of the price and market trading activity of the Penny Stock. Non-stock exchange and non-NASDAQ stocks would not be covered by the definition of Penny Stock for:
     (i) issuers who have $2,000,000 tangible assets ($5,000,000 if the issuer has not been in continuous operation for 3 years);
    (ii) transactions in which the customer is an institutional accredited investor; and
   (iii) transactions that are not recommended by the broker-dealer.

 Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides informa-tion about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation informa-tion, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock, not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

 Preferred Stock

The Company has not authorized any preferred stock and has no plans to do so in the foreseeable future.

 Warrants/Options

The Company has never issued any warrants or options for its common stock

 Certain Anti-Takeover Provisions

Shareholders' rights and related matters are governed by the Texas Business Corporation Act, General Corporation Law, our articles of incorporation and our bylaws. Certain provisions of the Texas Business Corporation Act may discourage or have the effect of delaying or deferring potential changes in our control. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for shareholders to participate in a tender or exchange offer for common stock and in so doing may diminish the market value of the common stock.

The existence of authorized but unissued shares of our common stock may enable the Company's Board of Directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely affect the market price of its common stock. If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal is not in the best interests of the Company, such shares could be issued by the Board of Directors without shareholder approval in one or more private placements or other transactions that might prevent, render more difficult or make more costly, the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent shareholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

 Dividends

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its busi-ness operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

 Trading of Securities in Secondary Market

There is currently no trading of the securities in any market.

 Registered Offering

The Company has no specific plans to conduct a registered offering of its securities other than for its "Selling Shareholders" at this time.

 Transfer Agent

       Nevada Agency and Transfer Company (NATCO)
       50 West Liberty St., Suite 880,
       Reno, Nevada 89501
       (775) 323 0626

 Debt Securities

None

 Other Securities To Be Registered

 None


INTERESTS OF NAMED EXPERTS AND COUNSEL (Item 10)

The following individuals have rendered opinions that are referenced in this registration statement and own shares of the common stock of the Company. While none of the stock issuances were made on a contingent basis, in the interest of full disclosure, the following information is provided.

Richard C. Seltzer, attorney-at-law, provided a legal opinion regarding the validity of common stock owned by Selling Shareholders listed in this regis-tration statement. Mr. Seltzer serves as a member of the Company's Board of Directors and, as of the date of this registration statement, owns less than 1% of the Company's total issued and outstanding common stock (See Item 11m - Security Ownership of Certain Beneficial Owners).

David G. Henry, a registered patent attorney, provided his opinion regarding the intellectual property of the Company. As of the date of this registration statement, Mr. Henry owns less than 0.1% of the Company's total issued and outstanding common stock.

Harold L. Russell, Ph.D., provided an opinion regarding the proprietary techno-logy of the Company. As of the date of this registration statement, Dr. Russell owns less than 0.03% of the Company's total issued and outstanding common stock.

INFORMATION WITH RESPECT TO REGISTRANT (Item 11)

Description of Business (Item 11a)

The Company

Signal Advance, Inc. was initially incorporated in Texas in June, 1992 as Biodyne, Inc., an engineering product and procedure development and consulting firm focused on the implementation of emerging technologies for biomedical applications. The Company has significant experience in computer technology, distributed information systems, and data acquisition and analysis systems, as well as and medical-legal and other litigation support. The Company developed and produced over sixty (60) computer-generated animation/graphics projects over the next several years - most of which were used in support of litigation and medical risk management. In addition, the firm provided technical consulting for a number of medical and legal professionals and institutions in and around the Texas Medical Center in Houston.

The Company experienced steady growth through the subsequent 8 years. In 2000, the Company focused on the development and application of emerging technologies in biomedical applications. This "refocus" of the Company's mission was largely determined by the president's doctoral studies in the biomedical field which suggested a number of development and commercialization opportunities in bio-medical instrumentation and technology. These projects effectively exploited and focus the Company's unique combination of computer, engineering, and biomedical experience and development capabilities.

In 2005, the Company changed its name to Biodyne Development Company, Inc to more accurately reflect its mission and current activities. The Company continued to provide engineering and consulting services, primarily in the Houston area. "In-house" research and development efforts focused on proprietary intellectual property referred to as Signal Advance technology (SAT). In 2007, the Company applied for patent protection for SA technology, changed its name to Signal Advance, Inc. (SAI) and continues to develop and refine SAT to expand the range of potential markets while targeting specific applications for which SAI is now pursuing commercialization.

The Technology

 Overview
Sensors are used to detect various physical or physiological properties (e.g. pressure, temperature, speed, heart rate) and convert these properties into analog electrical signals. Typically, these signals are then digitized and processed to generate an output which can be used for monitoring, intervention, process control or similar functions. SAT acts to temporally advance the detection of these analog electrical signals thereby offsetting or even eliminating circuit transmission and/or processing delays in responsive (control /interventional) type systems. This technology can potentially improve the performance of a wide range of devices that process analog signals in areas such as interventional medical devices, industrial process control, alarm/detection systems, vehicular and flight control, and military targeting and weaponry.
One of the most promising application areas (of which there are many) is that of medical intervention devices in which a small increase in signal detection time (on the order of fractions of a second) could have a major impact on the efficacy of the device.

 Problem, Solution, and Value
In state-of-the-art interventional medical or industrial devices, time delays due to signal detection, processing and generating a response reduce the likelihood of successful intervention. This applies, for instance, to contain-ing or limiting a life-threatening patho-physiological event such as cardiac ventricular fibrillation or an epileptic seizure. The earlier the intervention is initiated, the greater the chance for successful remediation.

Currently, hybrid predictive feedback and feed-forward control systems are used to improve control response performance. Approaches to improving systems that rely on increasingly faster electronics can reduce, but never completely elimi-nate, these delays, nor provide a net temporal advance. SAT achieves the latter by exploiting "negative group delay", a somewhat counterintuitive, yet empiri-cally verified, wave propagation phenomenon in physics. The "negative delay" (temporal advance) of the analog signals achieved with SAT was demonstrated in peer reviewed and published university study with bioelectric signals. The technology has the potential to markedly improve system performance. Further-more, SAT may yield entirely new control or interventional approaches.

SAI's initial R&D focus is the application of SAT to the detection of bioelec-tric signals (e.g. the ECG or EEG) for potential use in interventional medical applications. However, the Company has identified whole classes of physical analog signal sensors that operate within a an optimal frequency range for signal detection temporal advancement, along with a host of probable licensing targets. These include biomedical (e.g. cardiac rhythm management, neurostimu-lation and neuroprosthetics) as well as commercial, industrial, military and transportation applications (e.g. industrial process control, alarm/detection systems, vehicular/flight control, and military targeting/weaponry). In indus-trial process control, response delays can negatively impact product yield, safety, fuel use and waste. In transportation, engine combustion control delays affect performance, fuel efficiency and exhaust pollutants. In defense oriented systems, feedback delays reduce response effectiveness.

 Summary and Status
From January 1, 2011 to June 30, 2012, the Company has invested approximately $280,000 on research, development and protection of its proprietary intellectual property (referred to as signal advance technology). Cash and equity were paid for this activity with the result that none of these costs were borne by customers.

SAI has developed a number prototype of SA circuit designs that operate over various frequency ranges. Circuit transfer functions have been analyzed and their performance modeled and the circuit designs have been tested using a range of test signals. Circuitry designed specifically for electrocardiology, the electrical functioning of the heart, has recently completed rigorous refinement, testing and evaluation in a successful research study conducted at the University of Texas - Houston, in the Texas Medical Center.

The study results exceeded all of its objectives including the successful demon-stration of temporally advanced detection of 'standard' constructed signals (pulses and sine waves) and human electrocardiographic (ECG) signals (heart beats) from cardiac patients. This development activity and experimentation resulted in completion of a successful Ph.D. dissertation study (Hymel CM, Application of Signal Advance Technology to Electrophysiology, University of Texas Health Science Center at Houston, Graduate School of Biomedical Sciences, August 2010). An comprehensive review article describing SAT, summarizing the study results and discussing potential applications will be published in the IEEE Circuits and Systems Magazine in the third quarter of 2011 (October 2011).

 Differentiation
Current approaches to improving the performance of signal transmission and responsive systems rely solely on the development of increasingly faster elec-tronics that can merely reduce the total time delay through the device but not eliminate it entirely nor provide a net temporal advance. In addition, hybrid predictive feedback and feed-forward control systems (often implemented digital-ly) are employed to improve signal response performance. These approaches may be adequate for a number of control systems.

SAT however, achieves performance improvements using unique, engineering, physics-based technology implemented in analog circuitry. By reducing or eliminating signal detection/processing delays, this technology improves the performance of a wide variety of biomedical and industrial intervention and control systems. Success in this endeavor has potential application across a broad range of systems that rely on the detection of a wide variety of analog signals and may in turn lead to a new class of proactive rather than reactive intervention and control. In addition, SAT can be applied in conjunction with these conventional methods to further improve system performance.

In an independent patent valuation performed, Steven Weeks, Ph.D., First Principals, Inc., came to the following conclusions:

  "...there were no patents found that linked the concept of 'signal advance' to applications in cardiovascular or neurostimulation applications ... Signal Advance's penetration into these applications would be 100%, as SA has no current competition. Other patents were identified which deal with other as-pects of implantable medical devices, but none cite the use of 'signal ad-vance' techniques to achieve their goals. Signal Advance's patent application represents a new and unique application of the concept of 'signal advance' to medical applications. The patent is seminal in concept. No other patents were discovered that prevent Signal Advance from practicing its technology, or that offer superior solutions to the issues addressed by Signal Advance."

David G. Henry, an intellectual property attorney with over 25 years of experi-ence, taught patent law courses at the Baylor University Law School and lectures in Baylor's Hankamer School of Business Entrepreneurship program. Mr. Henry made the following observations regarding SAI's intellectual property:

  "Despite dealing with hundreds of patent matters (as someone in my position inevitably does), one rarely comes across truly 'pioneering' or 'landmark' ...inventions. Chris Hymel's systems and methods...appear to be just such an invention (or family of inventions)...I expect to see Mr. Hymel's methods and related systems come to underlie groundbreaking advances in fields which range from psychiatry to law enforcement to combat training and weaponry to biomechanical prosthetics."

Harold L. Russell, Ph.D. a principal with NeuroMedics Technology, Inc., in assessing the potential for SAT to enhance the performance of their patented technology, drew the following conclusions:

  "It is my belief that Signal Advance technology will likely be seen as a disruptive technology that forces rapid change in the field of biomedical instrumentation with early adopters of this technology gaining a significant commercial advantage over later adopters in the same field."

 Validation
Proprietary signal advance (SA) circuitry operates on broadband analog signals (over a specified frequency range) and produces minimal distortion in the cir-cuit output relative to its input. Prototype SA circuits have been developed for various frequency ranges consistent with application-specific signal require-ments. Circuit transfer functions have been analyzed and their performances modeled. Several SA circuit designs have been tested using a range of analog test signals.

Scientific: In Dr. Hymel's doctoral dissertation study (Hymel CM, Application of Signal Advance Technology to Electrophysiology, University of Texas Health Science Center - Houston, Graduate School of Biomedical Sciences, August 2010), prototype SA technology developed for ECG signals was extensively tested using a range of simulated signals as well as actual ECG signals from cardiac patients. This study successfully demonstrated and quantified the temporal advancement of ECG signals and analyzed the fidelity of the circuit output relative to the original input signal. Dr. Hymel's Ph.D. supervisory committee was tasked with oversight, critical review, and ultimate approval of the multi-year research project. An absolute requirement for that approval of such a dissertation is novelty. The supervisory committee that reviewed (in detail) and confirmed the study results and ultimately approved the dissertation was comprised of faculty that included two electrical engineers, two physicists, a neurophysiologist and a biomedical scientist.

In addition, two former University of Texas - Houston faculty members and one former Baylor College of Medicine faculty member (a physicist, a biomedical engineer and a neurosurgeon) who had previously served on the committee, con-tinued to provide input, assistance and critical reviews of the research. One of these individuals now serves as an SAI director and the other two are members of the SAI advisory board.

Technological: The results of the study were summarized in a peer-reviewed engineering article which discusses the theoretical basis, practical implementa-tion and examples of potential applications for SA technology. The manuscript, submitted for review in March 2011, was published as the feature article in the IEEE Circuits and Systems Magazine, in September 2011 (Hymel et al, IEEE Circuits and Systems Magazine, 3RD Qtr, 11 (3), 10-25).

Commercial: In October, 2011, SAI has awarded first place in the prestigious Goradia Innovation Prize competition (Houston Technology Center Names 2011 Goradia Winners, Houston Business Journal, October 6, 2011). The selection of awardees was based upon: 1) The commercial potential of the technology, 2) The soundness of the business plan, 3) The potential for job growth within the region, and 4) The likelihood of significant long-term success.

Innovation: The Intellectual Property Section of the Oklahoma Bar Association named Dr. Chris Hymel, the Company's president, the 2012 Innovator of the Year for his development work on Signal Advance technology.

Intellectual Property

 Summary and Status
Patent applications entitled "Utility and Method for the Application of Signal Advance Amplification to Analog Waveform or Signal Detection" describing the broad basis of the SA process and technology were filed in the U.S. Patent and Trademark Office (USPTO) and in foreign counterparts. The national phase for international patent protection under the patent cooperation treaty (PCT) has been completed. Claims amendments have been submitted in both the domestic and international filings. In the US and Europe, the applications are under examina-tion and claims amendments and additional prior art distinctions have been sub-mitted. In July 2012, the Chinese Patent Office issued an Official Notification of Allowance for the Chinese patent application entitled "Utility and Method for the Application of Signal Advance Amplification to Analog Waveform or Signal Detection" providing patent protection in China. Additional patent submissions related to specific applications, various circuit configurations, and signal processing techniques to improve signal fidelity are being drafted. In addition, the Company has registered the trademark "Signal Advance".

The overall patent strategy is based on the fact that SA circuitry must be de-signed to accommodate the particular signal characteristics and requirements of each specific application. Each one will require the development of SA circuitry and signal conditioning specific to the signal characteristics. The uniqueness of both circuit design and analysis of circuit parameters enables novelty and non-obviousness in patent claim construction. The very nature of the manipula-tion of negative group delay in achieving SA ensures that the claims are not obvious.

SAI expects each application of SAT will have its own patent filing. In addition, intellectual property related to various SA circuit configurations as well as signal conditioning techniques to improve temporally-advanced signal fidelity, are being separately patented. The methods utilized to analyze the idiosyncrasies of individual applications will be maintained as trade secrets. These need not be licensed and may be protected separately.

Extensive searches of the patent and scientific literature have been conducted periodically since the first patent filings in 2008. SAI has performed detailed analyses to distinguish among various references to the art and has demonstrated that the prior art does not negate the utility and novelty of SAT. We believe that no combination of the references would render the technology obvious to a person skilled in this area of the art.

SAI intellectual property strategy includes adding multiple application-specific patents to its portfolio and each will stand independently. An attack on any one of them will not affect the others. SAI will work with licensees to perform an analysis of market size and penetration to decide which international applica-tions to file and prosecute.

Profits are so substantial (particularly in medical fields) that some companies are likely to resort to patent infringement or threats of litigation in order to prevent smaller, more innovative companies from acquiring market share. Further, each employee and consultant will be required to execute rigorous non-disclosure and assignment agreements to protect Company proprietary technology.

In order to diminish the likelihood of the technology being co-opted by a market leader:
* Specific applications of SAT will be separately patented, and multiple inde-pendent applications of SAT will not overlap or interfere with one another,
* An attack on any one patent or application area will not affect others.
* Licensees will be required to participate in the defense of the patents they have licensed. If any licensee fails to mount a defense for its licensed patents, the license will terminate.
* Patent, scientific and trade publications will be monitored to identify infringement/competition.

 Competition
In the general area of signal science-technology, detection, acquisition and processing performance of systems continues to improve, through the use of ever-faster electronics. In addition, predictive feedback (using historical input data) and feed-forward (open-loop) control systems are also used to improve the performance of such systems.

With feed-forward methods, the control system responds directly to changes in the input (rather than variations in the output) and is thus faster. Hybrid predictive methods combine aspects of both feedback and feed-forward control and may use historical data. These methods are currently used throughout the industry and, in some systems, may be adequate. Faster electronics will reduce, but never completely eliminate the delays, let alone temporally advance the detection of signals. In addition, SAT can be used in conjunction with these other approaches to further improve performance.

SAT offers unique advantages over these other methods. It can potentially elimi-nate response delays entirely and may even yield a net temporal advance. Unlike other methods, SAT is not implemented digitally; it operates on analog signals using analog circuitry - thus does not rely on digital processing techniques. In general, analog circuitry operates at much faster speeds than digital circuitry. The analog nature of the technology also translates into lower costs of compo-nents as well as increased reliability and longevity. Further, given its unique mode of operation, SAT can be implemented in conjunction with more traditional methods, and thus further increase performance gains achieved.

SAI is not currently aware of other parties commercializing this type of techno-logy. However, the Company's own success will likely precipitate competition as recognition and acceptance of SAT grows. This competition may include 1) infringement in which others attempt to distinguish minor variations in the technology and 2) legal machinations based on a largr, financially successful firms' capability to engage in lengthy and costly litigation.

To date, searches and analyses of the patent and scientific literature have failed to reveal any prior art that negates the utility and novelty of SAT. The precision with which SA circuitry must be designed results from the need to accommodate the unique signal characteristics of any particular application. The application-specific design requirements form the basis for the claim that specific SA circuitry designed for particular applications will be separately patentable. However, the risk of infringement remains and constant vigilance is required.

Defense against copying and infringement includes five strategic elements:
* Individuality of each SAT application protected by its own applicable patent(s);
* Requirement that each licensee defend its licensed patents and patent applications;
* Requirement that each licensee contribute to defense of the general patents that claim the basic technology;
* A licensing strategy that initially seeks licenses with smaller companies that are less likely to infringe and engage in litigation; and
* Maintenance of application specific methods for developing SAT for specific sensors, signals, circuitry and operational parameters of specific applica-tions are trade secrets held by SAI.

These methods provide SAI with a technical advantage that potential infringers would have to overcome requiring undue time and expense. Experience has shown that implementation of SAT can be more efficient with the provision by SAI of appropriate levels of consulting. Given the choice of infringing and implement-ing with no assistance versus paying a license fee and receiving assistance, we believe most companies will choose the latter in order to decrease time to market and avoid the possible expense of litigation, which taken together will result in more cost effective implementation.

Dr. Hymel, the Company's CEO, is the inventor of SAT and has been working dili-gently in this field for a number of years. SAI is positioned to be the first to market with what the Company and others believe will prove to be disruptive technology. His doctoral research stands as the seminal investigation of the use of SAT with biomedical signals, specifically the human ECG. Based on its multi-year head-start and significant, SAI has established itself as the leader in the field thereby gaining a significant early competitive advantage.

Commercialization

 Business Model
Specific applications of SAT will be licensed to product manufacturers by emphasizing the improved performance of their products and thus providing a competitive advantage. This approach avoids the high costs of manufacturing and competing in the heavily dominated medical device and control/sensors markets. Licensees, with consultation provided by SAI, will produce and market their improved devices eliminating any reliance on raw materials.

Original licenses will carry provisions enabling SAI to license back further improvements made by original licensees. This will enable SAI to leverage technology improvements. In the case of biomedical devices, manufacturers and their customers will assume the responsibility of obtaining any required regulatory approvals. SAI has identified a host of companies that manufacture devices and utilize processes that could benefit from SAT. The Company and its consultants have extensive contacts in the biomedical community in the Texas Medical Center in various electrophysiological applications as well as in the oil and gas industries. These contacts include physicians, scientists and engineers active in R&D and engineering fields pertinent to potential applications of SAT as described previously.

A number of these contacts are active in transferring technology to industry for commercialization and will facilitate Company outreach to appropriate personnel in order to gauge interest in pertinent SAT applications. The strategy consists of identifying targets, developing application-specific SAT circuitry, demon-strating performance improvements, protecting the applicable IP and then approaching the prospective client and securing licensing/consulting or joint venture agreements. Each license will be accompanied by contractually specified consulting to assist the licensee in implementing SAT.

As SAI's license base grows, the marketing and consulting staff will be expanded to include individuals with the requisite expertise for specific applications (i.e., biomedical, industrial, vehicular control, targeting, etc.). These individuals will build upon SAI's efforts to identify device manufacturers and enter into license or joint venture discussions with them. In addition, SAI's ability to provide consulting services for implementation of the technology in specific applications will be marketed. We anticipate SAI will ultimately become a target for acquisition following additional technology refinement.

 Market Analysis
The global cardiac rhythm management (CRM) market (which includes cardiac pac-ing,implantable defibrillators and resynchronization therapy defibrillators) generated revenues of over $6B in 2005 and is estimated to exceed $13.5B in 2013. In 2009, revenues in the US market alone exceeded $7.5B and growth is projected to average 3% per year through 2016 (Millennium Research Group, Global Markets for CRM Devices 2009, September 2008).

The neurostimulation device market includes spinal cord, deep brain, vagus nerve, sacral nerve and gastric electrical stimulation. These devices are used in the treatment and management of depression, dystonia, epilepsy (for seizure suppression), essential tremors, gastro-paresis disorders, incontinence, obsessive compulsive disorder (OCD), pain and Parkinson's disease. The global implantable neurostimulation market, considered still in its infancy, is projected to surpass $10B by 2014 (Global Industry Analysts, Inc., A Global Strategic Business Report, September 2010).

Major suppliers in the CRM and neurostimulation markets include Bionet, Boston Scientific, GE Healthcare, Guidant, Johnson & Johnson, Medtronic, Smith & Nephew, St. Jude, Medical, Stryker, WL Gore and Zimmer.

Additional biomedical applications, in which SAT could improve performance, include neurofeedback therapy, neuroprosthetics, neural/man-machine interfaces, physiologically gated imaging and radiotherapy as well as real-time artifact detection/rejection for a broad range of physiological signals. For these applications, improved performance translates directly to increased value and thus may provide SAI the greatest opportunity to maximize revenue generation.
 Further, in biomedical applications, this means that the improved devices and processes would most likely be subject to FDA 510K or hybrid 510K approvals rather than the more expensive and time-consuming Pre-Market Approval process

As with any new technology, recognition and acceptance will increase momentum over time.

For a host of non-biomedical applications (including literally hundreds of sensor types), reducing or eliminating signal transmission and control system delays could significantly reduce response times resulting in improved perform-ance and increased efficiency/productivity as well as safety. In industrial process control, physical parameters such as temperature, pressure, flow, etc. provide input data for closed-loop computer control systems that optimize production yields. In the petrochemical industry (for example, distillation), the transient response times (measured in seconds/minutes) make these processes good candidates for the application of SAT. Faster, closed-loop response provides better disturbance rejection and thus increased production yield. Additional application examples include high performance aircraft engine control, in which SAT could increase stability and performance, reduce stall margins and decrease fuel use. For compressors, used in hundreds of industrial applications, reduced control loop delays would improve performance by reducing probability of stalls/surges, thus extending stable operating ranges.

Industry analysts project that the global sensors/controls market will exceed $70B by 2015 (Global Industry Analysts, Inc., Sensors: A Global Strategic Business Report, October 2010). Demand for industrial controls in U.S. markets likely exceeded $15B in 2011. (Freedonia - Industrial Controls to 2011 - Market Research, Market Share, Market Size, Sales, Demand Forecast, Market Leaders, Company Profiles, Industry Trends, November 2007). In transportation, the auto-motive sensor market alone exceeded $9B in 2009 (Freedonia - World Automotive Sensors to 2014 - Demand and Sales Forecasts, Market Share, Market Size, Market Leaders, June 2010) and is projected to grow at a rate of nearly 12% annually through 2014 representing the fastest growing segment in the sensors/controls market. The fastest growing segment of this market is in crash avoidance and safety and security systems, followed by drive-train systems and vehicle con= trol. Additional increases in automotive sensor demand will be derived from hybrid and hydrogen fuel cell vehicles. SAT could potentially improve accident avoidance, safety/security, drive-train performance, and overall vehicular control. The major suppliers in the sensors/controls market include Honeywell International, Rockwell Automation, Eaton, Schneider Electric, and General Electric.

SAT can improve performance of existing technological applications without otherwise altering their functionality - a key market driver. The addressable markets are estimated to be in the billions of dollars. As with any new technology, recognition and acceptance will increase momentum over time.

The following is excerpted from the patent valuation report's executive summary
(2007):

Market: The addressable market for SIGNAL ADVANCE totals approximately $3B in 20 years time, to be penetrated to levels of ~4% with slow initial impact. SIGNAL ADVANCE will compete based on superior technology and performance across a range of products.

Marketing Strategy
To gain exposure and acceptance of SAT, the Company will participate in trade show, present in scientific and technical meeting and publish application-specific articles. SAI's initial marketing approach includes the following steps:
* Identify application targets.
* Develop application-specific SA circuitry.
* Demonstrate performance improvement.
* Protect intellectual property.
* Approach manufacturer.
* Secure licensing, consulting and/or joint venture agreements.

As with all new (and in particular with disruptive) technology, especially that considered disruptive, there is a need to educate prospective clients. The Com-pany has begun to address this need through such activities as completion of the scientific study in the Texas Medical Center and the publication of a feature article in the IEEE Circuits and Systems magazine. This educational process will continue through presentations at scientific and engineering meetings, partici-pation at trade shows and additional publications to facilitate recognition and acceptance of SAT.

Initially, SAI will concentrate on smaller companies where implementation of SAT can have a large impact on commercial return. Smaller companies present a less formal and structured approach to licensing. While smaller companies are also less likely to consider infringement and oppressing SAI with litigation, they may also be less able or willing to pay SAI to investigate the application of our technology at their expense. As licensees are required to participate in IP defense, initially licensing SAT to a number of smaller firms is a facet of an overall defensive strategy for protecting SA's IP against larger, potentially predatory companies.

As SAI establishes the value of its technology in the marketplace, the approach will shift to application identification followed by intellectual property protection. SAI will then approach market-specific clients to work with them at theirexpense, in developing applications of SAT and demonstrating the improved performance of their product. This strategy will shift the development costs to the client and make more efficient use of investment capital and staff while enhancing revenues.

The selection criteria used to identify application targets include:
* Control/Interventional Applications - SAT could improve the performance of a wide range of interventional or control applications by offsetting and thus reducing or eliminating signal acquisition and processing delays thereby improving response times.
* Signal Characteristics/Operating Frequency Range - there is a relationship between the frequency content of the signal to which SAT is applied and the temporal advance achieved per SA circuit stage. The characteristics of the signal components of interest determine the complexity of the SA circuitry.
* Commercial Potential (Market Size/Impact) - Our primary focus is on large commercial markets in which SA can have a significant impact in terms of performance improvement and increased commercial value and thus maximize revenues from licensing and royalties.
* Major Market Supplier(s) - We are seeking major suppliers in the various markets through our existing network of biomedical, scientific and industrial contacts in order to maximize revenues. In addition, we will pursue multiple suppliers in the same market in order to strengthen our position with respect to intellectual property protection.
* Potential Competition - At present we have found no competition in this market, however, as we begin to reveal SAT publicly and educate potential clients (through scientific/industrial publications, engineering presenta-tions, etc.), SAI anticipates competition and will vigorously defend our
  intellectual   property.
* Government and Regulatory Requirements - We will consider the effects of any government and regulatory requirements applicable to licensees which may impact taking applications to market and revenue generation.

 Revenue Generation
The Company revenues are generated by:
* Licensing SA intellectual property,
* Providing consulting services to licensees to facilitate implementation,
* Participating in joint ventures.

SAI will pursue a vigorous licensing strategy to develop relationships with companies that can develop and market selected applications. Each of the filed and/or patented applications will serve as a license vehicle to approach a particular Company or set of companies. The typical license will call for an initiation fee, escalating minimum royalties to be paid before a given product is marketed, and continuing royalties based on gross sales once marketing has begun, confirmed by annual audits. The license will also include a set amount of time for consulting. Licensees will also be required to participate in patent maintenance/defense.

It is expected that while some licenses may be worldwide and exclusive within specific applications, SAI will be flexible in considering non-exclusivity and/ or regional licensing. If a license for a given application is executed early enough in the prosecution of a particular patent application, the licensee may be given the right to file international counterparts in countries said licensee deems profitable.

The royalty structure for each licensee will vary based on the answers to the following questions:
* What product(s) is/are SAT going to improve?
* What is the market for these products?
* What is the nature of the competition in these markets?
* Does the application of SAT either expand existing or open new markets?
* What was the income from these products?
* How much will client revenues increase with the addition of SAT?

SAI will seek to obtain a significant share of the enhanced revenue - projected at 15-20% over the life of the license (conservatively, 10-12 years). This figure will form a foundation for proffering a figure for the percentage of gross (preferably) or net revenue on which running royalties will be based. The license initiation fee is based on a number of application specific details, including the market size of and SAI's relative contribution to specific applications. These fees may vary from $100K to over $1M and should cover costs incurred to execute the license, preliminary analysis of particular application parameters and features, initial patent costs and initial consulting fees. Smaller initiation fees may be more advantageous for smaller companies who may be less likely to consider infringing the intellectual property. Minimum (maintenance) royalties, based on milestones achieved by the licensee, would be approximately 15%, 25%, 40% and 50% of the average running royalty per year taken in the first four years of the license unless the running royalty kicks in. In this case SAI takes the greater of the minimum vs. the running royalty.

Alternatively, license terms may contain a citation of milestones of achievement by the licensee. Each milestone may be tied to an increase in the minimum royalty. For example, biomedical milestones may include completion of animal trials, submission and then approval of 510K applications or pre-market approval by the FDA. Each licensee pursuing a biomedical application will be expected to develop its own clinical data to secure such pre-market notification (510k) or approval.

Finally, SAI may enter into joint ventures, participating in the development of applications and sharing in subsequent revenue generation.

 Government, Regulatory and Environmental Considerations

Based on Company's business model, licensing its proprietary technology to manu-facturers, government regulations and approvals would apply to our licensees. SAI is unaware of any environmental, compliance or government approval or regulations which are applicable to the Company.

 Valuation

SAI has raised just over $650,000 in cash from private placements since its inception. As of June 30, 2012, the Company is carrying debt of under $35,000. The current book value of the equity is approximately $1,900,000, the majority of which is intellectual property acquired through an assignment agreement in exchange for equity.

The following conclusion, excerpted from the 2007 patent valuation report's Executive Summary. This valuation was based solely on only two biomedical appli-cations (cardiac rhythm management and neurostimulation) for the Signal Advance technology.

  VALUE: Including the projected, risk-adjusted licensing royalties, we project A NET PRESENT VALUE OF UP TO ~$10.4 MILLION. This valuation will increase rapidly as the technology is proven and then successfully applied to products in this very large market.

  N.B. THE ABOVE VALUATION IS ONLY AN ESTIMATE WITH NO GUARANTEES OF FUTURE OUTCOME. IT IS, HOWEVER, DELIBERATELY CONSERVATIVE. WE HAVE INCLUDED ONLY THOSE MARKET SECTORS FOR WHICH RELIABLE DATA CAN BE CITED. WE HAVE USED CONSERVATIVE ESTIMATES OF MARKET SHARE AND OF MARKET GROWTH RATES. THERE MAY BE A NUMBER OF OTHER MARKET SEGMENTS ACCESSIBLE BY THE SUBJECT PATENTS, AS NOTED IN THE TEXT. THEIR ADDITION WOULD ADD TO THE STATED VALUE. THUS, WE REGARD THE ABOVE VALUE AS A CONSERVATIVE VALUE FOR THE PATENT(S).

Since this valuation, considerable development and validation progress has been made including the successful completion of the University of Texas study in the Texas Medical Center, the publication of the peer-reviewed feature journal article in the IEEE Circuit and Systems magazine, the Goradia Innovation prize first place award, China patent allowance, and the recognition of Dr. Hymel as the 2012 Innovator of the year by the Oklahoma Bar Association.

 Staffing Requirements

SAI currently has one full-time consultant, the President/Treasurer. Additional director and officer positions are filled by highly qualified individuals in their respective fields. All of these individuals accept equity in the Company in exchange for their services and are ideal candidates to fill senior manage-ment positions in the engineering/ development and legal (including intellectual property) departments. These individuals have expressed an interest in serving in certain positions and having consulted with SAI for a number of years, are already quite familiar with SAT and its development. In addition, the Company has initiated searches for qualified individuals to fill the positions of Sales /Licensing VP and CFO.

Additional staffing requirements in engineering/development include analog and digital electronics engineers, a scientist/ engineer, electronics technicians and software developers. In sales/licensing, in addition to its VP, positions will include marketing, and sales engineering (preferably with background/ experience in specific application areas). In addition, a number of administrative staff positions will need to be filled.


 Organizational Chart


                                  Board of ------>President
                                 Directors         & CEO
                                                      |
                                                      |
                         _____________________________|________________
                        |                |               |             |
                        |                |               |             |
                        v                v               v             v
                     Science __    __ Appl. Sales*     Legal        Finance*
                    Engrg R&D  |  |   & Licensing      & IP         &Acctng
                               |  |                      |             |
                               |  |                      |             |
                    ___________|__|___________           |             |
                   | Appl.#1   |  |           |          |             |
  Client 1-------->|           |  |           |<---------|             |
                   |    R&D*<--|  |--> Lic.*  |          |             |
  Consultant 1---->|   Staff   |  |   Staff   |<---------|-------------|
                   |___________|__|___________|          |             |
                               |  |                      |             |
                               |  |                      |             |
                    ___________|__|___________           |             |
                   | Appl.#2   |  |           |          |             |
  Client 2-------->|           |  |           |<---------|             |
                   |    R&D*<--'  '--> Lic.*  |          |             |
  Consultant 2---->|   Staff          Staff   |<---------|-------------|
                   |__________________________|          |             |
                         |              |                |             |
                         |              |                |             |
                         |              |                |             |
                         v              v                v             v

      * to be indentified

Description of Property (Item 11b)

SAI occupies approximately 900 square feet of office/laboratory space located at 2520 County Road 81, Rosharon, Texas 77583 which is leased from the Company president on a month to month basis for $700 per month and is renewable. Manage-ment believes this space is sufficient for the current operations. However, given sufficient capital to hire additional staff office expansion and likely relocation is anticipated.


Legal Proceedings (Item 11c)

Presently, there are no pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and the Registrant does not know nor is it aware of any legal proceedings threatened or contemplated against it.

Further, there have been no events under any bankruptcy act, criminal proceed-ings and judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.


Market price of and dividends on the registrant's common equity and related shareholder matters (Item 11d)

 Market Information

There is no established public trading market for our common stock.

As of the date hereof, there are no outstanding options or warrants to purchase, or securities convertible into, common equity of the Company.

The Company's common stock is currently not quoted on OTC Markets or the OTC Bulletin Board or any other information services or exchange. Therefore, there is no market information.

 Holders

As of August 15, 2012, there were 156 holders of record of the Company's common stock.

 Dividends

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

 Securities Authorized for Issuance under Equity Compensation Plans

No warrants or option have been issued for any securities and none is antici pated in the foreseeable future. Securities have been issued in exchange for services, as described previously; however, there are no securities are author-ized for issuance under any equity compensation plans.

Financial Statements (Item 11e)



SIGNAL ADVANCE, INC.

FINANCIAL STATEMENTS AND SUPPLEMENTARY INFORMATION



   Report    Period                                                Page

      1	     For Six Month Period Ended June 30, 2012 (Unaudited)   34

      2	     Year Ended December 31, 2011 (Audited)                 44

      3	     Year Ended December 31, 2010 (Audited)                 55

                         SIGNAL ADVANCE, INC.

         FINANCIAL STATEMENTS AND SUPPLEMENTARY INFORMATION
                             (Unaudited)

                Six Month Period Ended June 30, 2012


TABLE OF CONTENTS                                                     Page No.

ACCOUNTANT'S REPORT.....................................................F 1

FINANCIAL STATEMENTS

  Balance Sheet.........................................................F 2

  Statements of Income and Retained Earnings (Accumulated Deficit)......F 3

Statement of Cash Flows.................................................F 4

Notes to Financial Statements.........................................F 5-8

SUPPLEMENTARY INFORMATION

Schedule of Selling and Administrative Expenses.........................F 9

Bobby J. Hutton
Certified Public Accountant
4824 Courtside Drive
Fort Worth, TX 76133

Report of Independent Registered Public Accounting Firm


The Board of Directors
Signal Advance, Inc.
2520 CR 81
Rosharon, TX  77583

We have reviewed the accompanying balance sheet of Signal Advance, Inc. (A Texas Corporation) as of June 30, 2012, and the related statements of income andretained earnings (accumulated deficit), and cash flows for the six-month period then ended. These interim financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our review.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A in the financial statements, the Company's operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.


Very truly yours,

/s/ Bobby J. Hutton

Bobby J. Hutton
Certified Public Accountant


Fort Worth, Texas
July 30, 2012




                                                                           F 1

                                Signal Advance, Inc.
                                   Balance Sheets
                    As of June 30, 2012, 2011, December 31, 2011
                                     (Unaudited)

                                      Jan-Jun '12   Jan-Jun '11   Dec. 31, 2011
ASSETS

  Current Assets
    Cash                                  $25,033        $6,650         $12,918
    Accounts Receivable                       -0-           109             -0-
                                      -----------   -----------   -------------

  Total Current Assets                    $25,033         6,759          12,918

  Fixed Assets                              9,339        16,331           8,887

  Intellectual Property - Note B        1,878,094     1,770,332       1,845,294


  Long-Term Investments                    21,438        21,369          21,369


  Marketable Securities - Note C              417        25,000          25,000
                                       ----------   -----------   -------------
TOTAL ASSETS                           $1,934,321    $1,839,781      $1,913,467

LIABILITIES & EQUITY
    Current Liabilities
      Short Term Loans                    $36,206       $41,725         $33,269
                                       ----------    ----------   -------------
    Total Current Liabilities              36,206        41,725          33,269

    Long Term Liabilities
      Trade Payable - Note H                             90,000         120,000
                                       ----------   -----------   -------------
    Total Long Term Liabilities                          90,000         120,000

  Total Liabilities                       $36,206      $131,725        $153,369

  Shareholders' Equity
     Capital Investment                $2,991,084    $2,691,667      $2,768,334
     Comprehensive Gain/(Loss)            (71,208)      (46,625)        (46,625)
     Retained Earnings                   (961,511)     (922,188)       (922,188)
     Net Income                           (60,250)      (14,798)        (39,232)
                                        ----------   -----------   -------------
  Total Shareholders' Equity           $1,898,115    $1,708,056      $1,760,198

TOTAL LIABILITIES & EQUITY             $1,934,321    $1,839,781      $1,913,467
                                       ==========   ===========   =============


                  See Accompanying Notes and Accountant's Report            F 2

                               Signal Advance, Inc.
                 Statements of Income and Expense Distribution
 Six month periods ending June 30, 2012, 2011 and year ending December 31, 2011
                                   (Unaudited)

                                        Jan-Jun '12   Jan-Jun '11   Jan-Dec '11
  Ordinary Income/Expense

      Income                                 $4,025       $45,000       $80,000
                                        -----------   -----------   -----------
      Gross Profit                            4,025        45,000        80,000

      Expense

        General and Administrative           18,044        14,425        34,035
        Professional Services                31,300        15,374        32,237
        Research and Development             15,000        30,000        45,000
        Depreciation                                                      8,052
                                        -----------   -----------   -----------
          Total Expense                     $64,344       $59,798      $119,323

  Net Ordinary Income                      $(60,319)     $(14,798)      (39,323)
  Other Income (Schedule K-1)                    69           -0-           -0-

  Net Income                               $(60,250)     $(14,798)     $(39,323)

Beginning Accumulated Deficit              (961,511)     (968,813)     (922,188)
                                        -----------   -----------   ------------
Ending Accumulated Deficit              $(1,021,761)    $(983,611)    $(961,511)

Net loss per common share
  - basic and diluted - Note G              (0.1226)      (0.1217)      (0.1185)

Shares used to calculate net loss         8,334,159     8,081,409     8,111,409
  per common share - basic & diluted
  (total issued & outstanding,less treasury)


                See Accompanying Notes and Accountant's Report              F 3

                                Signal Advance, Inc.
                               Statement of Cash Flow
 Six month periods ending June 30, 2012, 2011 and year ending December 31, 2011
                                    (Unaudited)


                                         Jan-Jun '12   Jan-Jun '11   Jan-Dec '11


OPERATING ACTIVITIES

  Net Income                               $(60,250)     $(14,798)     $(39,323)
  Adjustments to reconcile Net Income
  to net cash provided by operations:

     Accounts Receivable                                                    109
     Cash                                                    (709)
     Short Term Loans                         2,937           450        (8,005)
                                          ----------   -----------   -----------
Net cash provided by Operating Activities  $(57,313)     $(15,057)     $(47,219)


INVESTING ACTIVITIES
  Fixed Assets                                $(453)                       (607)
  Depreciation                                                            8,051
  Intellectual Property                     (32,800)      (46,380)     (121,351)
  Long-Term Investments                         (69)
  Marketable Securities                      24,583       (25,000)      (25,000)
                                          ----------   -----------   -----------
Net cash provided by Investing Activities   $(8,739)     $(71,380)    $(138.907)


FINANCING ACTIVITIES

  Trade Payable - Note H                  $(120,000)      $90,000      $120,000
  Capital Investment                        222,750                      76,667
  Comprehensive Gain/(Loss)                 (24,583)
                                         -----------   -----------   -----------
Net cash provided by Financing Activities   $78,167       $90,000      $196,667


Net cash increase/(decrease) for period     $12,115        $3,564       $10,541

Cash at beginning of period                  12,918         2,378         2,378
                                         -----------   -----------   -----------

Cash at end of period                       $25,033        $5,941       $12,918
                                         ===========   ===========   ===========




                 See Accompanying Notes and Accountant's Report             F 4

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Organization Signal Advance, Inc. (the Company) is currently conducting operations. Signal Advance, Inc., incorporated in Texas on June 4, 1992, is an engineering product and procedure development and consulting firm focused on the application of emerging technologies for biomedical applica-tions. The Company has significant experience in computer technology, distribu-ted information systems, and data acquisition and analysis systems, as well as, medical education and medical-legal litigation support. Recently, the Company has been engaged in two fields of endeavor. The Company has developed and con-tinues to refine electrophysiological signal acquisition systems as well as developing and refining its proprietary "Signal Advance technology" which has potential application in a wide range of additional biomedical applications, as well as, applications outside of biomedicine.

Impairment The Company amortizes intangible assets over their estimated useful lives unless such lives are deemed indefinite. Amortized intangible assets are tested for impairment based on undiscounted cash flows, and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested annually for impair-ment and written down to fair value as required. No impairment of intangible assets has been identified during any of the periods presented.

Cash and Cash Equivalents The Company considers all highly liquid investments pur chased with an original maturity of three months or less to be cash equivalents.

Marketable Securities The Company holds certain investments that are treated as available for sale securities under Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and stated at their fair market values. All investments are available for current operations and are classified as other assets in the balance sheet. Unrealized holding gains and losses are included as a component of other comprehensive income until realized. Realized gains and losses are determined by the specific identification method and are included in "Other Income" in the income statement.

Research and Development Research and development expenses are expensed as incurred until technological feasibility can be determined as per FASB No. 86. Upfront and milestone payments made to third parties in connection with research and development collaborations are expensed as incurred up to the point of reg-ulatory approval, marketability, licensing, lease, or sale when the net present value and useful life is able to be determined. Payments made to third parties subsequent to the aforementioned events are capitalized. Amounts capitalized for such payments are included in other intangibles, net of the accumulated amorti-zation, if their useful lives can be determined.

Revenue Recognition As part of the Company's business model and as a result of the company's on-going investment in research and development, the company licenses and sells the rights to certain of its intellectual property (IP) including internally developed patents, trade secrets and technological know-how. Certain transfers of IP to third parties may be licensing/royalty-based, transaction-based, or other forms of transfer. Licensing/royalty-based fees involve transfers in which the company earns the income over time, as a lump-sum payment or the amount of income is not fixed or determinable until the licensee sells future related products (i.e., variable royalty, based upon licensee's revenue). Consulting Income is recognized when the revenue is realized or realizable, and has been earned.


      Accompanying Notes are an Integral Part of the Financial Statements   F 5

Property, Plant and Equipment Land, buildings and equipment are carried at cost less accumulated depreciation. Depreciation is based on the estimated ser-vice lives of depreciable assets and is generally provided using the Modified Accelerated Cost Recovery System (MACRS) method. In the case of disposals, assets and related depreciation are removed from the accounts, and the net amounts, less proceeds from disposal, are included in income.

Income Taxes The Company has adopted SEAS No.109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allow= ances are established, if necessary, to reduce the deferred tax asset to the amount that will assure full realization, As of December 31, 2011, the Company recorded a valuation allowance that reduced its deferred tax assets to zero.

Concentrations of Credit Risk Financial instruments which potentially subject the Company to significant concentrations of credit risk consist primarily of investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities can occur in the near term and that each change could materially affect the amounts reported in the financial statement.

Going Concern While the Company is currently conducting operations, it has not yet generated sufficient operating revenue to fund its development activities to date. As such, the Company has relied on funding by the Company's President and the sale of its common stock. There is a substantial doubt that the Company will generate sufficient revenues in future years to meet its operating cash require-ments. Accordingly, the Company's ability to continue operations in the short-term depends on its success in obtaining equity or debt financing in an amount sufficient to support its operations. This could raise doubt as to its ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.


NOTE B - INTANGIBLE PROPERTY

As of June 30, 2012, the balance of intangible property was $1,878,094. $1,250,000 of this balance was due to an assignment of intellectual property (intangible property) related to "Signal Advance technology", transferred from the inventor to the Company in 2008. This technology can enhance the performance of a wide variety of signal detection, interventional and control applications.

The Company is currently seeking intellectual property protection for internally developed intellectual property referred to as "Signal Advance Technology" which resulted from the company's research and development activities. Actual costs incurred in relation to the intellectual property protection of this intangible asset were capitalized. There are patents pending on the intellectual property and any patent infringement case may hinder the Company's ability to generate revenues.

The Company's carrying value is included in "Intellectual Property" on the balance sheet. This intangible asset is not amortized because its useful life cannot be determined. In accordance with SFAS No.142, no amortization was recorded for goodwill and/or intangible assets deemed to have indefinite or indeterminate lives.


      Accompanying Notes are an Integral Part of the Financial Statements   F 6

NOTE C - MARKETABLE SECURITIES

Cost and fair value of marketable equity securities at June 30, 2012 is as follows:
                                     Cost   Gross Unrealized Loss  Fair Value
                                   -------  ---------------------  ----------
Securities Available for Sale      $71,625        ($71,208)           $417


NOTE D - EQUIPMENT

Property and equipment are summarized as follows:

               Machinery and Equipment                      $ 119,636
               Furniture and Fixtures                           3,588
               Cost                                           123,225
               Less: Accumulated Depreciation                (113,885)
               Net Book Value                               $   9,339

Depreciation expense in the year ending December 31, 2011 was $8,052.


NOTE E - INCOME TAXES

Operating Loss Carry-forwards - As of December 31, 2011 the Company has a net operating tax loss carry-forward of $ 39,323. Other loss carry-forwards from previous periods may be offset against future federal income taxes. If not used, loss carry-forwards will expire as follows:

               Year    Operating Losses      Year    Operating Losses
               ----    ----------------      ----    ----------------
                16         $ 114,901          20                -0-
                17            46,917          21            250,180
                18           107,676          22             15,377
                19            39,720          23             39,323

Deferred Tax Asset A valuation allowance was recognized for the full amount of the deferred tax asset because, based on the weight of available evidence, it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Tax Depreciation - The Company uses the Modified Accelerated Cost Recovery System MACRS) for depreciation of property for tax purposes.


NOTE F - RELATED PARTY TRANSACTIONS

The Company was been assigned intangible property in 2008 from the inventor (assignor) who is also the President of the Company. The Company leases office and warehouse space from the President of the Company. See Note I for details.



      Accompanying Notes are an Integral Part of the Financial Statements   F 7
44

NOTE G - NET EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the period. A diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.


NOTE H - TRADE PAYABLE

President of the Company has provided on-going services-for-equity reflected by the trade payable. The conversion of the debt to equity in the company will be at a conversion rate negotiated and approved by the Board of Directors.


NOTE I - FACILITIES LEASE

The Company currently leases office space, from its President, on a month to month basis at a rate of $700 per month. The following is a schedule of future minimum payments for 4 years under the above operating lease as of June 30, 2012.
                           Year         Amount
                           ----       ---------
                           2012        $ 4,200
                           2013          8,400
                           2014          8,400
                           2015          8,400
                                      ---------
                                       $33,600

Rental expense amounted to $4,200 for the six month period ending June 30, 2012.

      Accompanying Notes are an Integral Part of the Financial Statements   F 8

                           SUPPLEMENTARY INFORMATIOn

                 Six month periods ending June 30, 2012, 2011
                                 (Unaudited)




                             Signal Advance, Inc.
               Schedules of General and Administrative Expenses
                   Six month period ending June 30, 2012
                                (Unaudited)


                                             Jan-Jun '12   Jan-Jun '11
                                             -----------   -----------
            Advertising/Marketing                  $400          $400
            Automobile Expense                    1,122            88
            Bank Service Charges                     54            35
            Dues/Subscriptions                       35             0
            Employee Benefits                     4,683            41
            Insurance                               422             0
            Interest Expense                      1,392         2,122
            Maintenance and Repairs                 332           302
            Meals/Entertainment                     340            82
            Office Supplies                          76            16
            Postage and Delivery                    160           138
            Rent - Note I                         4,200         4,200
            Taxes                                   100             0
            Telephone                             1,245         2,200
            Travel                                2,356         3,435
            Utilities                             1,125         1,365
                                             -----------   -----------
                                                $18,044       $14,025



                 See Accompanying Notes and Accountant's Report             F 9

                              SIGNAL ADVANCE, INC.

                       AUDITED FINANCIAL STATEMENTS AND
                           SUPPLEMENTARY INFORMATION

                          Year Ended December 31, 2011





TABLE OF CONTENTS                                                       Page No.


ACCOUNTANT'S REPORT.......................................................F 1

FINANCIAL STATEMENTS

  Balance Sheet...........................................................F 2

  Statements of Income and Retained Earnings (Accumulated Deficit)........F 3

  Statement of Cash Flows.................................................F 4

  Statement of Changes in Stockholder's Equity............................F 5

  Notes to Financial Statements.........................................F 6-9

SUPPLEMENTARY INFORMATION

  Schedule of Selling and Administrative Expenses........................F 10

Bobby J. Hutton
Certified Public Accountant
4824 Courtside Drive
Fort Worth, TX 76133


           Report of Independent Registered Public Accounting Firm


The Board of Directors
Signal Advance, Inc.
2520 CR 81
Rosharon, TX  77583

We have audited the accompanying balance sheet of Signal Advance, Inc. (A Texas Corporation) as of December 31, 2011, and the related statements of income and retained earnings (accumulated deficit), cash flows and changes in stockholders' equity for the year then ended. The financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Signal Advance, Inc. as of December 31, 2011 and the results of its operations and its cash flows for the year then ended in conformity with account principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A in the financial statements, the Company's operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Very truly yours,

/s/ Bobby J. Hutton

Bobby J. Hutton
Certified Public Accountant

Fort Worth, Texas
April 26, 2012

                                                                           F 1

                              Signal Advance, Inc.
                                 Balance Sheet
                               December 31, 2011

    ASSETS

      Current Assets

        Cash                                                     $    12,918
                                                                 -----------
      Total Current Assets                                            12,918

        Equipment (net accumulated depreciation) - Note D              8,887

        Intellectual Property - Note B                             1,845,294

        Long-term Investments                                         21,369

        Marketable Securities                                         25,000
                                                                 -----------

    TOTAL ASSETS                                                  $1,913,467
                                                                 ===========


    LIABILITIES & SHAREHOLDERS' EQUITY

      Current Liabilities
        Loan from Shareholder                                         33,269
                                                                 -----------
          Total Current Liabilities                                   33,269

      Long Term Liabilities
        Trade Payable - Note H                                       120,000
                                                                 -----------
           Total Long Term Liabilities                               120,000

             Total Liabilities                                   $   153,269
                                                                 -----------
      Shareholders' Equity

        Common stock - $0 par value, 8,111,409 shares                      -
          issued and outstanding as of 2011 - Note J

        Paid-in Capital in excess of par                           2,768,334
        Net Other Comprehensive Gain/(Loss) - Note C                 (46,625)
        Accumulated Deficit                                         (961,511)
                                                                 -----------

          Total Shareholders' Equity                               1,760,198
                                                                 -----------

    TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                      $1,913,467
                                                                 ===========



              See Accompanying Notes and Accountant's Report                F2

                            Signal Advance, Inc.
      Statements of Income and Retained Earnings (Accumulated Deficit)
                        Year Ended December 31, 2011


    REVENUES
      Consulting                                                  $  45,000
      Other income                                                   35,000

    COST OF SALES                                                         -
                                                                  ---------
    GROSS PROFIT                                                     80,000

    EXPENSES
      Professional Services                                          32,237
      Selling and Administrative                                     34,035
      Research and Development                                       45,000
      Depreciation                                                    8,052
                                                                  ---------
    TOTAL EXPENSES                                                $ 119,323
                                                                  ---------
         NET LOSS                                                   (39,323)

    BEGINNING ACCUMULATED DEFICIT                                  (922,188)

    ENDING ACCUMULATED DEFICIT                                    $(961,511)
                                                                  ---------

    Net loss per common share - basic and diluted - Note F        $ (0.1185)

    Shares used to calculate net loss per common share            8,111,409
      - basic and diluted (total Issued and outstanding less treasury)- Note J




                See Accompanying Notes and Accountant's Report              F 3

                             Signal Advance, Inc.
                           Statement of Cash Flow
                        Year Ended December 31, 2011


        OPERATING ACTIVITIES

          Net Income                                             (39,323)

          Adjustments to reconcile Net Income to net cash provided by operations:

             Accounts Receivable                                     109
             Short Term Loan                                      (8,005)

        Net cash provided by Operating Activities                (47,219)

        INVESTING ACTIVITIES
          5-Year Assets: Cost/Basis                                 (607)
          5-Year Assets: Depreciation                              7,967
          7-Year Assets: Depreciation                                 84
          Intellectual Property: Cost/Basis                     (121,351)
          Long-Term Investments                                  (25,000)

        Net cash provided by Investing Activities               (138,907)


        FINANCING ACTIVITIES

          Trade Payable                                          120,000
          Capital Investment                                      76,667

        Net cash provided by Financing Activities               (196,667)

      Net cash increase for period                                10,541
      Cash at beginning of period                                  2,378

    Cash at end of period                                         12,918

    SUPPLEMENTAL DISCLOSURES FOR CASH FLOW INFORMATION

      Cash Paid for:
        Interest Expense                                           3,942


              See Accompanying Notes and Accountant's Report                F 4

                             Signal Advance, Inc.
                Statement of Changes in Shareholders' Equity
                         Year Ended December 31, 2011

                   Common Stock    Additional  Net Other                   Total
                                   Paid-in     Comprehensive  Accumulated  Shareholders
                  Shares   Amount  Capital     Gain/(Loss)    Deficit      Equity
                ---------- ------  ----------  -------------  -----------  ------------

Balance as of
 Dec. 31, 2010  32,325,409     -    2,691,667      (46,625)     (922,188)    1,722,855
                ========== ======  ==========  =============  ===========  ============

Shares Issued      120,000     -       76,667            -             -        76,667

Net Other
Comprehensive
Loss

Net Loss                                                         (39,323)      (39,323)

Treasury Stock          -       -          -              -             -             -
                ---------- -------  ---------  -------------   -----------  ------------

Balance as of
 Aug. 30, 2011  32,445,603
                ---------- -------  ---------  -------------  ------------  ------------

Balance as of
 Aug. 30, 2011
 (post -  4/1
  Rev Split)*    8,111,409
                ---------- -------  ---------  -------------  ------------  ------------
Balance as of
 Dec. 31, 2011   8,111,409          2,768,334       (46,625)     (961,511)     1,760,198
                ========== =======  =========  =============  ============  ============

    * NOTE J











               See Accompanying Notes and Accountant's Report               F 5

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Organization Signal Advance, Inc. (the Company) is currently conducting operations. Signal Advance, Inc., incorporated in Texas on June 4, 1992, is an engineering product and procedure development and consulting firm focused on the application of emerging technologies for biomedical applica-tions.The Company has significant experience in computer technology, distributed information systems, and data acquisition and analysis systems, as well as, medical education and medical-legal litigation support. Recently, the Company has been engaged in two fields of endeavor. The Company has developed and continues to refine electrophysiological signal acquisition systems as well as developing and refining its proprietary "Signal Advance technology" which has potential application in a wide range of additional biomedical applications, as well as, applications outside of biomedicine.

Impairment The Company amortizes intangible assets over their estimated useful lives unless such lives are deemed indefinite. Amortized intangible assets are tested for impairment based on undiscounted cash flows, and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested annually for impair-ment and written down to fair value as required. No impairment of intangible assets has been identified during any of the periods presented.

Cash and Cash Equivalents The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates in Financial Statement Preparation The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company's financial statements include amounts that are based on management's best estimates and judgments. Actual results could differ from those estimates.

Marketable Securities The Company holds certain investments that are treated as available for sale securities under Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and stated at their fair market values. All investments are available for current operations and are classified as other assets in the balance sheet. Unrealized holding gains and losses are included as a component of other comprehensive income until realized. Realized gains and losses are determined by the specific identification method and are included in "Other Income" in the income statement.

Research and Development Research and development expenses are expensed as incurred until technological feasibility can be determined as per FASB No. 86. Upfront and milestone payments made to third parties in connection with research and development collaborations are expensed as incurred up to the point of reg-ulatory approval, marketability, licensing, lease, or sale when the net present value and useful life is able to be determined. Payments made to third parties subsequent to the aforementioned events are capitalized. Amounts capitalized for such payments are included in other intangibles, net of the accumulated amorti-zation, if their useful lives can be determined.

Revenue Recognition As part of the Company's business model and as a result of the company's on-going investment in research and development, the company licenses and sells the rights to certain of its intellectual property (IP) including internally developed patents, trade secrets and technological know-how. Certain transfers of IP to third parties may be licensing/royalty-based, transaction-based, or other forms of transfer. Licensing/royalty-based fees involve transfers in which the company earns the income over time, as a lump-sum payment or the amount of income is not fixed or determinable until the licensee sells future related products (i.e., variable royalty, based upon licensee's revenue). Consulting Income is recognized when the revenue is realized or realizable, and has been earned.


      Accompanying Notes are an Integral Part of the Financial Statements   F 6

Property, Plant and Equipment Land, buildings and equipment are carried at cost less accumulated depreciation. Depreciation is based on the estimated service lives of depreciable assets and is generally provided using the Modified Accelerated Cost Recovery System (MACRS) method. In the case of disposals, assets and related depreciation are removed from the accounts, and the net amounts, less proceeds from disposal, are included in income.

Income Taxes The Company has adopted SEAS No.109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allow-ances are established, if necessary, to reduce the deferred tax asset to the amount that will assure full realization, As of December 31, 2011, the Company recorded a valuation allowance that reduced its deferred tax assets to zero.

Concentrations of Credit Risk Financial instruments which potentially subject the Company to significant concentrations of credit risk consist primarily of investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities can occur in the near term and that each change could materially affect the amounts reported in the financial statement.

Going Concern While the Company is currently conducting operations, it has not yet generated sufficient operating revenue to fund its development activities to date. As such, the Company has relied on funding by the Company's President and the sale of its common stock. There is a substantial doubt that the Company will generate sufficient revenues in future years to meet its operating cash require-ments. Accordingly, the Company's ability to continue operations in the short-term depends on its success in obtaining equity or debt financing in an amount sufficient to support its operations. This could raise doubt as to its ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.


NOTE B - INTANGIBLE PROPERTY

As of December 31, 2011, the balance of intangible property was $1,845.294. $1,250,000 of this balance was due to an assignment of intellectual property (intangible property) related to "Signal Advance technology", transferred from the inventor to the Company in 2008. This technology can enhance the performance of awide variety of signal detection, interventional and control applications

The Company is currently seeking intellectual property protection for internally developed intellectual property referred to as "Signal Advance technology" which resulted from the company's research and development activities. Actual costs incurred in relation to the intellectual property protection of this intangible asset were capitalized. There are patents pending on the intellectual property and any patent infringement case may hinder the Company's ability to generate revenues.

The Company's carrying value is included in "Intellectual Property" on the balance sheet. This intangible asset is not amortized because its useful life cannot be determined. In accordance with SFAS No.142, no amortization was recorded for goodwill and/or intangible assets deemed to have indefinite or indeterminate lives.


NOTE C - MARKETABLE SECURITIES

Cost and fair value of marketable equity securities at December 31, 2011 are as follows:

                                       Cost   Gross Unrealized Loss Fair Value
                                      ------- --------------------- ----------
Equity Securities Available for Sale  $46,625       (46,625)           $ 0


      Accompanying Notes are an Integral Part of the Financial Statements   F 7

NOTE D - EQUIPMENT

Property and equipment are summarized as follows:

                   Machinery and Equipment          $ 119,183
                   Furniture and Fixtures               3,589
                   Cost                               122,772
                   Less: Accumulated Depreciation    (113,885)
                   Net Book Value                 $     8,887

Depreciation expense in the year ending December 31, 2011 was $8,052.


NOTE E - INCOME TAXES

Operating Loss Carry-forwards As of December 31, 2011 the Company has a net operating tax loss carry-forward of $ 39,323. Other loss carry-forwards from previous periods may be offset against future federal income taxes. If not used, loss carry-forwards will expire as follows:

                Year    Operating Losses        Year    Operating Losses
                ----    ----------------        ----    ----------------
                 16           114,901            20             -0-
                 17            46,917            21           250,180
                 18           107,676            22            15,377
                 19            39,720            23            39,323

Deferred Tax Asset A valuation allowance was recognized for the full amount of the deferred tax asset because, based on the weight of available evidence, it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Tax Depreciation   The Company uses the Modified Accelerated Cost Recovery
System (MACRS) for depreciation of property for tax purposes.


NOTE F - NET EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the period. A diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.


NOTE G - RELATED PARTY TRANSACTIONS

The Company was been assigned intangible property in 2008 from the inventor (assignor) who is also the President of the Company. The Company leases office and warehouse space from the President of the Company. See Note I for details.


NOTE H - TRADE PAYABLE

President of the Company has provided on-going services-for-equity reflected by the trade payable. The conversion of the debt to equity in the company will be at a conversion rate negotiated and approved by the Board of Directors.


     Accompanying Notes are an Integral Part of the Financial Statements    F 8

NOTE I - FACILITIES LEASE

The Company currently leases office space, from its president, on a month to month basis at a rate of $700 per month. The following is a schedule of future minimum payments for 4 years under the above operating lease as of December 31, 2011.

                           Year      Amount
                           ----     --------
                           2012      $ 8,400
                           2013        8,400
                           2014        8,400
                           2015        8,400
                                    --------
                                     $33,600

Rental expense amounted to $8,400 for the year ending December 31, 2011.


NOTE J:

In July, 2011 (following approval by the Shareholders in May, 2011) the Board of Directors voted to affect a four for one (4/1) reverse split of its common shares and a "Resolution Relating to a Series of Shares" was submitted to the Texas Secretary of State, pursuant to The Texas Business Organizations Code, section 21.115. The reverse split became effective on September 1, 2011. Fractional shares were rounded up to whole shares. Prior to the reverse split, the common stock shares issued and outstanding totaled 32,603,325. As of December 31, 2011, following the four for one (4/1) reverse split, 8,111,409 shares of common stock were issued and outstanding.


      Accompanying Notes are an Integral Part of the Financial Statements   F 9

                           SUPPLEMENTARY INFORMATION

                          Year Ended December 31, 2011

                               Signal Advance, Inc.
                Schedules of Selling and Administrative Expenses
                           Year Ended December 31, 2011


                     Automobile Expense              $      88
                     Bank Service Charges                   94
                     Dues and Subscriptions                100
                     Education/Training                  2,969
                     Employee Benefits                   2,661
                     Fees/Licenses                         351
                     Interest Expense                    3,942
                     Maintenance and Repairs               759
                     Marketing/Advertising                 650
                     Meals/Entertainment                   281
                     Office Supplies                       120
                     Postage and Delivery                  249
                     Rent                                8,400
                     Telephone                           3,995
                     Travel                              6,701
                     Utilities                           2,676
                                                    ----------
                                                      $ 34,035


                  See Accompanying Notes and Accountant's Report           F 10

                                SIGNAL ADVANCE, INC.

                          AUDITED FINANCIAL STATEMENTS AND
                             SUPPLEMENTARY INFORMATION

                            Year Ended December 31, 2010


TABLE OF CONTENTS                                                      Page No.

ACCOUNTANT'S REPORT...................................................... F 1

FINANCIAL STATEMENTS

  Balance Sheet...........................................................F 2

  Statements of Income and Retained Earnings (Accumulated Deficit)........F 3

  Statement of Cash Flows.................................................F 4

  Statement of Changes in Stockholders' Equity............................F 5

  Notes to Financials Statements........................................F 6-9

SUPPLEMENTARY INFORMATION

  Schedule of Selling and Administrative Expenses........................F 10

                                 Bobby J. Hutton
                           Certified Public Accountant
                               4824 Courtside Drive
                               Fort Worth, TX 76133

               Report of Independent Registered Public Accounting Firm


The Board of Directors
Signal Advance, Inc.
2520 CR 81
Rosharon, TX  77583

We have audited the accompanying balance sheet of Signal Advance, Inc. (A Texas Corporation) as of December 31, 2010, and the related statements of income and retained earnings (accumulated deficit), cash flows and changes in stockholders' equity for the year then ended. The financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. n audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Signal Advance, Inc. as of December 31, 2010 and the results of its operations and its cash flows for the year then ended in conformity with account principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A in the finan-cial statements, the Company's operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.


Very truly yours,

/s/ Bobby J. Hutton

Bobby J. Hutton
Certified Public Accountant

Fort Worth, Texas
April 16, 2012
                                                                            F 1

                              Signal Advance, Inc.
                                 Balance Sheets
                          Year Ended December 31, 2010


   ASSETS

     Current Assets
       Cash                                                 $    2,378
       Accounts Receivable                                         109
                                                            ----------
         Total Current Assets                                    2,487

     Equipment (net accumulated depreciation) - Note D          16,331

     Intellectual Property - Note B                          1,723,943

     Long-term Investments                                      21,369
                                                            ----------
   TOTAL ASSETS                                             $1,764,129
                                                            ==========

   LIABILITIES & SHAREHOLDERS' EQUITY

     Current Liabilities
       Loan from Shareholder                                    41,275
                                                            ----------
         Total Current Liabilities                              41,275

     Long Term Liabilities
       Trade Payable - Note H                                      -0-
                                                            ----------
         Total Long Term Liabilities                               -0-
                                                            ----------
           Total Liabilities                                $   41,275
                                                            ----------

      Shareholders' Equity

        Common stock - $0 par value, 32,325,603 shares
          issued and outstanding as of 2010
        Paid-in Capital in excess of par                     2,691,667
        Net Other Comprehensive Gain/(Loss) - Note C           (46,625)
        Accumulated Deficit                                   (922,188)
                                                            ----------

           Total Shareholders' Equity                        1,722,855
                                                            ----------

       TOTAL LIABILITIES & SHAREHOLDERS' EQUITY             $1,764,129
                                                            ==========


               See Accompanying Notes and Accountant's Report               F 2

                              Signal Advance, Inc.
         Statements of Income and Retained Earnings (Accumulated Deficit)
                          Year Ended December 31, 2010


          REVENUES
            Consulting                                        $      -0-
            Licensing                                            100,000

          COST OF SALES                                               -
                                                              -----------

          GROSS PROFIT                                           100,000

          EXPENSES
            Professional Services                                 20,350
            Selling and Administrative                            23,452
            Research and Development                              38,000
            Depreciation                                          10,025
                                                               ----------
          TOTAL EXPENSES                                       $  91,827
                                                               ----------
            Net Operating Gain(Loss)                               8,173

          OTHER INCOME AND (EXPENSES)
            Interest Expense                                     (15,028)
            Other Regular Income                                     109
            Gain (Loss) on Equity Investments - Note I            (8,631)

              NET LOSS                                         $ (15,377)
                                                               ==========

           BEGINNING ACCUMULATED DEFICIT                        (906,811)

           ENDING ACCUMULATED DEFICIT                          $(922,188)
                                                               ==========

           Net loss per common share - basic and diluted       $ (0.0285)
             - Note F

           Shares used to calculate net loss per common share 32,325,603
             - basic and diluted
              (total Issued and outstanding less treasury)


                 See Accompanying Notes and Accountant's Report             F 3

                                Signal Advance, Inc.
                              Statements of Cash Flow
                           Year Ended December 31, 2010

            OPERATING ACTIVITIES
              Net Income                                           (15,377)
              Adjustments to reconcile Net Income to net cash
               provided by operations:

                Accounts Receivable                                   (109)
                Short Term Loan                                     15,842

            Net cash provided by Operating Activities                  356


            INVESTING ACTIVITIES
              5-Year Assets: Cost / Basis                           (1,489)
              5-Year Assets: Depreciation                            9,941
              7-Year Assets: Depreciation                               84
              Intellectual Property: Cost/basis                    (25,400)
              Long-Term Investments                                  8,631

            Net cash provided by Investing Activities               (8,232)

           FINANCING ACTIVITIES

              Note Payable                                        (344,017)
              Capital Investment                                   337,468

           Net cash provided by Financing Activities                (6,549)

          Net cash increase for period                             (14,426)

          Cash at beginning of period                               16,803

        Cash at end of period                                        2,378


        SUPPLEMENTAL DISCLOSURES FOR CASH FLOW INFORMATION

          Cash Paid for:
            Interest                                                15,028



                See Accompanying Notes and Accountant's Report              F 4

                            Signal Advance, Inc.
                Statements of Changes in Shareholders' Equity
                       Years Ended December 31, 2010


                    Common Stock    Additional  Net Other                    Total
                                    Paid-in     Comprehensive

   Accumulated

  Shareholders
                   Shares   Amount

  Capital     Gain/(Loss)     Deficit      Equity
                 ---------- ------  ----------  -------------   -----------  ------------
Balance as of
 Dec. 31, 2009   29,725,603     -    2,354,199       (46,625)     (906,811)    1,400,763
                 ========== ======  ==========  =============   ===========  ============
Shares Issued     2,600,000     -      337,468             -             -       337,468

Net Other
Comprehensive
Loss

Net Loss                                                           (15,377)      (15,377)

Treasury Stock           -      -           -              -             -            -
                 ---------- ------  ----------  --------------  ------------  ------------

Balance as of
 Dec.  31, 2010  32,325,603     -    2,691,667        (46,625)     (922,188)    1,722,855
                 ========== ======  ==========  ==============  ============  ============



              See Accompanying Notes and Accountant's Report                F 5

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Organization Signal Advance, Inc. (the Company) is currently conducting operations. Signal Advance, Inc., incorporated in Texas on June 4, 1992, is an engineering product and procedure development and consulting firm focused on the application of emerging technologies for biomedical applications. The Company has significant experience in computer technology, distributed information systems, and data acquisition and analysis systems, as well as, medical education and medical-legal litigation support. Recently, the Company has been engaged in two fields of endeavor. The Company has developed and continues to refine electrophysiological signal acquisition systems as well as developing and refining its proprietary "Signal Advance technology" which has potential application in a wide range of additional biomedical applications, as well as, applications outside of biomedicine.

Impairment The Company amortizes intangible assets over their estimated useful lives unless such lives are deemed indefinite. Amortized intangible assets are tested for impairment based on undiscounted cash flows, and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested annually for impair-ment and written down to fair value as required. No impairment of intangible assets has been identified during any of the periods presented.

Cash and Cash Equivalents The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates in Financial Statement Preparation The preparation of finan-cial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contin-gent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company's financial statements include amounts that are based on management's best estimates and judgments. Actual results could differ from those estimates.

Marketable Securities The Company holds certain investments that are treated as available for sale securities under Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and stated at their fair market values. All investments are available for current operations and are classified as other assets in the balance sheet. Unrealized holding gains and losses are included as a component of other comprehensive income until realized. Realized gains and losses are determined by the specific identification method and are included in "Other Income" in the income statement.

Research and Development Research and development expenses are expensed as incurred until technological feasibility can be determined as per FASB No. 86. Upfront and milestone payments made to third parties in connection with research and development collaborations are expensed as incurred up to the point of regu-latory approval, marketability, licensing, lease, or sale when the net present value and useful life is able to be determined. Costs associated with intellec-tual property protection are capitalized. Amounts capitalized for such payments are included in intellectual property other intangibles, net of the accumulated amortization, if their useful lives can be determined.

Revenue Recognition As part of the Company's business model and as a result of the company's on-going investment in research and development, the company li-censes and sells the rights to certain of its intellectual property (IP) including internally developed patents, trade secrets and technological know-how. Certain transfers of IP to third parties may be licensing/royalty-based, transaction-based, or other forms of transfer. Licensing/royalty-based fees involve transfers in which the company earns the income over time, as a lump-sum payment or the amount of income is not fixed or determinable until the licensee sells future related products (i.e., variable royalty, based upon licensee's revenue). Consulting Income is recognized when the revenue is realized or realizable, and has been earned.


     Accompanying Notes are an Integral Part of the Financial Statements    F 6

Property, Plant and Equipment Land, buildings and equipment are carried at cost less accumulated depreciation. Depreciation is based on the estimated service lives of depreciable assets and is generally provided using the Modified Accelerated Cost Recovery System (MACRS) method. In the case of disposals assets and related depreciation are removed from the accounts, and the net amounts, less proceeds from disposal, are included in income.

Income Taxes The Company has adopted SEAS No.109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and taxbasis of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allow-ances are established, if necessary, to reduce the deferred tax asset to the amount that will assure full realization, As of December 31, 2010, the Company recorded a valuation allowance that reduced its deferred tax assets to zero.

Concentrations of Credit Risk Financial instruments which potentially subject the Company to significant concentrations of credit risk consist primarily of investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities can occur in the near term and that each change could materially affect the amounts reported in the financial statement.

Going Concern While the Company is currently conducting operations, it has not yet generated sufficient operating revenue to fund its development activities to date. As such, the Company has relied on funding by the Company's President and the sale of its common stock. There is a substantial doubt that the Company will generate sufficient revenues in future years to meet its operating cash requirements. Accordingly, the Company's ability to continue operations in the short-term depends on its success in obtaining equity or debt financing in an amount sufficient to support its operations. This could raise doubt as to its ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.


NOTE B - INTANGIBLE PROPERTY

As of December 31, 2010, the balance of intangible property was $1,723.943. $1,250,000 of this balance was due to an assignment of intellectual property (intangible property) related to "Signal Advance technology", transferred from the inventor to the Company in 2008. This technology, which continues to be developed and refined, will be used to enhance the performance of the company's advanced bio-signal detection systems already under development

The Company is currently seeking intellectual property protection for refine-ments to its iintellectual property referred to as "Signal Advance Technology" which resulted from the company's research and development activities. Actual costs incurred in relation to the intellectual property protection of this intangible asset were capitalized. There are patents pending on the intellectual property and any patent infringement case may hinder the Company's ability to use this software license.

The Company's carrying value is included in "Intellectual Property" on the balance sheet. This intangible asset is not amortized because its useful life cannot be determined. In accordance with SFAS No. 142, no amortization was recorded for goodwill and/or intangible assets deemed to have indefinite or indeterminate lives.


NOTE C - MARKETABLE SECURITIES

Cost and fair value of marketable equity securities at December 31, 2010 are as follows:
                                        Gross Cost  Unrealized Loss  Fair Value
                                        ----------  ---------------  ----------
Available for Sale Equity Securities 	 $46,625        (46,625)        $ 0


     Accompanying Notes are an Integral Part of the Financial Statements    F 7

NOTE D - EQUIPMENT

Property and equipment are summarized as follows:

                   Machinery and Equipment         $ 118,577
                   Furniture and Fixture               3,588
                   Cost                              122,165
                   Less: Accumulated Depreciation   (105,534)
                   Net Book Value                    $16,331

Depreciation expense in the year ending December 31, 2010 was 10,025.


NOTE E - NCOME TAXES

Operating Loss Carry-forwards As of December 31, 2010 the Company does not have a net operating tax loss carry-forward. Other loss carry-forwards from previous periods may be offset against future federal income taxes. If not used, loss carry-forwards will expire as follows:

                    Year    Operating Losses        Year    Operating Losses
                    ----    ----------------        ----    ----------------
                     16            114,901           20               -0-
                     17             46,917           21           250,180
                     18            107,676           22            15,377
                     19             39,720

Deferred Tax Asset A valuation allowance was recognized for the full amount of the deferred tax asset because, based on the weight of available evidence, it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Tax Depreciation   The Company uses the Modified Accelerated Cost Recovery
System (MACRS) for depreciation of property for tax purposes.


NOTE F - NET EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the period. A diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.


NOTE G - RELATED PARTY TRANSACTIONS

The Company was been assigned intangible property in 2008 from the inventor (assignor) who is also the President of the Company. The Company leases office and warehouse space from the President of the Company. See note J for details.


NOTE H - TRADE PAYABLE

Note to the President of the Company was paid-in-full through the conversion of the debt to equity in the company at a conversion rate negotiated and approved by the Board of Directors.


      Accompanying Notes are an Integral Part of the Financial Statements   F 8

NOTE I - OTHER INCOME (EXPENSE)

Other (income) and expense includes interest income, gains and losses from securities and other investments.


NOTE J - FACILITIES LEASE

The Company currently leases office space, from its president, on a month to month basis at a rate of $700 per month. The following is a schedule of future minimum payments for 4 years under the above operating lease as of December 31, 2010.

                              Year      Amount
                              ----     --------
                              2011     $  8,400
                              2012        8,400
                              2013        8,400
                              2014        8,400
                                       --------
                                        $33,600

Rental expense amounted to $8,400 for the year ending December 31, 2010.


      Accompanying Notes are an Integral Part of the Financial Statements   F 9

                           SUPPLEMENTARY INFORMATION

                         Year Ended December 31, 2010


                              Signal Advance, Inc.
                Schedules of Selling and Administrative Expenses
                         Year Ended December 31, 2010


                  Automobile Expense                 $      90
                  Bank Service Charges                     166
                  Education/Training                     2,979
                  Employee Benefits                        137
                  Maintenance and Repairs                  902
                  Marketing/Advertising                    250
                  Meals/Entertainment                      238
                  Office Supplies                          112
                  Postage and Delivery                     118
                  Rent                                   8,400
                  Telephone                              3,219
                  Travel                                 4,872
                  Utilities                              1,969
                                                     ---------
                                                     $  23,452


                 See Accompanying Notes and Accountant's Report            F I0

Selected financial data (Item 11f)

Not required for smaller reporting companies


Supplementary financial information (Item 11g)

Not required for smaller reporting companies


Management's discussion and analysis of financial condition and results of operations (Item 11h)

The following discussion should be read in conjunction with our Financial State-ments and notes thereto appearing elsewhere in this prospectus. The following discussion contains forward-looking statements, including, but not limited to, statements concerning our plans, anticipated expenditures, the need for additional capital and other events and circumstances described in terms of our expectations and intentions. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward-looking statements are based upon estimates, forecasts, and assumptions that are inherently subject to signi-ficant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by us, or on our behalf. We disclaim any obligation to update forward-looking statements. You are urged to review the information set forth under the captions for factors that may cause actual events or results to differ materially from those discussed below.

 Overview

Signal Advance, Inc. (SAI) emerged in 2007 to develop and refine its most important and promising proprietary Signal Advance technology (SAT) for which the Company is now pursuing commercialization. Ongoing R&D activities have greatly expanded SAI's range of potential applications while targeting specific ones. SAI's goals over the last two fiscal years have been to validate SA technology and the Company's plan for commercialization. Scientific validation was achieved through the successful completion, in 2010, of a University of Texas dissertation study. Following rigorous review and approval by an indepen-dent faculty committee, a doctorate degree was subsequently awarded to the Company's president. Technical validation was achieved through the publication of a peer-reviewed feature article in the IEEE Circuits and System magazine.
In 2011, the Company was awarded the first place Goradia Innovation Prize providing commercial validation. In addition, The Intellectual Property Section of the Oklahoma Bar Association named Dr. Chris Hymel, the Company's president, the 2012 Innovator of the Year for his development work on Signal Advance technology.

Our auditors have issued a going concern opinion as the Company has generated insufficient revenues to fund planned R&D, marketing and intellectual protection inthe near-term. SAI will continue to rely, at least partially, upon capital investment to cover the projected costs of executing the Company's business plan and effectively commercialize its proprietary signal advance technology. The Company does not currently have firm commitments with respect to, or sources of, additional financing, thus there is no assurance that the Company will have sufficient capital which would require operation to be scaled back accordingly.

Results from Operations

 Income
Historically, the majority of income was derived from consulting services. SAI's business plan is to license its proprietary SA technology to manufacturers to improve their product performance and derive revenues from royalties and con-sulting with licensees. Initially, SAI's marketing strategy is the development and testing of application-specific SA circuit designs in order to demonstrate performance improvements to prospective licensees.

Income Revenues for fiscal years ending 2011 and 2010 were $45,000 and $100,109 respectively. For the interim period ending June 30, 2012, revenues were $4,025. This underscores the Company's on-going reliance on capital investment to continue operations.

 Other Income
In 2011, SAI placed first in the Goradia Innovation prize competition and was awarded a $35,000 prize.

Expenses
Expenses are classified into the following four broad categories: Depreciation, Professional Services, Research and Development and Selling, General and Admin-istrative. SAI has engaged consultants to accomplish its goals over the last two years. With sufficient capitalization, the majority of these consultants have expressed interest in working full-time for the Company. Professional Services includes expenses for legal, accounting, transfer agent and director's fees. The increase seen in the interim period ending June 30, 2012 and 2011 expenses for Professional Services reflect fees to attorneys and auditors for preparation to become registered and reporting with the Securities and Exchange Commission. Research and Development expenses reflect the Company's increased focus on scientific, technical and commercial validation. Expenses for the interim period ending June 30, 2012 and fiscal years ending 2011 and 2010 were as follows:

Expenses                    Six Month Period
                          Ending June 30, 2012     2011       2010
                          --------------------   --------   --------
Depreciation:                         -            8,051     10,025
Professional Services:            31,300          32,237     20,350
Research and Development:         15,000          45,000     38,000
Selling, General
   and Administrative:            18,044          34,035     38,479






Other Income/Expense
Other Income was $69 during the interim period ending June 30, 2012, zero in 2011 and $8,631 in 2010. This expense resulted from losses incurred by a firm in which the Company had invested (in exchange for services) prior to 2010 and was also reflected in the reduction in Long Term Investments from $30,000 in 2009 to $21,269 in 2010 and $21,438 on June 30, 2012 on the balance sheet.

Liquidity and Capital Assets

 Current Assets
As of June 30, 2012, SAI and cash and cash equivalents of $25,033 and marketable securities of $417 as compared to $12,918 and $25,000, as of December 31, 2011 and $2,278 and -0-, respectively as of December 31, 2010. These assets will be used as working capital to execute the Company's business plan. As such, the Company anticipates the need to raise additional capital through debt or equity financings to fund operations over the next 12 months.

Fixed assets (office/laboratory equipment) were $8.887 in 2011 and $16,331 in 2010 due to depreciation expense. As of June 30, 2012, no depreciation has been applied.

 Other Assets
In 2011, and during the interim period ending June 30, 2012, significant resources were applied to the protection of intellectual property (IP). This includes 1) responses to preliminary searches and initial office actions in the national phase of some of the international filings, 2) preparation and submission of amendments and additional disclosures in the US Patent and Trade-mark Office (USPTO) as well as the European (EPO) and Chinese (CPO) Patent Offices and 3) reviews of, and responses to, the first office actions from the USPTO, CPO and EPO. The CPO has since issued a Notice of Allowance in providing patent protection in China. The Company is encouraged by the action by the CPO, based on the similarity of the content of the USPTO, EPO and CPO office actions as the claims amendments are similar in all three venues and the Company has confidence in the its responses to questions raised as well as distinctions between SAI's intellectual property and the prior art cited in the respective USPTO and EPO office actions.

The direct expenses related to IP protection are capitalized. In 2011 Intellec-tual Property increased to $1,878,094 during the period ending June 30, 2012 from $1,845,294 and 1,723,943, in years ending 2011 and 2101, respectively. $1,250,000 of this balance resulted from the assignment of the "Signal Advance" IP to SAI from the Company's president in 2008.

Results for a single long term investment were discussed previously under "OTHER INCOME/EXPENSE", l Marketable securities acquired in 2011 lost most of their value by June 30, 2012 decreasing from $25,000 at acquisition to $417 by June 30, 2012.

 Liabilities
Liabilities include a short-term loan to SAI from its President which decreased to $36,206 by June 30, 2012 from $41,275 in 2010. In additional a trade payable, representing compensation due the Company's president, of $120,000 at year-end 2011 was paid in full by issuing equity in exchange for these services.

 Shareholders' Equity
The accumulated deficit on June 30, 2012 was $1,021,781, compared to $ 965,511 and $922,188 at year end 2011 and 2010, respectively. In 2011, the shareholders approved and the board executed a corporate action to reverse split the common stock at a ratio of 4 for 1 yielding a total for shares issued and outstanding of 8,111,409 at year end, 2011. As of June 30, 2012, 8,334,159 shares were issued and outstanding yielding a loss per share of $0.1226. The losses per share for years ending 2011 and 2010 were $0.1185 and $0.1141 respectively.

Off-Balance Sheet Transactions

There are no off-balance sheet items, and all transactions are in U.S. dollars, and SAI is not subject to currency fluctuations or similar market risks.

Significant Accounting Policies

 Cash And Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Marketable Securities
The Company holds certain investments that are treated as available for sale securities under Statement of Financial Accounting Standards No. 115, "Account-ing for Certain Investments in Debt and Equity Securities" and stated at their fair market values. All investments are available for current operations and are classified as other assets in the balance sheet. Unrealized holding gains and losses are included as a component of other comprehensive income until realized. Realized gains and losses are determined by the specific identifica-tion method and are included in "Other Income" in the income statement.

 Research And Development
Research and development expenses are expensed as incurred until technological feasibility can be determined as per FASB No. 86. Upfront and milestone payments made to third parties in connection with research and development collaborations are expensed as incurred up to the point of regulatory approval, marketability, licensing, lease, or sale when the net present value and useful life is able to be determined. Payments made to third parties subsequent to the aforementioned events are capitalized. Amounts capitalized for such payments are included in other intangibles, net of the accumulated amortization, if their useful lives can be determined.

 Revenue Recognition
As part of the Company's business model and as a result of the Company's on-going investment in research and development, the Company licenses and sells the rights to certain of its intellectual property (IP) including internally developed patents, trade secrets and technological know-how. Certain transfers of IP to third parties may be licensing/royalty-based, transaction-based, or other forms of transfer. Licensing/royalty-based fees involve transfers in which the Company earns the income over time, as a lump-sum payment or the amount of income is not fixed or determinable until the licensee sells future related products (i.e., variable royalty, based upon licensee's revenue). Consulting Income is recognized when the revenue is realized or realizable, and has been earned.

 Property, Plant And Equipment
Land, buildings and equipment are carried at cost less accumulated depreciation. Depreciation is based on the estimated service lives of depreciable assets and is generally provided using the Modified Accelerated Cost Recovery System (MACRS) method. In the case of disposals, assets and related depreciation are removed from the accounts, and the net amounts, less proceeds from disposal, are included in income.

 Income Taxes
The Company has adopted SEAS No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax conse-quences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will assure full realization, As of December 31, 2011, the Company recorded a valuation allowance that reduced its deferred tax assets to zero.

 Concentrations of Credit Risk
Financial instruments which potentially subject the Company to significant concentrations of credit risk consist primarily of investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities can occur in the near term and that each change could materially affect the amounts reported in the financial statement.

 Intangible Property
As of June 30, 2012 the balance of intangible property was $1,878,094, compared to balances for years ending 2011 and 2010 of $1,845.294 and 1,723,943, respec-tively. The Company continues to pursuing intellectual property protection for refinements to the technology which resulted from the Company's research and development activities. Actual costs incurred in relation to the intellectual property protection of this intangible asset were capitalized. The Company's carrying value is included in "Intellectual Property" on the balance sheet. This intangible asset is not amortized because its useful life cannot be determined. In accordance with SFAS No.142, no amortization was recorded for goodwill and/or intangible assets deemed to have indefinite or indeterminate lives

 Impairment
The Company amortizes intangible assets over their estimated useful lives unless such lives are deemed indefinite. Amortized intangible assets are tested for impairment based on undiscounted cash flows, and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested annually for impairment and written down to fair value as required. No impairment of intangible assets has been identified during any of the periods presented.

 Deferred Tax Asset
A valuation allowance was recognized for the full amount of the deferred tax asset because, based on the weight of available evidence, it is more likely than not that some portion or the entire deferred tax asset will not be realized.

 Net Earnings Per Share
Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

 Contractual Obligations


Payments due by Period  Total     <1 year    1-3 years    3-5 years    >5 years
                      ---------  ---------  -----------  -----------  ----------
Office Lease          $8,400/yr  $8,400/yr
(month-to-month)


Changes in and disagreements with accountants on accounting and financial disclosure (Item 11i)

There have been no changes in, or disagreements with, accountants on any accounting or financial disclosure matters.


Quantitative and Qualitative disclosures about market risk (Item 11j)

Not required for smaller reporting companies.


Directors and Executive Officers (Item 11k)

The following table sets forth the names, positions and ages of the current SAI Directors and Officers and the date such person became a Directors and/or Officer. Directors are elected during the annual shareholders' meeting and serve for one year and until their successors are elected and qualify. Officers are elected by our board of directors and their terms of office are at the discretion of our board. There are no family relationships among our directors, executive officers, director nominees or significant employees. Two of our Directors are independent as determined by the NASDAQ listing standards.

     Director/Officer      Age     Title
     ----------------      ---     -----
     Chris Hymel            54     President/Treasurer
     Malcolm Skolnick       77     Secretary
     Ron Stubbers           50     Vice-President
     Richard Seltzer        57     None
     Karl Zercoe            48     None
     David Minter           48     None

All directors hold office until the next annual meeting of the shareholders of the Company and until their successors have been duly elected and qualified.
The Company's Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.


Biographies

Chris M. Hymel, Ph.D. (President/Treasurer, Director

Dr. Hymel, an experienced entrepreneur, founded the Company in 1992 and has served as a director and its President and Treasurer since its inception. Dr. Hymel had previously founded CH Systems (1985), a computer systems/networking consulting and development firm and also served on the board of a non-profit corporation, Educational Enrichment Center through 2009. His work experience also includes biomedical technology development in the University of Texas Neurophysiology Research Center, control systems engineering for Shell Oil & Shell Development Companies and Johnson Controls, Inc. Dr. Hymel holds a doctorate in biomedical sciences from the University of Texas Health Science Center - Houston as well as bachelors and masters degrees in electrical engineering from Texas A&M University. He holds multiple patents and has authored a number of scientific/technical publications. Dr. Hymel, the developer of SAT, successfully demonstrated the temporally advanced detection of ECG (cardiac) signals in a dissertation study completed at the University of Texas
- Houston Health Science Center in August 2010.

Malcolm Skolnick, Ph.D., J.D. (Secretary, Director)

Dr. Skolnick received his Ph.D. in physics from Cornell University and J.D. from the University of Houston Law Center. He has recently retired after ten years as a Director, President and CEO of CytoGenix, Inc., a publicly traded, development stage biotechnology firm in Houston Texas. Prior to joining CytoGenix, Dr. Skol-nick, a tenured professor, held academic positions in the Medical School, the Graduate School of Biomedical Sciences and the School of Public Health (SPH) of the University of Texas Health Science Center at Houston (UTHSC). In addition to his service as a Department Chair in the Medical School and professorial duties, Dr. Skolnick directed the UTHSC Office of Technology Management, over-seeing theUniversity's activities in protecting and licensing its technology portfolio. He also headed the Neurophysiology Research Center and served as principal investigator of several clinical trials in pain management, smoking cessation and reduction of withdrawal symptoms in drug addiction. Dr. Skolnick also serves as Director and Vice President of the Southwest Health Technology Foundation, Resolution Forum, Inc., Responsible Community Design International, Inc., and Hudson Forest Homeowners' Association. Dr. Skolnick is a registered patent attorney, patented inventor and is licensed to practice law in the State of Texas. He is active in patent prosecution and licensing for selected clients and has served as an expert witness in intellectual property, product liability, and accident reconstruction matters.

Ron A, Stubbers, B.S. (Vice-President, Engineering)

Mr. Stubbers has been developing and manufacturing electronic biomedical devices for over 20 years, much of it while VP of Engineering and VP of Operations for Neuroscan, Inc., Compumedics, USA, and aDEPtas, Inc. His experience includes development and production of medical devices ranging from neurostimulation systems to EEG acquisition and analysis systems. He has also worked in the areas of product design and manufacturing engineering, quality, regulatory and technical support for startup companies. A former manager of quality and regulatory affairs, Mr. Stubbers has experience in corporate ISO/EN/QSR quality management systems requirements and compliance and European CE and FDA 510K Class II and other regulatory approvals for world-wide medical device distri-bution. Mr. Stubbers received his bachelor's degree in electrical engineering from the University of Idaho and has completed graduate coursework at the University of Texas, Graduate School of Biomedical Sciences and at Rice University.

Richard C. Seltzer, J.D., LL.M. (Director)

Mr. Seltzer received his J.D. from South Texas College of Law in 1981 and his LL.M. in Taxation from the University of Florida in 1982 He is also an approved mediator in the State of Texas. Mr. Seltzer has been in private practice for almost thirty years representing both established and startup businesses in acquisitions and mergers, financial and tax issues, contractual matters, share-holder disputes, real estate acquisitions and general business litigation in Texas State Courts. His practice includes arranging viable capital infusions for ongoing businesses, negotiating business and real estate related contracts. He has handled the licensing of proprietary information for a non-profit organization in Texas. He has also successfully represented numerous taxpayer corporations and individuals before the Internal Revenue Service, including both its Appellate and Collection Divisions as well as representing taxpayers for matters filed with the U.S. Tax Court. Mr. Seltzer is a frequent invited speaker covering general business topics at the People's Law School in con-junction with the University ofHouston Law School. Mr. Seltzer currently serves as a member of the Board of Directors of both Bridges to Life, a non-profit organization in Houston and STARBASE, Inc., a federally funded educational program in conjunction with the Department of Defense and the National Guard that works with upper elementary school students particularly interested in math, science, engineering and technology related programs. In addition, Mr. Seltzer serves on the Boards of Directors of Atlas Management, Inc., Innovative Tooling and Accessories, Inc., Intuitec, Inc., Milsob Properties, Inc., all Texas corporations, and Delta Shaver Corporation, a Delaware corporation.

Karl Zercoe, B.S. (Director)

Mr. Zercoe, a computer programmer and experienced entrepreneur, has been designing and implementing software applications since 1986. He founded Titanium Software, Inc. in 1996 and is the Director, President and Owner. In 2003 his firm focused on an application for electronic medical records and scheduling for college counseling centers. Their software, Titanium Schedule, is now the market leader with 650 installations in 9 countries. Titanium Software's revenues have grown at least 16% a year, every year, for the last 5 years. Mr. Zercoe has a B.S. in computer science with a minor in mechanical engineering from Texas A&M University.

David Minter, BA (Director)

Mr. Minter founded Minter Consulting in 1998, and has provided technical and project management consulting services through his firm to large, multinational corporations. His background includes extensive business process development and redesign, as well as the management of large scale software implementation projects for such companies as Raytheon, Waste Management, Shell Oil, Tenneco Gas, Pactiv Corporation, and Service Corporation International (SCI). Prior to forming his consulting business, Mr. Minter spent 10 years in the energy industry, working in various management positions in accounting, pipeline operations, contract administration and payroll for El Paso Energy (formally Tenneco Gas). Currently, Mr. Minter is a Director in Human Resources at Service Corporation International. In his current capacity he manages various HR and sales related projects and initiatives. He has extensive experience in all HR related functions including HR compliance, payroll policy and operations, HR systems, talent management, and benefits. Mr. Minter received his BBA from the University of Texas in 1986, and holds a certification in project management from the Project Management Institute (PMI).

 Significant Employees

None

 Family Relationship

None


Executive Compensation and Other Information (Item 11l)

We are providing compensation disclosure that satisfies the requirements applic-able to emerging growth companies, as defined in the JOBS Act. The summary compensation table below shows certain compensation information paid for services rendered in all capacities to us by our principal executive officer and by each other executive officer whose total annual salary and bonus exceeded $100,000 during the six month interim period ending on June 30, 2012 as well as years ending December 31, 2011 and 2010. Other than as set forth below, no executive officer's total annual compensation exceeded $100,000 during our last fiscal period.


Summary Compensation Table

                                                                                    Non-Qualified
                                                 Stock              Non-Equity      Deferred       All Other
             Principal  Year or                  Awards    Options  Incentive Plan  Compensation   Compensation
Name         Position   Period   Salary  Bonus   (1)       Awards   Compensation    Earnings       (2)           Total
-----------  ---------  -------  ------  ------  --------  -------  --------------  -------------  ------------  --------


Chris Hymel  PEO/PFO    Jan-Jun    -0-    -0-     $54,000    -0-          -0-            -0-            $4,683   $ 59,683
                         2012

Chris Hymel  PEO/PFO     2011      -0-    -0-    $120,000    -0-          -0-            -0-            $5,630   $125,630

Chris Hymel  PEO/PFO     2010      -0-    -0-    $120,000    -0-          -0-            -0-            $3,117   $123,117

(1) Non-cash compensation: Equity (Common Stock) issued in exchange for services
(2) Reimbursement of medical and professional development expenses

SAI entered into a compensation agreement with Dr. Chris M. Hymel, the Company President, whereby he is compensated at $120,000 per year plus limited reimbursement of medial and professional development expenses. Dr. Hymel is expected to devote essentially full-time (at least 40 hours/week) on activities related to the Company. The term of the agreement is year-to-year but may be terminated by giving one month's notice. Eligible medical and professional development expenses are either paid or reimbursed in cash and annual compensa-tion for services rendered has been in the form of equity, specifically, common stock for years ended December 31, 2011 and 2010.

In years ending 2010, 2011 and the interim six month period ending June 30, 2012, Dr Skolnick received $25,000, $20,000 and $15,000 in the form of equity (common stock) in exchange for services, the majority of which was related to intellectual property protection. All other executive officers received well under less than $10,000 compensation in the same periods, also in the form of equity (common stock) in exchange for their services. No executive officers received a bonus or deferred compensation.

Other Executive Officer Compensation:

    Outstanding Equity Awards
      at December 31, 2011, 2010 and as of June 30, 2012:       None
    Option Exercises and Stock Vested Table:                    None
    Pension Benefits Table:                                     None
    Non-qualified Deferred Compensation Table:                  None
    All Other Compensation Table:                               None
    Perquisites Table:                                          None

There are no existing or planned option/SAR grants.

 Director Compensation
Other than as described above, Directors received $5,000 or less in compensation annually, in the form of equity (common stock) in exchange for their service on the Board the company.

There are no employment contracts, compensatory plans or arrangements (except as referenced above for the Company President), including payments to be received from the Company with respect to any executive officer of the Company which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the Company or its subsidiaries, any change in control of the Company or a change in the person's responsibilities following a change in control of the Company. Nor are there any agreements or understandings for any director or officer to resign at the request of another person. None of the Company's directors or executive of-ficers is acting on behalf of or will act at the direction of any other person.

 Compensation Pursuant to Plans
There is no retirement, pension, profit sharing, or other plan covering any of our officers and directors. The Company has adopted no formal stock option plans for our officers, directors and/or employees. SAI reserves the right to adopt one or more stock options plans in the future. Presently, there is no plan to issue additional equity in the Company or options to acquire the same to our officers, directors or their affiliates or associates except for compensation of Director and Officers as described previously.

 Corporate Governance
Currently, the Company has no formal, completely independent Audit or Compensation Committee.


 Security Ownership of Certain Beneficial Owners (Item 11m)

The Company is authorized to issue 100,000,000 shares of common stock, with no par value. Holders of common stock are entitled to one vote per share on all matters subject to shareholder vote. The common stock has no preemptive, cumulative or other subscription rights. All of the presently issued shares of common stock are fully paid and non-assessable. The Board of Directors may declare dividends payable to holders of common stock out of legally available funds. If the Company is liquidated or dissolved, holders of shares of common stock will be entitled to share ratably in any assets of the Company remaining after satisfaction of all of its liabilities.

As of August 15, 2012, 8,334,159 shares had been issued to 156 shareholders. The following table sets forth the number of shares of common stock beneficially owned as of August 15, 2012 by (i)each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii)each of our directors and executive officers, (iii)all officers and directors as a group and, (iv)all officers and directors and each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock as a group. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name, subject to community property laws, where applicable.

                                                   Amount and Nature
                                        Title of   of Beneficial       Percent
Name and Address of Beneficial Owner    Class      Ownership(1)
  of Class
-------------------------------------   --------   -----------------   --------

Chris Hymel, Director/Officer (2)       Common         3,616,763        43.40%
Ray Corkran(3)                          Common           821,250         9.85%
Malcolm Skolnick, Director/Officer(2)   Common           278,334         3.34%
Karl Zercoe, Director(2)                Common           256,250         3.07%
Ron Stubbers, Officer(2)                Common           198,750         2.38%
Richard C. Seltzer,Director(2)          Common            76,500         0.92%
David Minter(2)                         Common            32,000         0.38%
Officers/Directors as a group           Common         4,458,597        53.50%
  (6 individuals)
Officers/Directors & >5% Shareholders   Common         5,279,847        63.35%
  as a group (7 individuals)

 (1) Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.
 (2) The address used for all Directors/Officers is 2520 County Road 81, Rosharon, Texas 77583
 (3) The address for Ray Corkran is 321 Grand Ranch Lane, Friendswood, Texas
     77546


Transactions with Related Persons and Corporate Governance (Item 11n)

Other than the President's compensation, described previously, since our incep-tion, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or will be a party:

1) in which the amount involved exceeds $120,000; and
2) in which any director, executive officer, shareholder who beneficially owns 5% or more of SAI common stock, or any member of their immediate family, had or will have a direct or indirect material interest.

 Director Independence
The Company has not established its own definition for determining whether its directors and nominees for directors are "independent" nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system. However, as determined by the NASDAQ listing standards, two of the Company's directors, Mr. Minter and Mr. Zercoe, are considered independent as they are not Officers of the Company, receive no compensation for services other than as directors and own less than 5% of the issued and outstanding shares of the Company.


INCORPORATION OF CERTAIN INFORMATION BY REFERENCE (Item 12)

Not Applicable to Registrant

Part II
                        Information Not Required in Prospectus


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (Item 13)
The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be borne by the Company. All amounts are estimates, other than the SEC registration fee.


             SEC Registration Fee$      $    351.95
             Accounting/Auditing Fees   $  8,750.00
             Legal Fees                 $  2,500.00
             Miscellaneous              $  1,000.00

             Total                      $ 12,501.95

INDEMNIFICATION OF OFFICERS AND DIRECTORS (Item 14)

The Texas Business Corporation Act, under which the Company is organized, permits the inclusion in the articles of incorporation of a corporation of a provision limiting or eliminating the potential monetary liability of directors, officers, employees and agents of the corporation to a corporation or its share-holders by reason of their conduct as Directors. The provision would not permit any limitation on, or the elimination of, liability of a director for disloyalty to his or her corporation or its shareholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repur-chase that was illegal under Texas law. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors or officers permitted by Texas law apply only to the "duty of care" of Directors, i.e., to uninten-tional errors in their deliberations or judgments and not to any form of "bad faith" conduct.

SAI's articles of incorporation contain a provision which eliminates the personal monetary liability of directors and/or officers to the extent allowed under Texas law. Accordingly, a shareholder is able to prosecute an action against a directors and/or officers for monetary damages only if he or she can show a breach of the duty of loyalty, a failure to act in good faith, inten-tional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, and not "negligence" or "gross negli-gence" in satisfying his or her duty of care. Texas law applies only to claims against a director and/or officer arising out of his or her role as a director and/or officer and not in any other capacity or to his or her responsibilities under any other law, such as the federal securities laws.

In addition, SAI's articles of incorporation and bylaws allow the Company to indemnify its directors and officers to the fullest extent permitted by Texas law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to SAI's directors, officers, employees and agents of the corporation pursuant to the foregoing provisions, or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permit-ted to directors, officers, employees and agents of the corporation pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, employee or agent of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer, employee or agent of the corporation in connection with the securities being registered, SAI will, unless in the opinion of legal counsel the matter has been settled by control-ling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending litigation or proceeding involving any director, officer, employee or agent of the Company for which indemnification is being sought exists, and SAI is not aware of any pending or threatened material litigation that may result in claims for indemnification by such individual.

RECENT SALES OF UNREGISTERED SECURITIES (Item 15)

In December, 2010, 2,600,000 shares of common stock were issued to settle debt to the Company's President in the amount of $256,218 and in exchange for services rendered by the Directors, Officers and consultants.

In August of 2011, 120,000 shares of common stock were issued in exchange for services rendered by Directors, Officers and consultants and cash investment of $10,000 by one of the Company's Directors.

A 4 for 1 reverse split became effective on September 1, 2011. As such, the "post" 4 for 1 reverse split equivalent number of shares of common stock issued during 2011. 2010 were 650,000 and 30,000, respectively.

During 2012, a private placement, specifically a "rights" offering, was made available to existing shareholders only, 48,250 shares of common stock to rights offering participants. In addition, 164,000 shares were issued in exchange for services rendered by four of the Company's Directors and a consultant.

These issuances of unregistered were exempt pursuant to Section 4(2) of the Securities Act as these were private placements in which there was no adver-tising and no commissions paid and/or privately negotiated transactions. Accordingly, the stock certificates representing these shares were issued with restrictive legends indicating that the shares have not been registered and may not be traded until registered or otherwise exempt from registration.


EXHIBITS AND FINANCIAL STATEMENT SCHEDULES (Item 16)

(a) Financial Statements included in this Registration Statement are provided on page 36: Financial Statements (Item 11e)

(b) Exhibits

Exhibit   Description                                           Reference

  3.1     Articles of Incorporation of Registrant - 04JUN92     Filed herewith
  3.2     Articles of Amendment of the Registrant - 22SEP04     Filed herewith
  3.3     Articles of Amendment of the Registrant - 11JUL05     Filed herewith
  3.4     Articles of Amendment of the Registrant - 02JUL07     Filed herewith
  3.5     Resolution Relating to a Series of Shares of
            the Registrant - 26JUL11                            Filed herewith
  3.6     Corporate Bylaws of Registrant                        Filed herewith
  4.1     Form of Common Stock Certificate                      Filed herewith
  5.1     Opinion of Richard C. Seltzer, Esq.                   Filed herewith
 10.1     Commercial Lease Agreement                            Filed herewith
 10.2     Line of Credit Promissory Note                        Filed herewith
 10.3     Executive Compensation Agreement                      Filed herewith
 10.4     Intellectual Property Assignment                      Files Herewith
 14.1     Code of Ethics and Business Conduct                   Filed herewith
 22.1     Minutes - Special Shareholders' Meeting - 10AUG12     Filed herewith
 22.2     Minutes - Annual Shareholders' Meeting - 13APR12      Filed herewith
 22.3     Minutes - Special Shareholders' Meeting - 10MAY11     Filed herewith
 22.4     Minutes - Annual Shareholders' Meeting - 22DEC10      Filed herewith
 23.1     Consent of Independent Registered Public Accountant,
            Bobby J. Hutton, CPA                                Filed herewith
 23.2     Consent of Independent Consultant,
            Steven P. Weeks, Ph.D.                              Filed herewith
 23.3     Consent of Independent Consultant,
            Harold L. Russell, Ph.D.                            Filed herewith
 23.4     Consent of Independent Consultant,
            David G. Henry, Reg. Patent Atty.                   Filed herewith
 23.5     Consent of Legal Counsel, Richard C. Seltzer, Atty.   Filed herewith
 99.1     Patent Valuation Summary, Steve Weeks, PhD,
            First Principals, Inc.                              Filed herewith
 99.2     Expert Opinion, David G. Henry,
            Registered Patent Attorney                          Filed herewith
 99.3     Expert Opinion Letter,
            Harold Russell, PhD                                 Filed herewith

UNDERTAKINGS (Item 17)
The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(230.424(b) of the chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new regis-tration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the ecurities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regard-less of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

   (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of the chapter);
  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
 (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August, 31, 2012.

                                               Signal Advance, Inc.

                                               By /s/ Chris M. Hymel
                                               ---------------------
                                               Chris M. Hymel
                                               President/Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

    SIGNATURE           TITLE                                  DATE

/s/ Chris M. Hymel      Chairman of the Board of Directors,    August 31, 2012
                        President and Treasurer
    Chris M. Hymel      (Principal Executive Officer)

EXHIBIT 3.1 - Articles of Incorporation of Registrant, July 2, 1992


ARTICLES OF INCORPORATION OF BIODYNE, INC.


ARTICLE ONE

The name of the Corporation is Biodyne, Inc.


ARTICLE TWO

The period if its duration is perpetual.


ARTICLE THREE

The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.


ARTICLE FOUR

The aggregate number of shares which the Corporation shall have the authority to issue is One Million (1,000,000). The shares shall have no par value.


ARTICLE FIVE

The Corporation will not commence business until it has received consideration equal to or exceeding the value of $1,000.00, consisting of money, labor done, or property actually received, for the issuance of its shares.


ARTICLE SIX

The street address of its initial Registered Office, and the name of its initial Registered Agent at this address is as follows:

          Chris M. Hymel
          2520 County Road 81
          Rosharon, TX 77583


ARTICLE SEVEN

The number of trustees constituting the initial Board of Directors of the Corporation is four (4), and the names and addresses of the persons who are to serve as the initial Directors are:

          Al Davies                             H. Martin Blacker
          12522 Bohemme                         2703-1 Mid Lane
          Houston, TX 77024                     Houston, TX 77027


          Chris M. Hymel                        Malcolm Skolnick
          3515 County Road 81                   733 Brogden
          Rosharon, TX 77583                    Houston, TX 77024


ARTICLE EIGHT

The name and address of the Incorporator is:

          Chris H. Hymel
          2520 County Road 81
          Rosharon, TX 77583
          (713) 431-1600


IN WITNESS HEREOF: I have hereunto set my hand this 4th day of June, 1992.



                                       /s/ Chris M. Hymel
                                       ----------------------------------
                                       Chris M. Hymel, Incorporator

EXHIBIT 3.2 - Articles of Amendment of the Registrant, September 15, 2005


Articles of Amendment Pursuant to Article 4.04, Texas Business Code

Article 1 - Name

The name of the corporation is as set forth below:

Biodyne, Inc.

The filing number issued to the corporation by the secretary of state is:
Charter No. 1233554-0

Article 2 - Not Applicable

Article 3 - Not Applicable

Article 4 - Other Altered, Added, or Deleted Provisions

Amendment 1: This amendment revises article four to read as follows:

The aggregate number of shares which the Corporation shall have the authority to issue is One Hundred Million (100,000,000). The shares shall have no par value.

Amendment 2: This amendment adds the following articles:

Article Nine:  There shall be no preemptive rights.

Article Ten: The Board of Directors may repeal or mend the bylaws of the corporation and may adopt new or additional bylaws, and the articles of incorporation shall be amended as provided in the Texas Business
Corporation Act.

Article Eleven:  There shall be no cumulative voting for directors.

Article Twelve: Any vacancy of the board of directors may be filled by the affirmative vote of a majority of the remaining directors. Any director so elected shall serve until the director's successor has been elected and qualified

Article Thirteen: The corporation shall have the power to indemnify to the fullest extent permitted by law any person who is made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or a fiduciary within the meaning of the Employee Retirement Security Act of 1974, as amended with respect to any employee benefit plans of the corporation, or serves at the request of the corporation as a director, officer, employee or agent, or as partnership, joint venture, trust or other enterprise and their respective heirs, administrators, personal representatives, successors and assigns. Indemnification specifically provided by the Texas Business Corporation Act shall not be deemed exclusive of any other rights to which such director, officer, employee, or agent may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors or otherwise. The corporation, its officers, directors, employees, or agents shall be fully protected in taking any action or making any payment under this Article or in refusing to do so upon advice of independent counsel.

EXHIBIT 3.3 - Articles of Amendment of the Registrant, July 7, 2005


Article of Amendment Pursuant to Article 4.04, Texas Business Code


Article 1 - Name

The name of the corporation is Biodyne, Inc.

The filing number issued to the corporation by the secretary of state is:
Charter No. 1233554-0

Article 2 - Amended Name

The amendment changes the articles of incorporation to change the article that names the corporation.

The article in the Articles of Incorporation is amended to read as follows:

The name of the corporation is Biodyne Development Company

Article 3 - Not Applicable

Article 4 - Not Applicable

Article 5 - Date of Adoption

The date of the adoption of the amendment(s) by the shareholders of the corporation, or by the board of directors where no shares have been issued is July 01, 2005

Article 6 - Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

Effective Date of Filing

This document will become effective when the document is filed by the secretary of state

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document


                  /s/ Chris M. Hymel                  July 1, 2005
                  ---------------------------------   -------------------
                  Signature of Authorized Officer     Date

EXHIBIT 3.4 - Articles of Amendment of the Registrant, June 27, 2007


ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF BIODYNE
DEVELOPMENT COMPANY

Pursuant to the provisions of Article 4.04 of the Texas Business
Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE -

The name of the corporation is Biodyne Development Company.

ARTICLE TWO -

The following amendment to the Articles of Incorporation was adopted by the Shareholders of the Corporation on June 27th, 2007.

Article I of the Articles of Incorporation is hereby amended so as to read as follows:

The name of the corporation is: SIGNAL ADVANCE, INC.

ARTICLE THREE

The number of shares of the Corporation outstanding at the time of such adoption was 25,899,650 and the number of shares entitled to vote thereon was 21,935,526.

ARTICLE FOUR

The number of shares that voted for the Amendment was 21,935,526 and the number of shares that voted against this Amendment was 0. This vote constituted an affirmative vote of not less than two-thirds (2/3) of all of the issued and outstanding shares of the Corporation entitled to vote on said amendment.

IN WITNESS WHEREOF, I have hereunto set my hand as the President and authorized representative of the Corporation this the 27th day of June, 2007, and effective as of the 1st day of July, 2007.


                              BIODYNE DEVELOPMENT COMPANY

                              BY: /s/ Chris M. Hymel

                              CHRIS HYMEL, President

EXHIBIT 3.5 - Resolution Relating to a Series of Shares


On Texas Secretary of State Form 426


Resolution Relating to a Series of Shares


Entity Information

The name of the Corporation is Signal Advance, Inc.

The file number issued to the entity by the secretary of state is:
123355400


Copy of Resolution

A copy of a resolution amending an established series is attached.


Adoption of Resolution

The resolution was adopted by all necessary action on the part of the corporation on: July 22, 2011


Effectiveness of Filing

This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
August 1. 2011


Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: July 2l.201l


/s/ Chris M Hymel
-----------------------------
Chris M. Hymel, President/C.E.O.

Signature and title of authorized officer

                RESOLUTION Relating to a Series of Shares
                                   for
                          SIGNAL ADVANCE, INC.

The members of the Board of Directors of Signal Advance, Inc., a Texas for-profit corporation (the "Corporation"), acting by majority consent in accordance with the Bylaws of the Corporation and applicable law, has passed this resolution as evidenced by the attached Board resolution
- Reverse Split of Common Stock passed and July 21, 2011 and the Minutes of the Special Shareholders' Meeting held on May 10, 2010 (both document attached and incorporated herein by reference).

1)  The name of the Corporation is Signal Advance, Inc.

2) The Corporation's Resolution Relating to a Series of Shares, revises Article Four of the Articles of Incorporation to read as follows:

Immediately upon the effective date, August 1, 2011, of this Resolution Relating to a Series of Shares, amending the Corporation's Articles of Incorporation, subsequent to being filed with the Secretary of State of the State of Texas (the "Effective Time"), each five (4) shares of Common Stock issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall automatically and without any action on the part of the respective holders thereof be combined and reclassified into one (1) share of Common Stock (the "New Common Stock") (and such combination and reclassification, the "Reverse Stock Split")

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued in connection with the Reverse Stock Split and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock. In lieu of issuing fractional shares in connection with the Reverse Stock Split, each holder shall be issued one full share of New Common Stock. Each stock certificate that immediately prior to the Effective Time represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive upon surrender of such certificate a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. From and after the Effective Time, the term "New Common Stock" as used in this paragraph shall mean Common Stock as otherwise used in this Certificate of Incorporation.

The aggregate number of shares which the Corporation shall have the authority to issue remains at One Hundred Million (100,000,000). The shares shall have no par value.

3) The foregoing Resolution Relating to a Series of Shares which amends the Articles of Incorporation of the Corporation was duly approved by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Sections 21.115 of the Texas Business Organization Code.

EXHIBIT 3.6 - Bylaws of the Registrant


BYLAWS OF BIODYHNE DEVELOPMENT COMANY


ARTICLE 1:  NAME AND OFFICES

1.01   Name.  The name of the Corporation is BIODYHNE DEVELOPMENT COMPANY.

1.02 Registered Office and Agent. The registered office of the Corporation is 2520 County Road 81, Rosharon, Texas 77583. The name of the registered agent at such address is Chris M. Hymel.

1.03 Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2:  SHAREHOLDERS

2.01 Place of Meetings. Meetings of shareholders shall be held at the time and place, within or without the State of Texas, stated in the notice of the meeting or in a waiver of notice.

2.02 Annual Meetings. An annual meeting of the shareholders shall be held each year at a time and date selected by the Board of Directors, called pursuant to these Bylaws. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meetings.

2.03 Voting List. At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the office or agent having charge of the stock transfer books. The list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder during the whole time of the meeting. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at any meeting of the shareholders.

2.04 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, or by these Bylaws, may be called at any time by the President, or in his absence, by any Vice-President, the majority of the Board of Directors, or the holders of not less than one-tenth (1/l0) of all the shares entitled to vote at the meetings. Business transacted at the special meeting shall be confined to the purposes stated in the notice of the meeting.

2.05 Notice. Written or printed notice or notice by electronic mail, stating the place, day and hour of the meeting and, in case of a special meeting, or where otherwise required by statute, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (l0) or more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary, or the office or person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. See also Bylaw Sections 5.0l and 5.02.

2.06 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of the shareholders for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum is not present or represented at a meeting of the shareholders, a majority of the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting after the expiration of at least one
(l) hour to a future time which they may select not more than seven (7) days later, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.07 Majority Vote: Withdrawal of Quorum. When a quorum is present at a meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any questions brought before the meeting, unless the question is one on which by express provision of the statutes, the Articles of Incorporation, or these Bylaws, a higher vote is required, in which case the express provision shall govern. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum.

2.08 Record Date; Closing Transfer Books. If the Board of Directors does not provide for the closing of the stock transfer books, relative to a particular meeting, then, in such event, the record time and date for the determination of shareholders entitled to notice of, and to vote at, the meeting shall be the date upon which notice of the meeting is mailed or given, or the date upon which waiver of notice, or unanimous written consent of the shareholders, is executed. See also Bylaw Section 7.ll.

2.09 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney-in- fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be recoverable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section 3.06 of these Bylaws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used. Treasury shares, shares of stock owned by another corporation, the majority of the voting stock of which is owned or controlled by this Corporation, and the shares of stock held by this Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time. No share of stock shall be voted on at any election for Directors which has been transferred on the books of the Corporation subsequent to the record date determined in accordance with Bylaw Section 2.08 above. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may authorize, or in the absence of such authorization as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a Trustee may be voted by him, either in person or by proxy, but no Trustee shall be entitled to vote shares held by him without the transfer of said shares into his name as Trustee. The general proxy of a fiduciary shall be given the same effect as the general proxy of an individual or corporation. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of the receiver may be voted by such receiver, without the transfer thereof into his name if authority so to do be contained in an appropriate Order of the Court by which such receiver was appointed. Persons whose stock is pledged shall be entitled to vote, unless in transfer by the pledgor on the books of the Corporation, the pledgee is expressly empowered by the pledgor to vote thereon, in which case only the pledgee or his proxy may represent said shares and vote thereon. To the extent applicable, Roberts Rules of Order shall govern the conduct of and procedure at all shareholder meetings.

2.10 Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. The signed consent, or a signed copy, shall be placed in the minute book.

2.11 Electronic, Telephone and Similar Meetings. Shareholders, Directors and committee members may participate in and hold a meeting electronically by means of a telephone, electronic mail or similar method of communication given that a quorum participates in the meeting as specified by statutes, the Articles of Incorporation, or these Bylaws. Further, participants may vote via email notice to the Secretary of the Corporation. Participation in such a meeting shall constitute presence, in person, at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.12 Order of Business at Meetings. The order of business at annual meetings and so far as practicable at other meetings of shareholders shall be as follows unless changed by the Board of Directors:

(a) call to order

(b) proof of due notice of meeting

(c) determination of quorum and examination of proxies

(d) announcement of availability of voting list (See Bylaw Section 2.03)

(e) reading and approving of minutes of last meeting of shareholders

(f) reports of officers and committees

(g) appointment of voting inspectors

(h) unfinished business

(i) new business

(j) nomination of Directors

(k) opening of polls for voting

(l) recess

(m) reconvening; closing of polls

(n) report of voting inspectors

(o) other business

(p) adjournment

ARTICLE 3:  DIRECTORS

3.01 Management. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. Without prejudice to such general powers and the other powers conferred by statute, by the Articles of Incorporation and by these Bylaws, it is hereby expressly declared that the Board of Directors shall have the following powers:

(a) To purchase, or otherwise acquire for the Corporation, any property or rights, or privileges which the Corporation is authorized to acquire, at such price or consideration and generally on such terms and conditions as they may think fit; at their discretion to pay therefor either wholly or partly in money, stock, bonds, debentures or other securities of the Corporation.

(b) To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effect the same.

(c) To appoint any person or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation, or in which it is interested, or for any other purpose, and to execute such deeds and do all things requisite in relation to any such trust.

(d) To delegate any of the powers of the Board in the course of the current business of the Corporation to any standing or special committee, or any other officer or agent and to appoint any persons the agents of the Corporation, with such powers, (including the power to sub-delegate), and upon such terms as they think fit.

(e) To determine whether any, and if any, what part of the earned surplus of the Corporation shall be declared in dividends and paid to the shareholders, and to direct and determine and use the disposition of any such earned surplus.

(f) To fix, from time to time, the amount of profits of the Corporation to be reserves as working capital or for any other lawful purpose.

(g) To establish bonus, profit-sharing, or other types of incentive or compensation plans for the employees, (including officers and Directors), of the Corporation, and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amount of their respective participations.

(h) To enter into contracts of employment, which contracts may be for a term longer than that for which the Directors are elected.

3.02 Number; Qualification; Election; Term. The Board of Directors shall consist of not less than three (3) directors, none of whom need be shareholders or residents of any particular state. The Directors shall be elected at the annual meeting of the shareholders, except as provided by Bylaws Sections 3.03 and 3.05, or as may be otherwise provided in these Bylaws. Each Director elected shall hold office until his successor shall be elected and shall qualify.

3.03 Change in Number. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

3.04 Removal. Any Director may be removed either with or without cause at any special or annual meeting of shareholders, by the affirmative vote of a majority in number of shares of the shareholders present, in person or by proxy, at such meeting and entitled to vote for the election of such Director if notice of intention to act upon such matter shall have been given in the notice calling such meeting. Any vacancy or vacancies in the Board resulting from any such removal may be filled by such vote of such shareholders, present in person or by proxy, at such shareholders' meeting at which a quorum is in attendance.

3.05 Vacancies. A directorship shall be considered to be vacant upon the happening of any one of the following events:

(a) A death of the person holding such directorship;

(b) Resignation of the person holding such directorship;

(c) The refusal of the person elected to a directorship to manifest his assent to serve;

(d) Removal of a Director as per Bylaw Section 3.04; or

(e) Disqualification of a Director under any provision of law, the Articles of Incorporation or by these Bylaws.

Any vacancies so occurring in the Board of Directors may be filled by an affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.06 Election of Directors. Directors shall be elected by plurality vote. Cumulative voting shall be permitted, unless otherwise denied in the Articles of Incorporation. If cumulative voting is authorized, any shareholder who chooses to cumulate his votes as herein authorized shall give written notice of such intention to the Secretary of the Corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes.

3.07 Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

3.08 First Meeting. The first meeting of a newly elected board shall be held without further notice immediately following the organizational meeting of shareholders, and at the same place, unless by unanimous consent of the Directors then serving the time or place is changed.

3.09 Annual Meetings. Each newly elected Board of Directors may hold their meetings, elect officers and transact other business, if a quorum be present, immediately after the annual meeting of the shareholders or any special meeting of the shareholders held in lieu thereof, and no notice of such meeting shall be necessary for any purpose; or such meeting may be held at such place and time as may be fixed in a notice of meeting (given as though it were to be a special meeting and otherwise in accordance with the provision of these Bylaws) or such meeting may be held at such place and time as shall be fixed by the consent, in writing, of all such Directors.

3.10 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

3.11 Election of Officers. At the first meeting and each subsequent annual meeting of the Board of Directors in each corporate year, at which a quorum shall be present, the Board of Directors shall proceed to the election of the officers of the Corporation.

3.12   Special Meetings.

(a) Special meetings of the Board of Directors shall be held whenever called by the President, by a Vice-President, or by the Secretary or by a majority of the Directors at the time being in office.

(b) The Secretary shall, and in the event of his absence, failure, refusal, or omission to do so, any officer of the Corporation may give notice of any special meeting of the Board of Directors, by telegraphing, mailing or delivering the same at least three (3) days before the date of the meeting to each Director. Unless otherwise indicated, in the notice or waiver or waivers of notice thereof, any and all business, of any nature or character, may be transacted at any special meeting of the Board. Each special meeting shall be held at the principal office of the Corporation or at such other place, within or without the State of Texas, as may be designated in the notice or waiver or waivers of notice thereof, unless and until the Board of Directors shall, by resolution, designate a place or places where special meetings of the Board are to be held; and thereafter, special meetings of the Board shall be held at such place or places so long as such resolution shall continue in force and effect.

(c) At any meeting of the Board of Directors at which every Director shall be present, even though held without notice or waiver or waivers of notice and wherever held, any and all business of any nature or character may be transacted unless otherwise provided by statute. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business, on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, unless otherwise required herein.

3.13 Quorum. A majority of the Directors then in office shall constitute a quorum for the transaction of all business; but, if at any meeting of the Board of Directors there be less than a quorum present, a majority of these present, or if only one (l) Director be present, then such Director, may adjourn the meeting from time to time without notice, other than by announcement at the meeting, until the transaction of any and all business submitted, or proposed to be submitted, to such meeting or any adjournment or adjournments thereof shall have been completed. The act of a majority of the Directors present at a meeting at which a quorum or more than a quorum is in attendance shall constitute the act of the Board of Directors, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws.

3.14 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

3.15 Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

3.16 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting for the action so taken, is signed by all the members of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

3.17   Electronic, Telephone and Similar Meetings.  See Bylaw Section 2.11.

3.18   Order of Business.

(a) At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine.

(b) At the meetings of the Board of Directors, the President, or in his absence, any Vice-President who is also a Director, shall preside, and in the absence of the President or such Vice-President, a Chairman shall be chosen by the Board from among the Directors present.

(c) The Secretary, or in his absence any Assistant Secretary, of the Corporation shall act as Secretary of all meetings of the Board of Directors, but in the absence of the Secretary or an Assistant Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

3.19   Interest of Directors in Contracts.

(a) No contract or other transaction between the Corporation and any firm of which one (1) or more of its Directors are members or employees, or in which they are otherwise pecuniarily interested, or between the Corporation and any corporation or association in which one (1) or more of its Directors are shareholders, member, Directors, officers or employees, or in which they are otherwise interested, shall be void or voidable by reason of such directorship in this Corporation or such interest in such other firm, corporation or association, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of this Corporation which acts upon or in reference to such contract or transaction, and notwithstanding his or their participation in such action, if (i) the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve, or ratify such contract or transaction by vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority necessary to carry such vote, or if (ii) the fact of such interest shall be disclosed or known to the shareholders and the shareholders, by written consent or by vote of holders of records of a majority of all the outstanding shares of stock entitled to vote, shall authorize, approve or ratify such contract or transaction, nor shall any Director be liable to account to this Corporation for any profits realized by or from or through any such transaction or contract of the Corporation so authorized, ratified or approved by reason of such directorship or interest. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

(b) Any contract, transaction or act of the Corporation or Directors which shall be ratified by a majority of the quorum of the shareholders of the Corporation at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by the Articles of Incorporation of the Corporation, be as valid and as binding as though ratified by every shareholder of the Corporation; provided, however, that any failure of the shareholders to approve or ratify any such contract, transaction, or act, when and if submitted, shall not be deemed to invalidate in any way the same or deprive the Corporation, its Directors, officers or employees of any of its or their rights to proceed with such transactions, contract or act.

3.20 Liability of Directors in Certain Cases. A Director shall not be liable for his acts as such if he is excused from liability under Section B, Section C or Section D, of Article 2.41, of the Texas Business Corporation Act; and, in addition, to the fullest extent permitted by the Texas Business Corporation Act, each officer or Director or member of any Corporation Committee shall, in the discharge of any duty imposed or power conferred upon him by the Corporation, be fully protected if, in the exercise of ordinary care, he acted in good faith and in reliance upon the written opinion of any attorney for the Corporation, the books of account or reports made to the Corporation by any of its officials, or by an Independent Certified Public Account, or by an appraiser selected with reasonable care by the Board of Directors or by such committee, or in reliance upon other records of the Corporation.

3.21 Ratification by Shareholders or Directors of Certain Acts. The Directors in their discretion may submit any contract or act for approval or ratification at any shareholders' meeting, and any contract or acts that shall be approved or be ratified by the vote of majority of the shareholders represented in person or by proxy at such shareholders' meeting at which there is a quorum, shall be as valid and binding upon the Corporation and upon all the shareholders as if it had been approved or ratified by every shareholder. Any transaction questioned in any shareholder's derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of Director, officer or Shareholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified, unless prohibited by law, before or after judgment, by the Board of Directors or by the shareholders and if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its shareholders and shall constitute a bar to any claim or execution or any judgment in respect of such questioned transaction.

ARTICLE 4:  EXECUTIVE COMMITTEES

4.01 Designation. The Board of Directors may, by resolution adopted by a majority of the whole board, designate an executive committee.

4.02 Number; Qualification; Term. The executive committee shall consist of one or more Directors, one of whom shall be the President. The executive committee shall serve at the pleasure of the Board of Directors.

4.03 Authority. The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, including authority over the use of the corporate seal. However, the executive committee shall not have the authority of the Board in reference to:

(a) amending the Articles of Incorporation;

(b) approving a plan of merger or consolidation;

(c) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

(d) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

(e) amending, altering, or repealing these Bylaws or adopting new
Bylaws;

(f) filling vacancies in or removing members of the Board of Directors or of any committee appointed by the Board of Directors;

(g) fixing the compensation of any member of such committee;

(h) altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable;

(i) declaring a dividend; or

(j) authorizing the issuance of shares of the Corporation.

4.04 Change in Number. The number of executive committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors.

4.05 Removal. Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the Corporation will be served thereby.

4.06 Vacancies. A vacancy occurring in the executive committee (by death, resignation, removal or otherwise) may be filled by the Board of Directors in the manner provided for original designation in Bylaw Section 4.0l.

4.07 Meetings. Time, place and notice, (if any) of executive committee meetings shall be determined by the executive committee. See also Bylaw Sections 5.0l and 5.02.

4.08 Quorum; Majority Vote. At meetings of the executive committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the executive committee, except as otherwise specifically provided by statute, the Articles of Incorporation, or these Bylaws. If a quorum is not present at a meeting of the executive committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

4.09   Compensation.  See Bylaw Section 3.14.

4.10 Procedure. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Corporation.

4.11 Action Without Meeting. Any action required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the executive committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

4.12   Electronic, Telephone and Similar Meetings.  See Bylaw Section 2.11.

4.13 Responsibility. The designation of an executive committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

ARTICLE 5:  NOTICE

5.01 Method. Whenever by statute, the Articles of Incorporation, these Bylaws, or otherwise, notice is required to be given to a Director, committee member, or security holders, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the Director, committee member or security holder at the address appearing on the books of the Corporation; or (b) by electronic mail or in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

5.02 Waiver. Whenever, by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to a security holder, committee member, or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, or by telephone or electronic mail to the Secretary or President of the Corporation, telegraph or cable, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

ARTICLE 6:  OFFICERS AND AGENTS

6.01   Number; Qualification; Election; Term.

(a) The Corporation shall have: (1) a President, a Vice-President, a Secretary and a Treasurer, and (2) such other officers (including a chairman of the Board and additional Vice-Presidents) and assistant officers and agents as the Board of Directors may deem necessary.

(b) No officer or agent need be a shareholder, a Director or a resident of Texas.

(c) Officers named in Bylaw Section 6.01(a)(1) shall be elected by the Board of Directors by a majority vote of those present, with a quorum, on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Bylaw Section 6.01(a)(2) may be elected by the Board at any meeting.

(d) Unless otherwise specified by the Board at the time of election or appointment, or in an employment contract approved by the Board, each officer's and agent's term shall end at the first meeting of Directors after the next annual meeting of shareholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.

(e) Any two or more offices may be held by the same person, except that the President and Secretary shall not be the same person.

6.02 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.03 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by a majority vote of the Board of Directors present at a meeting at which a quorum is present. Such vacancy shall be filled for the unexpired portion of the term of such officer, and any officer so elected shall hold office until his successor shall be duly elected and shall qualify.

6.04 Authority. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

6.05 Compensation. The compensation of officers and agents shall be fixed from time to time by the Board of Directors.

6.06 President. The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business and affairs of the Corporation, shall see that all orders and resolutions of the Board are carried into effect. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. Further, the corporation may appoint a President of Operations to have general and active management of the business operations of the Corporation on a day-to-day basis. The President of Operations shall also perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

6.07 Vice-President. The Vice-Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.08   Secretary.

(a) The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes, actions and minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive and other committees when required.

(b) He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors.

(c) He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or the Executive committee, affix it to any instrument requiring it. When so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

(d) Keep a register of the post office address of each shareholder.

(e) Sign with the President certificates for shares of the Corporation.

(f) Have general charge of the stock transfer book of the Corporation.

(g) He shall be under the supervision of the President. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.09 Assistant Secretary. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.10   Treasurer.

(a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuables in the name and to the credit of the Corporation in depositories designated by the Board of Directors.

(b) He shall disburse the funds of the Corporation as ordered by the Board of Directors, and prepare financial statements as they direct.

(c) If required by the Board of Directors, he shall give the Corporation a bond (in such from, in such sum, and with such surety or sureties as shall be satisfactory to the Board) for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

(d) He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.11 Assistant Treasurer. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the President may from time to time delegate.

6.12 Returns and Statements. It shall be the duty of each officer of this Corporation to make and file any and all returns, reports, lists, or statements required by law to be made and filed by him, and to make full reports to the Board of Directors respecting the affairs of the Corporation in his charge whenever he may be requested to do so.

6.13 Absence or Inability to Act. In the case of absence or inability to act, of any officer of the Corporation or of any person herein authorized to act in his place, the Board of Directors may, from time to time, delegate the powers or duties of such officer to any other officer or any Director, or any person it may select.

6.14 Performance Bonds of Officers. The Board of Directors may, by resolution, require any and all officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may, from time to time, be required by the Board of Directors.

6.15 Voting Securities Owned by the Corporation. Unless otherwise ordered by the Board of Directors, the President, or in the event of his inability to act, the Vice- President designated herein or by the Board of Directors to act in the absence of the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of any corporation in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, if present. The Board of Directors, by resolution from time to time, may confer like powers upon any person or persons.

ARTICLE 7:  CERTIFICATES AND SHAREHOLDERS

7.01 Certificates. Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on its face the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, whether the transferability of the shares is restricted by any agreements and such other matters as may be required by law. It shall be signed by the President or a Vice-President, and Secretary or Assistant Secretary and such other officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any officer may be a facsimile.

7.02 Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

7.03   Payment of Shares.

(a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

(b) Valuation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

(c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

(d) Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

7.04 Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

7.05 Lien. For any indebtedness of a shareholder to the Corporation, the Corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

7.06 Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

(a) Claim. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; and,
(b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by the purchaser for value in good faith and without notice of an adverse claim;
and

(c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d) Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.

When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

7.07 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof, or by his legal representative or by his attorney thereunto authorized by Power of Attorney duly executed and filed with the Secretary of the Corporation, or with the Transfer Clerk or Transfer Agent which may be appointed, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all as regards to the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws concerning the issue, transfer and registration of certificates of shares of the stock of the Corporation. The Corporation shall not be required to transfer such shares if the signature of such person has not been guaranteed by a national banking association or member of the New York Exchange, and reasonable assurance is given that such endorsements are effective; or if the Corporation has notice of an adverse claim, provided that the Corporation shall have no duty to inquire into such a claim.

7.08 Sale of Stock to Employees and Key Management Personnel. The Board of Directors is authorized to enter into buy and sell agreements or stock repurchase agreements with respect to shares of stock sold to employees and key management personnel of the Corporation, reserving the right to the Corporation to re-acquire and repurchase said shares in the event the employee ceases to be employed by the Corporation, in the event of the employee's death, in the event of divorce of employee or death of an employee's spouse, and in the event the employee wishes to dispose of his shares while still an employee.

7.09 Facsimile Signatures and Seals. The Certificates of stock may be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the Seal of the Corporation, and such seal may be a facsimile, engraved or printed. When any such certificates are countersigned by a transfer agent, or a transfer clerk, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signature of the President or the Vice-President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the Seal of the Corporation, and such seal may be a facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature shall have been placed upon such certificate shall have ceased to be such before said certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

7.10 Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and/or one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

7.11 Closing of Transfer Books. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days before any shareholders' meeting, or before ten
(10) days prior to such meeting, or before the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, or before a date fixed for the payment of any dividend or for the delivery of evidences of rights or evidences of interest arising out of any changes, conversion or exchange of the Capital Stock, as the time at which shareholders entitled to notice of, and to vote at, such meeting or whose consent or dissent is required or may be expressed for any purpose, or entitled to receive any such dividend, distribution, right or interest, shall be determined; and all persons who are holders of record of voting stock at such time, and not others, shall be entitled to notice of, and to vote at, such meeting or to express their consent or dissent, as the case may be, and only shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, rights or interests.

7.12 Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder.

7.13 Pre-emptive Rights. Shareholders or other persons shall have pre-emptive rights, unless the same has been denied in the Articles of Incorporation filed with the Secretary of State.

7.14 Restrictions on Transfer. If the Corporation has entered into any agreement restricting the transferability of the shares of stock of this Corporation, the same shall be attached to these Bylaws as Exhibit A, and made a part hereof for all purposes.

ARTICLE 8:  GENERAL PROVISIONS

8.01   Dividends and Reserves.

(a) Declaration and Payment. Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

(b) Reserves. By resolution the Board of Directors may create such reserve or reserves out of the earned surplus of the Corporation as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.

8.02 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

8.03 Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such office or officers or such other person or persons as the Board of Directors may from time to time designate.

8.04 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

8.05 Seal. The Corporation seal (of which there may be one or more exemplars) shall contain the name of the Corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

8.06 Indemnification of Officers and Directors. Each Director or officer, whether or not then in office, subject always to the provisions of the laws of the State of Texas, and the Articles of Incorporation, shall be indemnified by the Corporation against all costs and expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding which he may be for any reason involved by reason of his being or having been a Director or officer of the Corporation, such expense to include the cost of the reasonable settlements (other than amounts to be paid to the Corporation itself), made with the view to curtailment of costs of litigation. The Corporation shall not, however, indemnify any officer or Director with respect to matters as to which he shall be finally adjudged in any such action, suit or proceeding, to have been derelict in the performance of his duties as such Director or officer, nor in respect of any matter on which any settlement or compromise is effected, if the total expense, including the cost of such settlement shall substantially exceed expenses which might reasonably be incurred by such Director or officer conducting such litigation with final conclusion. The foregoing right of indemnification shall not be exclusive of other rights to which any Director or officer shall be entitled as a matter of law. Provisions of this Section shall not be modified or repealed except by affirmative vote of a majority of the issued and outstanding voting stock of the Corporation.

8.07 Resignation. Any Director, committee member, officer or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

8.08   Amendment of Bylaws.

(a) These Bylaws may be altered, amended, or replaced at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

(b) These Bylaws may also be altered, amended or repealed at any meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares present or represented at the meeting and entitled to vote The rest, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

8.09 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

(a) The remainder of these Bylaws shall be considered valid and pperative;
and

(b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

8.10 Headings. The headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

8.11 Relation to Articles of Incorporation. These Bylaws are subject to, and governed by, the Articles of Incorporation.

8.12 Interpretation. The place of these Bylaws, their status and their forum, shall be at all times in the State of Texas; and these Bylaws shall be governed by the Laws of the State of Texas as to all matters relating to their validity, construction and interpretation. In the event that any Court of competent jurisdiction shall adjudge to be invalid or unlawful any clause, sentence, paragraph, sub-section, section or article of these Bylaws, such judgment or decree shall not affect, impair, invalidate or nullify the remainder of these Bylaws, or any other provision hereof, but the effect of such judgment or decree shall be confined to the clause, sentence, paragraph, sub-section, section or article so adjudged to be invalid or unlawful.

In witness whereof, hereunto set our hands effective this 5th day of August, 2005.

BIODYNE DEVELOPMENT COMPANY


/s/Chris M. Hymel
------------------------------
CHRIS M. HYMEL, Director

SWORN AND SUBCRIBED before me this 5th day of August 2005.

/s/Bonnie Mayer
NOTARY PUBLIC IN AND FOR THE STATE OF TEXAS


/s/Herbert Joe
------------------------------
HERBERT JOE, Director

SWORN AND SUBCRIBED before me this 29th day of August 2005.

/s/ Bonnie Mayer
NOTARY PUBLIC IN AND FOR THE STATE OF OKLAHOMA


/s/Ron Stubbers
------------------------------
RON STUBBERS, Director

SWORN AND SUBCRIBED before me this 5Th day of August 2005.

/s/ John Mathew
NOTARY PUBLIC IN AND FOR THE STATE OF TEXAS

EXHIBIT 4.1 - Form of Common Stock Certificate


                          (Front of Certificate)


               NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
              INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS


                                                          CUSIP NO. 82662L 20 9

    NUMBER                        SIGNAL                           SHARES
     XXXX                          ADVANCE                          XXXX
                                   (LOGO)

THIS CERTIFIES THAT

                             (SHAREHOLDER NAME)


Is The Record Holder of
                        -----------------------------------

              Shares of SIGNAL ADVANCE INC. Common Stock

Transferable on the books of the Corporation to person or duly authorized attorney upon surrender of the Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

 Witness the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers

Dated:


    /s/ Chris M. Hymel
    ---------------------------                   (Signal Advance, Inc.
                                                     Corporate Seal)
                      President

    /s/ Herbert Joe
    ---------------------------
                      Secretary


NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

                          Countersigned and Registered
                        Nevada Agency and Trust Company
               50 West Liberty * Suite 880 * Reno, Nevada, 89501

                                                    By:
                                                      -------------------------
                                                         Authorized Signature

                             (Back of Certificate)

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than saving bank), or a trust company.


  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM - as tenants in common
        TEN ENT - as tenants by the entireties
        JT TEN - as joint tenants with right of survivorship
                 and not as tenants in common
        UNIF GIFT MIN ACT -                   Custodian
                             -----------------         ----------------
                                  (CUST)                    (MINOR)
                             under Uniform Gifts to Minors Act
                                                              ---------------
 	                                                          (State)
        Additional abbreviations may also be used though not in the above list.




          For Value Received, __________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------


-------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASIGNEE)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                                         Shares
-------------------------------------------------------------------------
of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

-----------------------------------------------------------------------
                                                                       Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
     -----------------------

--------------------------------------------------------------------------------

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
        WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

EXHIBIT 5.1 - Legal Opinion - Validity of Stock


On the Letterhead of the Law Offices of Richard C. Seltzer, Attorney at Law


			LAW OFFICES OF RICHARD C. SELTZER
				 ATTORNEY AT LAW
			     2211 NORFOLK,  SUITE 400
			       HOUSTON, TEXAS 77098

TELEPHONE: (713) 522-7333 				EMAIL - RCS611@AOL.COM
TELECOPIER: (713) 522-4580

				 August 28, 2012

Signal Advance, Inc.
2520 County Road 81
Rosharon, Texas 77583

   Re: 	Signal Advance, Inc. Registration Statement:
        1,585,544 Shares of Common Stock, No Par Value


To Whom It May Concern,

I have acted as legal counsel to Signal Advance, Inc., a Texas corporation (the "Company"), in connection with the proposed sale of up to 1,585,544 shares of common stock, no par value per share (the "Shares"), by certain selling stock-holders named in the "Selling Stockholders" table included in the Registration Statement. The Shares are issued and outstanding as of the date hereof. The Shares are included in a Registration Statement on Form S-1 under the Securi-ties Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission (the "Commission") within the next thirty (30) days. This opinion is being furnished in connection with the requirements of Item 601
(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this letter. With your consent, I have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. I am opining herein as to the general corporate laws of the State of Texas, and I am expressing no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate actions of the Company, have been validly issued and are fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.

I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to my firm in the Prospectus under the heading "Experts." In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


					Yours truly,

					/s/ Richard Seltzer

					Richard Seltzer

EXHIBIT 10.1 - Commercial Lease Agreement


COMMERCIAL LEASE AGREEMENT

1. PARTIES: This agreement is between: Chris M. Hymel, "Landlord" and Signal Advance, Inc., "Tenant".

2. PREMISES: The Premises hereby leased by Tenant from Landlord are described as follows: 900 Sq. ft. of Office/Lab space located at 2520 CR 81, Rosharon, Brazoria County, Texas 77573, hereinafter called "Premises".

3. TERM: The original term of this lease shall commence on the 1st day of July, 2007, and shall expire on the last day of June, 2008, unless sooner terminated pursuant to the terms hereof. This lease agreement will be automatically renewed on a month-to-month basis unless written notice of termination is given by either party at least sixty (60) days before the end of the initial lease term of renewal or extension period or unless the parties enter into another lease agreement.

4. USE OF PREMISES: The Premises will be occupied and used solely as a commercial business office and electronics laboratory by Tenant.

5. PERSONAL PROPERTY: The following items of personal property are included with the Premises: None

6. DELIVERY OF POSSESSION: Possession of the Premises (including two (2) sets of keys to all doors on the Premises shall be delivered to Tenant on the commencement date. Minor maintenance, cleaning or repairs to be performed on or after commencement date shall not prevent delivery of possession to Tenant.

7. RENT: Commencing on July 1st, 2007, through the last day of the lease term, Tenant shall pay to Landlord, as rental for the Premises, the sum of Seven Hundred Dollars & No Cents ($700.00) per month. If the commencement date is not the first day of a calendar month, the prorated rental from commencement date to the first day of next month is $23.33 per day payable on or before the commencement date.

In addition, Tenant will have the right to extend this Lease on a month-to-month basis after the term of this lease during which any annual increase in the rental rate will not exceed One Hundred Dollars ($100.00) per month.

All rent payments are due in advance and without demand before the first day of each calendar month without a grace period. If all rent is not paid on or before the 5th day of the month, Tenant agrees to pay a late charge of $50.00 plus a further late charge of $10.00 per day until all due rent is paid. Tenant further agrees to pay a $50.00 charge for each rent check returned unpaid, and delinquent charges shall accrue as if check had not been given until such check is made good. Notwithstanding any notations on a check all payments by Tenant shall be applied first to non-rent items due, if any, and then to rent. If any rent check is returned unpaid, for any reason, the Landlord may require that all subsequent payments due hereunder be paid in cash, money order, or cashier's check. Tenant and Landlord agree that all rights of Tenant and all duties and obligations of Landlord in this Lease are conditioned on rent being paid on time. Tenant's right of possession and all of Landlord's obligations are expressly conditioned on prompt payment of rent, and use of the premises by Tenant is conditioned on prompt payment of rent. After the term of this lease, Landlord shall provide to tenant at least thirty (30) days written notice prior to any rent increase.

8. SECURITY DEPOSIT: The security deposit is waived. A security deposit may be required on or before any extension of this lease (beyond June 30, 2008) in an amount not to exceed the monthly rental rate in effect for the extension period and will be payable on or before the commencement of said extension period.

   (a) Refund - Refund of the security deposit by Landlord shall be conditioned upon the following:

      (i) All rents must be paid, in full, through the last day of the lease term. Tenant may not apply any part of the security deposit to rent;

      (ii)  The term of the Lease must be ended;

      (iii) Tenant must give Landlord at least 60 days written notice of Tenant's intention to vacate the premises prior to the last day of the lease term or any renewal or extension thereof. Verbal move-out notice is not sufficient under any circumstances;

      (iv) Tenant must vacate the premises on or before the date specified in the notice to Landlord. Tenant agrees not to stay beyond such move-out date;

      (v) Tenant must provide Landlord, in writing, notice of the Tenant's forwarding address.

   (b) Amount of Refund and/or Charges Payable after Move-Out - Tenant shall receive the full amount of security deposit, less damages or unpaid obligations owed by Tenant to Landlord pursuant hereto, including, but not limited to, unpaid delinquent rents, reasonable costs of damages or repairs to the Premises and reasonable cleaning charges if such repairs or cleaning charges are necessary. A charge of $20.00 shall be deducted for each key not returned at the end of the lease term. After subtracting lawful deductions, the security deposit balance and an itemized list of deductions shall be mailed to Tenant within thirty (30) days after Tenant surrenders the Premises and keys and delivers Tenant's forwarding address to Landlord in writing. Tenant agrees to pay Landlord any excess of lawful deductions over the amount of security deposit. Tenant is urged to make an appointment with Landlord for a move-out inspection.

   (c) Tenant Duties on Move-Out

Tenant acknowledges and agrees that it shall be responsible for all repairs and cleaning of the premises prior to vacating same, and Tenant shall return the Premises to Landlord in the same condition as existed at the commencement of the terms hereof, reasonable wear and tear excepted.
Landlord acknowledges and agrees that if Tenant satisfies the requirements for return of the security deposit set forth in subparagraph (a) hereinabove, and in this subparagraph (c), any security deposit shall be fully refunded to Tenant, subject to the offsets and deductions described in subparagraph (b) hereinabove.

9. CONDITION OF THE PREMISES: Tenant has thoroughly inspected and accepts the Premises as is except for conditions materially affecting the health or safety of ordinary persons and Landlord has made no implied warranties as to the condition of the Premises. Within forty-eight (48) hours after move-in, Tenant shall note in writing any defects or damage to the Premises and deliver or mail in to Landlord; otherwise, the Premises will be deemed to be in clean and good condition. Tenant agrees to surrender the Premises at the end of the term of this lease and any extension thereof in the same condition as of the date of possession, reasonable wear and tear excepted. Reasonable wear means wear which occurs without negligence, carelessness, accident or abuse. If Tenant fails to thoroughly clean the Premises, including exterior cleaning and landscape maintenance, prior to move-out, reasonable charges to complete such cleaning shall be deducted from the security deposit. Tenant shall make no alterations to the Premises or its contents without the prior written permission of Landlord, provided, however, Tenant may hang pictures, using standard picture hooks. Landlord shall furnish light bulbs at the time of possession which will be replaced at Tenant's expense. Tenant shall not remove any of Landlord's fixtures, furniture or any other personal property from the Premises for any reason.
Tenant shall not paint, carpet or wall paper without the prior written of Landlord.

10. LOCKS: Tenant has inspected the locks and agrees they are in good working order and sufficient for the protection of his person and property. Tenant shall not make lock changes or additions without Landlord's prior written permission. Landlord shall change locks if Tenant requests and pays a reasonable charge.

11. MAINTENANCE AND REPAIRS: Tenant agrees to maintain the Premises and perform minor repairs such as leaking faucets and changing of air conditioner filters. Tenant shall be responsible for failure to make such repairs and shall be liable for damage resulting from such failure. Landlord shall be responsible for major repairs.

The rights and obligations of the parties hereto regarding these repairs are described herein:

   (a) Tenant shall notify Landlord promptly by telephone, in person or in writing upon discovery of any major item requiring repair,

   (b) Landlord shall be required to complete such repair or cause such repair to be completed within three (3) business days after receiving such notification thereof from Tenant unless such repair cannot be reasonably completed within such three (3) business day period for reasons beyond the control of Landlord, in which event such repair shall be completed as soon as practically possible, but in any event within seven (7) business days after such notification, and

   (c) Tenant shall pay the first $ 500.00 for the repair of any one item requiring repair, or shall be entitled (but not obligated) to effect any repair at Tenant's sole cost and expense in which case the Landlord must be notified and may require inspection of such repairs and copies of receipts for labor and/or materials for said repairs.

   (d) In the case of emergency repairs, Landlord shall be obligated to complete or cause same to be completed within forty-eight (48) hours after notification of the need for such repair by Tenant. In the event Landlord fails to complete any emergency repairs within said forty-eight (48) hours period for any reason whatsoever, Tenant shall be entitled to effect such repairs and Landlord shall pay all expenses (subject to limits described in subsection (iii) hereinabove) thereby incurred by Tenant upon written notification to Landlord by Tenant that such repairs have been effected and following inspection of such repairs by Landlord.

   (e) Tenant shall pay Landlord for any property damage and/or cost of repairs to the Premises caused by the negligence or misuse thereof by Tenant, or Tenant's guests and/or other occupants. At the Landlord's discretion, such repairs may be affected by Tenant at Tenant's sole cost and expense.

   (f) Any outstanding debt for such repairs may be deducted from the security deposit or charges to tenant.

   (g)Tenant shall maintain the yard by watering, weeding, mowing the grass and trimming the shrubs so as to maintain a good appearance. Extermination services for all pests and insects as reasonably needed shall be arranged and paid for by Tenant.

Both parties acknowledge that the rent would be higher if the foregoing responsibilities were allocated differently. This assumption of responsibility by Tenant is entered into knowingly, voluntarily, and for consideration and is an express waiver of any statutory or common law obligation of Landlord.

12. PETS:  Tenant shall not keep any pets on premises.

13. SUBLETTING: Tenant shall not sublet, make an assignment or change co-Tenant without the prior written consent of Landlord and Landlord shall not be obligated to grant such consent. If Landlord grants such permission Tenant shall remain fully liable for the terms of this Lease, but shall receive credit for all rentals paid by succeeding Tenant.

14. NUISANCE: Tenant shall not permit any nuisance to be created on the Premises and Landlord may prohibit or regulate motorcycles, boats, trailers, recreational vehicles and inoperative vehicles on the Premises.

15. UTILITIES:  Tenant shall pay for all utilities used on the Premises.

16. ENTRY BY LANDLORD: Landlord or other persons engaged to do so by Landlord may enter the Premises during reasonable times only after Tenant is notified by telephone, in person or in writing and for reasonable purposes, including, but not limited to the following purposes:
inspections, repairs, pest extermination, preventive maintenance, emergency safety or fire inspections, prevention of property damage, prevention of waste of utilities furnished by Landlord (if any), enforcement of Landlord's lien, retrieval or recovery of property belonging to a former Tenant, showing Premises to prospective Tenant or purchasers, building inspectors, fire marshals, lenders, appraisers or insurance agents. Landlord will make every reasonable effort to only enter property when Tenant can be present. Unless absolutely necessary for emergency purposes, Landlord will not disturb, inspect, touch or otherwise tamper with any of Tenant's personal property, books, papers, records, documents or other possessions in the event of any entry by Landlord in Tenant's absence. Only under emergency situations will Landlord enter Premises without making every reasonable effort to notify Tenant in advance.

Notwithstanding the foregoing, Landlord acknowledges that he shall not permit prospective purchasers or tenants, real estate agents, appraisers, or other such parties to have access to the Premises except during the last sixty 60) days of the term of this Lease.

17. NON-WAIVER: Failure by Landlord to enforce or demand performance of any obligation of Tenant hereunder, or to seek remedy for breach thereof, shall not operate to waive or excuse defaults of other obligations nor further defaults of the same obligation.

18. LIABILITY AND INDEMNITY: Landlord shall not be liable to Tenant, Tenant's guests or other occupants or persons on the Premises for personal injury, property damage or other losses to such persons or their property caused by other persons, theft, burglary, assault, other crimes, fire, water, wind, rain, smoke, or any other causes.

Tenant agrees to indemnify and hold Landlord free and harmless from any and all liability for injury to or death of any person, or for damage to property arising from the use and occupancy of the Premises by Tenant or from the act or omission of any person or persons, including Tenant, in or about the leased Premises with the express or implied consent of Tenant. Landlord recommends that Tenant secure insurance for Tenant's own account to protect Tenant from the hazards of such losses as are described above. Landlord shall have no duty to furnish smoke detectors or additional locks, except as required by law. When smoke detectors are furnished, Landlord shall test same and provide initial batteries as required by law at the time of lease commencement, thereafter, Tenant shall pay for, test, and replace smoke detector batteries as needed.

Landlord acknowledges and agrees that Landlord shall be liable to Tenant for any damages to Tenant's personal property caused by the Landlord, or Landlord's agents, employees, contractors or representatives.

In the event Tenant retains or requests Landlord's employees or contractors to render services not contemplated in this agreement, or without prior knowledge and consent of Landlord expressed in writing, such employees or contractors shall be deemed the agent of the Tenant whether or not compensated by the Tenant or by Landlord and Tenant agrees to hold harmless and indemnify Landlord for and from all liability for the acts or omissions of such persons

19. DEFAULT BY LANDLORD: Upon default by Landlord of any obligation imposed hereunder, or breach of any of the covenants and/or agreements contained herein, or if Landlord fails to satisfy any obligation or duty imposed on Landlord hereunder and if Tenant is not currently in default (all rent and other charges must be current, etc.), Tenant shall send Landlord written notice of the default by United States Mail, certified mail, return receipt requested, in accordance with paragraph 27 hereof, and Landlord shall have ten (10) days from the date said notice is posted (the "Notice Date") to cure said default; provided, however, if such default cannot be cured within said ten (10) day period for reasons beyond the control of Landlord, Landlord shall have an additional period not to exceed thirty (30) days from the Notice Date, in which to cure such default. If Landlord fails and/or refuses to cure such default within the time limits specified hereinabove, Tenant may:

   (a) Terminate this lease in writing, in which event, Tenant shall be entitled to receive from Landlord, on demand, a full refund of Tenant's security deposit, less proper charges as described in Paragraph (8) hereinabove, and any unearned portion of any rent paid, as of the date of the Tenant's election to terminate this Lease; or

   (b) enforce specific performance hereof; or

   (C) bring suit against Landlord for any and all damages incurred by Tenant as a result of Landlord's default or negligence including reasonable attorney's fees.

Any or all such remedies may be exercised either separately or concurrently.

20. DEFAULT BY TENANT: Upon default by Tenant of any obligation imposed hereunder, or breach of any of the covenants and/or agreements contained herein, or if Tenant fails to satisfy any obligation or duty imposed on Tenant hereunder and if Landlord is not currently in default, Landlord shall send Tenant written notice of the default by United States Mail, certified mail, return receipt requested, in accordance with paragraph 27 hereof, and Tenant shall have ten (10) days from the date said notice is posted (the "Notice Date") to cure said default; provided, however, if such default cannot be cured within said ten (10) day period for reasons beyond the control of Tenant, Tenant shall have an additional period not to exceed thirty (30) days from the Notice Date, in which to cure such default. If Tenant fails and/or refuses to cure such default within the time limits specified hereinabove, Landlord may:

   (a) Terminate this Lease and may file a Forcible Entry and Detainer suit in the proper court for possession and after giving such notice, or if filing suit for possession, Landlord may accept payment for sums due herein without waiving or diminishing Landlord's right to proceed against Tenant for eviction, property damages, past or future rent, or other sums due herein, and demand that all monthly rentals for the remainder of the lease term or renewal or extension period shall be accelerated automatically without notice or demand, and shall immediately become due and payable, and Report any unpaid sums due herein, breaches of this Lease or property damages, to credit reporting agencies for addition to Tenant's credit files, or

   (b)  Enforce specific performance hereof, and

   (c) Bring suit against Tenant for all damages incurred by Landlord as a result of Tenant's default or negligence, including reasonable attorney's fees, costs of re-letting the Premises, which re-letting costs shall not exceed one month's rent. Landlord shall make a reasonable effort to re-let the Premises as soon as possible and all rentals received from such re-letting, if any, shall be credited against Tenant's liability for future rentals. Such re-letting shall not relieve Tenant of Tenant's obligation to pay all rent due.

Any or all such remedies may be exercised either separately or concurrently.

21. HOLDOVER: If Tenant holds over and fails to vacate on or before the contracted move-out date (end of lease term, or any renewal or extension period, or the move-out date agreed to by the parties), Tenant shall be liable to pay rents for the holdover at the rate of 150% of the monthly rent due at the expiration of the term thereof.

22. ABANDONMENT: If Tenant (i) is absent from the Premises for five (5) consecutive days while in default of this Lease, (ii) has been evicted by judicial process or (iii) leaves personal property after the termination of the Lease, all personal property found in the Premises may be deemed by Landlord to be abandoned and Landlord or its representatives may peaceably enter, remove and dispose of such personal property as Landlord sees fit without any liability or duty to account for such personal property to Tenant whatsoever.

23. CONTRACTUAL LIEN: All personal property on the Premises (except property exempt by Section 54.042 of the Texas Property Code) is hereby subjected to a contractual lien in favor of Landlord to secure payment of rent. In order to enforce said lien, Landlord, or its representative, may peacefully enter the Premises and remove and store all non-exempt property therein. Landlord shall be entitled to reasonable charges for packing, removing and storing property taken hereunder. If Tenant is not present when property is removed hereunder, written notice of Landlord's entry shall be left at the Premises. Landlord may sell all property subject to Landlord's lien at public or private sale after giving Tenant thirty (30) days written notice by certified mail of the time and place of such sale to Tenant's last known address. Sale shall be to the highest cash bidder and Landlord shall credit the proceeds thereof first to all costs and expenses incident to the removal, storage and sale of the property, then rent due and any excess shall be mailed to Tenant at such address as Tenant may furnish.

The foregoing lien rights may be exercised by Landlord with or without resort to judicial proceedings. The contractual lien provided herein is in addition to, and not in lieu of, any landlord's or other lien provided by law.

24. RELEASE OF TENANT:  Tenant shall have no rights of release hereunder.

25. MULTIPLE TENANTS: Each Tenant and each Tenant's share of the total security deposit is jointly and severally liable for all obligations and sums due pursuant to this lease agreement A lease violation by one Tenant is a violation by all Tenants. Notice by Landlord to one Tenant is notice to all Tenant. Entry permission or service request from one Tenant shall be from all Tenants. Security deposit refund may be in one check jointly payable to all Tenants and such refund check and itemization of deduction (if applicable) may be mailed to one Tenant only.

26. SIGNS AND SHOWING: Landlord shall be entitled to display a "For Lease" sign or "For Sale" sign during the last sixty (60) days on the Premises and the Premises may be shown at reasonable times to prospective tenants and/or purchasers during said period and at reasonable times, subject to the notice requirements of Paragraph 16 hereinabove.

27. NOTICES: Except as may be otherwise required herein or specified by law, all notices required or permitted hereunder to be given either to Landlord or Tenant shall be in writing and delivered by United States Mail, certified mail, return receipt requested to the party at the addresses specified below:

If to Landlord:	3515 CR 81, Iowa Colony, TX  77583

If to Tenant:	2520 CR 81, Rosharon, TX  77583

Either party hereto may change its address for notice hereunder by delivering written notice of such change of address to the other party in accordance with this paragraph. Either Party may also use other means of communicating notice, including telephone or regular mail, but no notice shall be deemed delivered unless delivered in accordance with the provisions of this paragraph, and in no event shall Landlord enter the Premises solely for the purpose of delivering notice hereunder. In the event either party gives notice in writing to the other party by personal delivery, such delivery shall not be deemed delivered unless also sent by United States Mail, certified mail, return receipt requested in accordance with this paragraph.

28. SUBORDINATION: This lease and Tenant's leasehold interest hereunder are and shall be subject, subordinate, and inferior to any lien or encumbrance now or hereafter placed on the premises by Landlord, to all advances made under such lien or encumbrances, to the interest payable on any such lien or encumbrance, and to any and all renewals of any such lien or encumbrance, and the rights of such lien holders.

29. TENANT'S AND LANDLORD'S PHONE NUMBERS: Tenant(s) shall keep Landlord informed at all times of Tenant's phone number(s), listed or unlisted. Landlord shall keep Tenant informed at all times of Landlord's phone number or the phone number of any authorized property manager for said Premises.

30. GENERAL: This written agreement contains the entire agreement of the parties. No oral agreements or representations have been made. This agreement may be modified only in writing signed by all parties. Judicial declaration of the invalidity of any part of this agreement or any attachment hereto shall not invalidate the remainder. In any legal proceeding pursuant to this lease, including a suit to enforce this lease or to collect damages for its breach, the prevailing party shall be entitled to recover reasonable attorney's fees, costs of court and interest at the rate of 18% per annum upon all sums due from due date from the non-prevailing party.

Tenant may not withhold rent or offset against rent. This agreement shall be construed under and in accordance with the laws of the State of Texas. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

31. DOCUMENTS: This agreement is executed in duplicate copies, one for Tenant and one for Landlord.

32. SPECIAL PROVISIONS:  All Water Supply, Pumping Equipment and
Septic/Sewage Treatment Equipment and Facilities are to be maintained by Tenant.

33. ATTORNEY'S FEES: Any signatory to this agreement who is the prevailing party in any legal proceeding against any other signatory brought under or with relation to this agreement or transaction shall be additionally entitled to recover court costs and reasonable attorney's fees from the non-prevailing party.

34. LANDLORD'S OBLIGATION AS TO MORTGAGE: At all times during the term of this Lease, Landlord shall make timely payments of all mortgage payments, property taxes, assessments and other amounts for which payment is secured by a lien against the Premises or for which foreclosure of the Premises could occur in the event of non-payment. Landlord shall also keep and perform all of the covenants and agreements set forth in any mortgage, deed of trust and/or other lien against the Premises. In the event Landlord fails to pay any such amounts for any reason whatsoever, and/or fails to keep and perform all of the said covenants and agreements and the Premises are foreclosed by a third party, Landlord shall be obligated to refund Tenant's security deposit(s), less proper charges as described in Paragraph (8) hereinabove, together with any unearned portion of any rent paid.



FOR LANDLORD:           /s/ Chris M. Hymel
                        ------------------------------------
                         Chris M. Hymel

FOR TENANT:             /s/ Herbert Joe
                        ------------------------------------
                         Herbert Joe, Corporate Secretary

EXHIBIT 10.2 - Line of Credit Promissory Note


LINE OF CREDIT PROMISSORY NOTE

One Hundred Fifty Thousand Dollars ($150,000)

Effective Date: January 4, 2002

FOR VALUE RECEIVED, Biodyne, Inc., ("Borrower"), a Texas corporation, promises to pay to the order of Chris M. Hymel, ("Lender"), the principal sum of One Hundred Fifty Thousand Dollars ($150,000), or so much thereof as may be disbursed to, or for, the benefit of the Borrower by Lender in Lender's sole and absolute discretion. It is the intent of the Borrower and Lender hereunder to create a line of credit agreement between Borrower and Lender whereby Borrower may borrow up to $150,000 from Lender; provided, however, that Lender has no obligation to lend Borrower any amounts hereunder and the decision to lend such money lies in the sole and complete discretion of the Lender.

INTEREST & PRINCIPAL: The unpaid principal of this line of credit shall bear simple interest at the rate of 2.5 percent (2.5%) per quarter. Interest shall be calculated based on the principal balance as may be adjusted from time to time to reflect additional advances made hereunder. Interest on the unpaid balance of this Note shall accrue quarterly but shall not be due and payable until such time as when the principal balance of this Note becomes due and payable. All outstanding and unpaid principal and all accrued and unpaid interest shall be due and payable to Payee on the fourth (4th) anniversary date of this Note, but in no event later than January 15, 2006. This Note may be renewed and extended at the option of the Payee on the fourth (4th) anniversary date. There shall be no penalty for early repayment of all or any part of the principal.

SECURITY: To secure the indebtedness arising out of the "Line of Credit", the Borrower grants to the Lender a lien and security interest in the corporate assets located in Brazoria County, Texas, and rights to payment and receipt of money relating to its accounts receivables (the "Receivables") and the cash proceeds thereof.

DEFAULT: The Borrower shall be in default of this Note on the occurrence of any of the following events: (i) the Borrower shall fail to meet its obligation to make the required principal or interest payments hereunder.
(ii) the Borrower shall be dissolved or liquidated; (iii) the Borrower shall make an assignment for the benefit of creditors or shall be unable to, or shall admit in writing their inability to pay their debts as they become due;
(iv) the Borrower shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the undersigned; (v) the Borrower shall suffer a receiver to be appointed for it or for any of its property or shall suffer a garnishment, attachment, levy or execution.

REMEDIES: Upon default of this Note, Lender may declare the entire amount due and owing hereunder to be immediately due and payable. Lender may also use all remedies in law and in equity to enforce and collect the amount owed under this Note.

Borrower hereby waives demand, presentment, notice of dishonor, diligence in collecting, grace and notice of protest.


BORROWER:
For Biodyne, Inc.

/s/ Malcolm Skolnick
-------------------------------
Malcolm Skolnick, Secretary

EXHIBIT 10.3 - Executive Compensation Agreement


EXECUTIVE CONSULTING AGREEMENT

THIS EXECUTIVE CONSULTING AGREEMENT (this "Agreement"), dated January 2, 2012, is by and between Chris M. Hymel ("Consultant") and Signal Advance, Inc. or any subsequent surviving entity ("Company).

R E C I T A L S:

WHEREAS, Company's board of directors (the "Board") desires to contract for services in a Consulting capacity and the Consultant desires to be so engaged in such capacity;

NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


ARTICLE I: Term

1.1 Consulting. Company contracts with Consultant and Consultant accepts the consultancy under the terms and conditions of this Agreement.

1.2 Term. The term of this Agreement shall be for Twenty-Four (24) months with an annual open option thereon as set forth herein and shall be effective as of January 2, 2012, and shall terminate on December 31, 2014. Unless written notice of termination is given to Consultant, or Company, not less than three (3) months prior to the termination of this Agreement, this Agreement will be extended for additional twelve (12) month periods.


A. Option Term. Upon the condition that there is no breach of any condition or term of this Agreement at the time of exercise, this Agreement may be extended annually, for an additional period of twelve (12) months, on the same terms and conditions of this Agreement, unless modified or amended upon the written consent of Company and Consultant.

ARTICLE II: Compensation

2.1 Compensation. For all services rendered by Consultant, Company shall pay Consultant a base compensation commencing on January 2, 2012, of One Hundred Eight Thousand Dollars ($108,000) per year payable in cash or equivalent value on Corporate Securities, provided at the Consultants prevailing acquisition rate, at the discretion of the Consultant.

A. Compensation Adjustment. Compensation is to be increased by Six Thousand Dollars ($6,000) per year up to a maximum annual compensation of One Hundred Twenty Thousand Dollars ($120,000). Any further compensation increases will be determined by the Broad of Directors.

Company and Consultant recognize that certain "Events" (as defined in the following paragraph) may occur which will give rise to an automatic compensation increase. Upon the occurrence of any one of the Events listed in the following paragraph, Consultant's compensation shall be increased to One Hundred Twenty Thousand ($120,000) per year during the term of this Agreement. Such increase shall be automatic upon the happening of any one of the Events listed below.

B. Definition of "Events." For purposes of this Agreement and particularly, the compensation increases described in the foregoing paragraph, any one of the following shall be considered an "Event":

i. Merger. A merger with a third party entity, whereby at least fifty-one percent (51%) of Company's outstanding common stock is merged with such entity.

ii. Sale/Acquisition. A sale or acquisition of at least fifty-one percent of Company's outstanding common stock or the sale of all or substantially all of Company's assets to a third party entity.

iii. Capital. Company's raising at least $1 million through the sale of equity securities.


2.2 Earned Monetary Bonuses. Consultant shall be entitled to an annual bonus as determined by the Company's Board of Directors. Consultant's performance shall be reviewed annually to determine the payment of bonuses.

2.3 Automobile. Company will provide to Consultant the use of an automobile of Consultant's choice at a gross purchase price not to exceed Twenty Thousand ($20,000). Company agrees to replace the automobile with a new one at Consultant's request no more often than once every three years. Company will pay all automobile operating and maintenance expenses and will either, procure, and maintain in force, an automobile insurance policy which includes liability, comprehensive and collision coverage, or reimburse Consultant the cost of procuring said insurance coverage.

2.4 Stock Option Consideration. While currently not available, Consultant, as partial consideration for his services, shall be entitled to participate in and receive any Stock Options available under any future options plan as determined by the Company's Board of Directors. Such determination shall be made on an annual basis.


2.5 Consultant Benefits. In addition to the foregoing, Consultant shall be entitled to the following:

A. Holidays. Consultant will be entitled to at least Ten (10) paid holidays each calendar year and ten (10) personal days. Company will notify Consultant on or about the beginning of each calendar year with respect to the holiday schedule for the coming year. Personal holidays, if any, will be scheduled in advance subject to requirements of Company. Such holidays must be taken during the calendar year and cannot be carried forward into the next year. Consultant is not entitled to any personal holidays during the first six months of consultancy.

B. Vacation. Following the first six months of this contract, Consultant shall be entitled to twenty (20) paid vacation days each year.

C. Sick Leave. Consultant shall be entitled to sick leave and emergency leave of up to thirty (30) days. Additional sick leave or emergency leave over and above paid leave provided by the Company, if any, shall be unpaid and shall be granted at the discretion of the board of directors.

D. Medical Insurance. Company agrees to:

i. Provide Consultant and his immediate family medical insurance at no charge to the Consultant, or

ii. Reimburse Consultant for acquiring such medical insurance coverage, and/or

iii. Reimburse Consultant for 'out-of-pocket' medical expenses for Consultant and his immediate family.

The total cost of medical insurance plus reimbursement of medical expenses shall not exceed Fifteen Percent (15%) of the base Compensation per year.

E. Pension and Profit Sharing Plans. Consultant shall be entitled to participate in any pension or profit sharing plan or other type of plan adopted by Company for the benefit of its officers and/or regular consultants.

F. Expense Reimbursement. Consultant shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by Consultant in the performance of Consultant's duties. Consultant will maintain records and written receipts as required by the Company policy and reasonably requested by the board of directors to substantiate such expenses.

G. Education/Professional Development Reimbursement: Consultant shall be entitled to reimbursement for educational/professional development expenses consistent with the goals of the Company up to an amount of Five Thousand Dollars ($5,000) per year.

ARTICLE III: Duties of Consultant

3.1 Duties. Consultant is engaged as President and CEO; and shall have authority over such decision-making and managerial duties regarding the business of
Company; and shall supervise and direct all of the business of Company according to business plans and strategies provided by Company, reporting only to the Board. The precise services of Consultant may be extended or curtailed by mutual agreement of Company and Consultant from time to time.

3.2 Extent of Services. Consultant shall devote so much of his productive time, ability and attention to the business of the Company as is necessary to fulfill his duties; and shall perform all such duties in a professional, ethical and businesslike manner. Consultant will not, either during the term of this Agreement and for a period of twelve (12) months thereafter, directly or indirectly engage in any other business, either as an consultant, Company, consultant, principal, officer, director, advisor, or in any other business capacity, which is competitive with the business of the Company, without the express written consent of the Company. Furthermore, the Board may require that Consultant account for his time spent performing his duties hereunder at any time.

Upon such notice, Consultant shall account for his time and deliver such accounting to the Board until further notified. Based upon such records, the Board, in its sole discretion, may adjust Consultant's flexible and/or full time off (FTO) and/or compensation during such period accordingly.

3.3 Engaging in Other Consulting. Consultant hereby agrees to undertake the responsibilities for and devote his productive time, abilities, and attention to the business of Company during the term of this Agreement. Any outside consultancy in any capacity is acceptable to the extent that there is no conflict with the duties and obligations of consultant's role as President and CEO of Company.

3.4 Accountability. Consultant shall be directly responsible to the Board.

3.5 Code of Ethics. Consultant agrees to comply with the "Code of Ethics and Business Conduct" in the conduct of his business on behalf of Company.
(Copy attached)

ARTICLE IV: Duties of Company

4.1 Payment of Compensation and Provision of Benefits. During the terms hereof, Company agrees to pay all compensation, benefits, allowances and FTO due to Consultant as set forth herein.

4.2 Working Facilities. Company shall provide offices, administrative help and such other facilities and services as are suitable to his position and appropriate for the performance of his duties.

ARTICLE V: Disability; Death During Consultancy

5.1 Disability. If Consultant is unable to perform his services by reason of illness or incapacity for a period of more than one (1) month, the compensation thereafter payable to him during the continued period of such illness or incapacity for a period not to exceed twelve (12) months shall be sixty percent (60%) of Consultant's then current compensation.

Consultant's full compensation shall be reinstated upon his recovery.

Notwithstanding anything to the contrary, Company may terminate this Agreement at any time after Consultant shall be absent from his consultancy, for whatever cause, for a continuous period of more than twelve (12) months, and the obligations of Company shall thereupon terminate. If it is determined, pursuant to the terms of this Agreement, that Consultant is disabled or incapacitated and cannot discharge the duties and responsibilities contemplated hereunder, Company shall have the right to hire an consultant to replace him in whatever position he may have at that time.

In lieu of the foregoing, Company may obtain disability insurance for Consultant. Should this occur, pragraph 5.1 shall be null and void and the terms of said disability insurance shall govern, so long as the terms in such policy are equal to or greater than the terms outlined in Section 5.1.

5.2 Death During Employment. If Consultant dies during the term of employment, Company shall pay to the estate of Consultant the compensation which would otherwise be payable to Consultant up to the end of the month in which death occurs. In addition, Company shall pay a sum equal to two (2) year's compensation payable in equal monthly installments after the death of Consultant to the spouse of Consultant or if he is not survived by his spouse, then to Consultant's heirs in equal shares, or if there are no such surviving heirs, to the estate of Consultant.

ARTICLE VI: Confidential Information; Trade Secrets; Proprietary Rights, Intellectual Property

6.1 Confidentiality. Consultant hereby acknowledges that he has received, and/or will receive in the future, information regarding the business of Company, including but not limited to customer lists, product information, business strategy, consultant agreements, which information is deemed confidential information (the "Confidential Information").

The parties hereto recognize and acknowledge that the Confidential Information is proprietary and integral to Company's business and agrees to keep such Confidential Information confidential and not disclose the same to any third person, corporation and/or entity for a period of two (2) years subsequent to the termination of this Agreement or termination of Consultant as an consultant of Company, whether such termination is with or without cause.

6.2 Products. All products relating to Company's business, designed, improved or enhanced by Consultant, will be the sole property of Company and Consultant will not be allowed to possess or use them unless Company agrees in writing thereto. Whenever requested to do so by Company, Consultant will execute any and all applications, assignments or other instruments that Company deems necessary to protect Company's interests therein. Consultant's obligations hereunder shall survive the termination of Consultant's contract with respect to inventions, discoveries and improvements conceived or made by Consultant during the term of the Consultancy described in this Agreement.

6.3 Intellectual Property. Consultant agrees to assign to Company inventions, trade secrets, technological improvements and any other Intellectual Property he develops, originates, improves or discovers during his consultancy arising in the performance of his duties, confined to the scope of his duties and that is related to the intellectual property previously assigned by the Consultant to the Company.

ARTICLE VII: Non-Competition

7.1 Non-Competition. During the term of Consultant's agreement set forth in this Agreement, and for a period of one (1) year thereafter, Consultant will not directly or indirectly be an owner, partner, director, manager, officer or consultant or otherwise render services or be associated with any business that competes with Company.

ARTICLE VIII: Termination / Note Purchase

8.1 Termination With Cause. With cause, Company may terminate this Agreement upon thirty (30) days' notice to Consultant. In such event, Consultant shall continue to render his services and shall be paid his regular compensation up to the date of termination. Severance allowance shall be equal to six (6) month's compensation of Consultant. For purposes of this Agreement, termination "with cause" shall be for any of the following:

A. Any breach of any material obligations owed to Company;

B. Failure to follow the directive of the Company's board of directors; or

C. Conviction of a felony or any act involving moral turpitude.

8.2 Termination Without Cause. Company may terminate Consultant without cause upon thirty (30) days written notice. Upon termination without cause by Company,
 Consultant shall be entitled to cash compensation equal to the greater of the following: (A) the then existing base compensation of Consultant, as defined in
Article 2.1, for the remainder of the term of this Agreement; or (B) the then existing base compensation of Consultant, as defined in Article 2.1, for a period of twelve (12) months from the date of termination without cause. In the event of termination without cause, all cash compensation, as referred to above, shall be paid to Consultant on a monthly basis.

8.3 Termination Upon Sale of Business. Notwithstanding anything to the contrary, Company may terminate this Agreement upon thirty (30) days' written notice upon the happening of any of the following events which any one event will be treated as a termination without cause for purposes of severance allowance pursuant to this Agreement.

A. The sale by Company of substantially all of its assets to a single purchaser or a group of associated purchasers;

B. The sale, exchange or other disposition, in one transaction, of at least fifty percent (50%) of the outstanding common shares of the Company;

C. A decision by Company to terminate its business and liquidate its assets; or the merger or consolidation of Company in a transaction in which the shareholders of Company receive at least fifty percent (50%) of the outstanding voting shares of the new or continuing corporation.

D. Notwithstanding the foregoing, should Company agree to sell all or substantially all of its assets, Company shall purchase Consultant's Shares for an amount of the greater of the Stock Purchase Price or the same price sold by other of Company's shareholders.

ARTICLE IX: General Provisions

9.1. Waiver of Breach. The waiver by Company of breach of any provisions of this Agreement by Consultant shall not operate or be construed as a waiver of any subsequent breach by Consultant. No waiver shall be valid unless in writing and signed by an authorized officer of Company.

9.2 Assignment. Consultant acknowledges that the services to be rendered by him are unique and personal. Accordingly, Consultant may not assign any of his rights and obligations under this Agreement. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company.

9.3 Modification. This Agreement may not be modified, changed or altered orally but only by an agreement in writing signed by the party against an enforcement of any waiver, change, modification, extension or discharge as sought.

9.4. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas without regard to Conflict of Laws.

9.5 Integration Clause. This instrument contains the entire agreement between the parties hereto and supersedes any and all prior written and/or oral agreements. This Agreement may be altered or modified only in writing signed by the parties hereto.

9.6 Notices. Any notice required or desired to be given under this Agreement shall be deemed given if in writing sent by certified mail to the parties at each party's last known address.

9.7 Attorneys' Fees. Should any party seek the enforcement of any term of this Agreement, the prevailing party thereunder shall be entitled to attorneys' fees and costs for the enforcement of such term or provision.

9.8 Arbitration. In the event of any dispute arising under this Agreement, including any dispute regarding the nature, scope or quality of services provided by either party hereto, its is hereby agreed that such dispute shall be resolved by binding arbitration to be conducted through the American Arbitration Association, to be arbitrated in accordance with its rules and regulations and procedures in Houston, Texas. In the event of any such arbitration, pending resolution of the arbitration and the award of costs by the arbitrator, each party hereto shall advance one-half of the amounts, if any, requested by the arbitrator and/or the sponsoring organization.


IN WITNESS WHEREOF, the parties executed this Agreement as of the effective date indicated above.


Consultant: 				/s/ Chris M. Hymel
					______________________________
					Chris M. Hymel


For Signal Advance, Inc. (Company): 	/s/ Malcolm Skolnick
					______________________________
					Malcolm Skolnick, Corporate Secretary

EXHIBIT 10.4 - Intellectual Property Assignment

		  INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT
				BY AND BETWEEN
			      MR. CHRIS M. HYMEL
				     AND
			     SIGNAL ADVANCE, INC.


This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT, dated as of February 15, 2008, is entered into by and between CHRIS M. HYMEL ("Assignor" or "Inventor"), an individual, 3515 County Road 81, Iowa Colony, TX, 77583, and SIGNAL ADVANCE, INC., a company registered with the State of Texas ("Assignee"), 2520 County Road 81, Rosharon, TX 77583. Assignor or Inventor and Assignee are each sometimes referred to herein as a "Party" and collectively as the "Parties" to this Agreement.

WHEREAS, Assignor has the right to assign the "U.S. Patent Application" as defined below and Assignee desires to acquire an ownership interest in the U.S. Patent Application at issue, subject to, inter alia, license back;

WHEREAS, Assignor desires and agrees to irrevocably assign to Assignee all of its rights, title and interest, on a worldwide basis, of its U.S. patent application, as set forth herein, that otherwise have not been transferred and assigned to Assignee, as well as certain and related trademark rights as set forth herein;

WHEREAS, except for any ownership interest already held by Assignee, Assignor is the sole owner of all rights, title and interest, including, without limitation, all intellectual property rights, in and to such proprietary products, patents and trademarks; and, with respect to the trademarks, Assignee is a successor to a portion of the business of the Assignor to which these trademarks pertain;

WHEREAS, Assignor has agreed to assign to Assignee all of its rights, title and interest on a worldwide basis, all intellectual property rights of said U.S. Patent Application, to the full extent that Assignor has such rights and subject to and contingent upon Assignor having the right and necessary consents to assign such license; and

WHEREAS, to enable Assignor to continue its current use of certain proprietary products, Assignee is willing to grant to Assignor a license back to certain rights in such proprietary products as set forth herein;


NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS
For the purposes of this Agreement, the following terms will have the meanings ascribed to them as follows:

1.1 "Intellectual Property" means the Proprietary Products, Proprietary Business Information, Proprietary Information, Third Party Products, Trademarks and Patents and/or Patent Applications.

1.2 "Patent" or "Patent Application'" means the U.S. patent application entitled "Utility and Method for the Application of Signal Advance Amplification to Analog Waveform Signal Detection, Acquisition and Processing" plus any and all subsequent Continuation-in-Part Application(s).

1.3 "Price" means milestone-based payments or equity value increase totaling $3.5M, as described under Section 2.7(b) and Section 2.7(c) (Royalty payments).

1.4 "Proprietary Business Information" means any confidential or proprietary information, know-how, or trade secret described or comprised in or relating to the general business operations of Assignee, excluding Proprietary Information, that exists as of the Effective Date or that is subsequently provided by Assignor to Assignee at its sole discretion, and that is not in the public domain or regularly disclosed by Assignor to third parties without confidentiality restrictions.

1.5 "Proprietary Information" means any confidential or proprietary information, know-how, or trade secret described or comprised in or relating to the Assigned Property that is not in the public domain or regularly disclosed by Assignee to third parties without confidentiality restrictions.

1.6 "Proprietary Products" means the products, such as including but without limitation, all user manuals, reference manuals and other documentation and materials relating thereto; and any derivative works, foreign language versions, fixes, upgrades, updates, enhancements, new versions or previous versions thereof.

1.7 "Trademarks" means the product marks and logos and all rights and goodwill associated therewith.

1.8 "Third Party Products" means a mutually agreed upon or to be mutually agreed upon subset of products selected by the Parties, including, without limitation, any software and firmware relating thereto; all user manuals, reference manuals and other documentation and materials relating thereto; and any derivative works, foreign language versions, fixes, upgrades, updates, enhancements, new versions or previous versions thereof provided by the third-party licensor of such products to Assignor.

2. ASSIGNMENT
Assignor hereby assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee the following rights (collectively, the "Rights"):

2.1 Proprietary Products. Subject to the terms and conditions of this Assignment, Assignor hereby assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee, its successors and assigns all of its rights, title and interest of every kind and character throughout the world in and to the U.S. Patent Application to the full extent of its ownership or interest therein; including, without limitation, all federal, state, foreign, statutory and common law and other rights in the U.S. patent application and related trademark. Upon Assignee's reasonable request, Assignor will promptly take such actions, including, without limitation, the prompt execution and delivery of documents in recordable form, as may be reasonably necessary to vest, secure, perfect, protect or enforce the rights and interests of Assignee in and to the Proprietary Products.

2.2 Proprietary Information. Subject to the terms and conditions of this Assignment, Assignor hereby assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee, its successors and assigns all of its rights, title and interest of every kind and character throughout the world in and to the Proprietary Information to the full extent of its ownership or interest therein.

2.3 Third Party Products. Subject to the terms and conditions of this Assignment, and subject to and contingent upon Assignor obtaining any necessary and applicable third party consents, Assignor hereby assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee, its successors and assigns all rights, title and interest of every kind and character throughout the world in and to the Third Party Products and any license agreements related thereto to the full extent of Assignor's rights or interest therein (if any). Upon Assignee's request, Assignor will promptly take such actions, including, without limitation, the prompt execution and delivery of documents in recordable form, as may be reasonably necessary to vest, secure, perfect, protect or enforce the rights and interests of Assignee in and to the Third Party Products and any license agreements related thereto.

2.4 Patents. Subject to the terms and conditions of this Agreement, Assignor hereby assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee, its successors and assigns all of its rights, title and interest of every kind and character throughout the world, in and to the relevant Patent to the full extent of its ownership or interest therein of the Patent Application, entitled "Utility and Method for the Signal Advance Amplification to Analog Waveform Signal Detection,Acquisition and Processing," plus any and all Continuation-in-Part Application(s). More specifically and subject to Section 3, below, the scope of this assignment covers all electrophysiological applications of Signal Advance Amplification to Analog Waveform Signal Detection, Acquisition and Processing, but does not extend beyond the same.

Even applications that are not primarily electrophysiological in nature but incorporates electrophysiological applications are within the scope of this Assignment. Also, assignor hereby assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee, its successors and assigns all rights to causes of action and remedies related thereto (including, without limitation, the right to sue for past,present or future infringement, misappropriation or violation of rights related to the foregoing); and any and all other rights and interests arising out of, in connection with or in relation to the Patent Application, and the Patent should it issue. Upon Assignee's request, Assignor will promptly take such actions, including, without limitation, the prompt execution and delivery of documents in recordable form, as may be reasonably necessary to vest, secure, perfect, protect or enforce the rights and interests of Assignee in and to the Patent Application, and the Patent should it issue.

2.5 Trademarks. Subject to the terms and conditions of this Agreement, Assignor hereby assigns, conveys, sells, grants and transfers and agrees to assign, convey, sell, grant and transfer to Assignee, its successors and assigns all of its rights, title and interest of every kind and character throughout the world, in and to the related Trademarks to the full extent of its ownership or interest therein; including, without limitation, all federal, state, foreign, statutory and common law and other rights; all domestic and foreign trademark applications and registrations therefor (and all extensions and renewals of such applications and registrations, and the right to apply for any of the foregoing); all goodwill associated therewith symbolized by the Trademarks and the portion of the business of the Assignor to which the Trademarks pertain; all rights to causes of action and remedies related thereto (including, without limitation, the right to sue for past, present or future infringement, misappropriation or violation of rights related to the foregoing); and any and all other rights and interests arising out of, in connection with or in relation to the Trademarks. Upon Assignee's request, Assignor will promptly take such other actions, including, without limitation, the prompt execution and delivery of documents in recordable form, as may be reasonably necessary to vest, secure, perfect, protect or enforce the rights and interests of Assignee in and to the Trademarks.

2.6 Further Assurances For Third Party Products. Assignor and Assignee will use their respective reasonable best efforts to obtain any consent, approval or amendment required to novate and/or assign the Third Party Products; provided, however, that, except for filing and other administrative charges, Assignee shall not be obligated to pay any consideration therefor to the third party from whom such consents, approvals and amendments are requested. In the event and to the extent that Assignee and Assignor are unable to obtain any such required consent, approval or amendment, or if any attempted assignment would be ineffective or would adversely affect the rights of Assignor with respect to any Third Party Product so that Assignee would not in fact receive all the rights with respect to such Third Party Product, Assignor and Assignee will cooperate (to the extent permitted by law or the terms of any applicable agreement) in a mutually agreeable arrangement under which Assignee would, to the extent possible and permissible under any applicable agreement, obtain the benefits and assume the obligations with respect to such Third Party Product, in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to Assignee, or under which Assignor would enforce for the benefit of Assignee, with Assignee assuming Assignor's obligations, any and all rights of Assignor against a third party thereto. Assignor shall, without further consideration therefor, pay and remit to Assignee promptly all monies, rights and other considerations received in respect to Assignee's performance of such obligations and Assignee shall remit to Assignor (or pay directly) all amounts due with respect to such Third Party Products to such third parties. If and when any such consent shall be obtained or such Third Party Product shall otherwise become assignable or able to be novated, Assignor shall promptly assign and novate all of its rights and obligations thereunder to Assignee without payment of further consideration and Assignee shall, without the payment of any further consideration therefor, assume such rights and obligations and Assignor shall be relieved of any and all liability hereunder.

2.7 ASSIGNEE Responsibilities. In addition to its other obligations under this Agreement, ASSIGNEE shall have the following responsibilities:

(a) Development. ASSIGNEE will be responsible for funding and executing of all its activities required for any regulatory approval, development, implementation and commercialization of any Assigned Product or Service within the Assigned Field, including but not limited to, research, manufacturing, clinical trials, Regulatory Filings, governmental approvals (including, but not limited to, Regulatory Approvals), sales and marketing. In fulfilling its responsibilities, ASSIGNEE shall assume and incur all costs and expenses with the research and development activities which are necessary to obtain any Regulatory Approval for the Assigned Product or Service and shall diligently pursue and conduct such activities as may be reasonably and commercially necessary in order to obtain Regulatory Approval for the Assigned Product or Service. Except as otherwise provided herein, ASSIGNEE shall own and control all documents and information it generates in the course of the preceding activities and under this Agreement. When commercially prudent, ASSIGNEE will proceed with the Regulatory Approval and development of the Assigned Product or Service for all feasible applications of the technology.

Thereafter, ASSIGNEE shall use all reasonable effort to effect introduction of Assigned Products or Services which incorporate the Patent Pending or Patented Technology into the commercial market as soon as practicable, consistent with sound and reasonable business practices and judgment. Also, ASSIGNEE shall exert its best efforts to develop and market Assigned Products and Services, and shall further exert its best efforts to increase and extend the commercialization of Assigned Products in the United States and such other countries as ASSIGNEE shall in its sole discretion, deem of economic interest. ASSIGNEE shall commence advertising and marketing Assigned Products and Services not later than 24 months following the granting of the patent at issue.

(b) Payment/Milestone Schedule. ASSIGNEE agrees to pay to ASSIGNOR an amount of Three Million Five Hundred Thousand Dollars ($3.500,000) total. Partial payments amounts are contingent upon the following:

1) Upon execution of this assignment agreement...........................$0.50M

2) Upon conversion of the Provisional patent application to the
   Nonprovisional Patent Application.....................................$0.75M

3) Upon the receipt of the Notice of Allowance for the patent application entitled "Utility and Method for the Application of Signal Advance Amplification to Analog Waveform signal detection, Acquisition and
   Processing"...........................................................$1.00M

4) Upon the Issuance of the Patent entitled "Utility and Method for the Application of Signal Advance Amplification to Analog Waveform signal detection, Acquisition and Processing"................................$1.25M

The preceding payments would be superseded by an increase in ASSIGNOR's equity value equivalent to Three Million Five Hundred Thousand Dollars ($3,500,000) or greater in total, or an incremental increase by the date of each milestone in an amount equal to or greater than the amount indicated in the payment schedule based on the ASSIGNOR's equity value on the effective date of this assignment. The basis for this Equity value as of the effective date of this agreement is $4 million (e.g. 10 million shares at $0.40/share). No payments would be due on achieving these milestones if ASSIGNOR has already realized an equivalent increase or greater in the value of ASSIGNOR's equity in Signal Advance, Inc. on the date on which each milestone is achieved.

For example, if milestones 1 and 2 have already been achieved and paid in full in either cash or equity. The amounts due when milestones 3 and 4 are achieved will be reduced or eliminated, (but not increased), if the ASSIGNOR's equity value in the company increases relative to the basis defined previously due to a change in stock price. Thus, for the $1.00M payment due on achieving milestone 3, if the stock price is $0.40/share or lower then there is no increase in ASSIGNOR's equity value so a payment of $1.00M would be required. If the stock price is $0.50/share or higher then no payment to ASSIGNOR will be required because ASSIGNOR's equity increased by at least $1.00M. If the stock price is $0.46/share then the ASSIGNOR's equity will have increased by $600K so a payment of either cash of equity of the reminder, $400K, would be required.

(c) Royalties.

ASSIGNEE shall pay ASSIGNOR the following Royalties on the Net Sales/License Fees during the Royalty Period with respect to all Products or Licenses derived from INTELLECTUAL PROPERTY.

	Covered Net Sales During Calendar Year Royalty Rate

	$0 to $10 Million			 6%

	Incremental sales $10 to $25 Million	 8%

	Incremental sales above $25 Million	10%

For example, if Net Sales or License Fees during a calendar year of all Licensed Products are $35 million, the total Royalties to be paid would be $2.8 million (6% of the first $10 million equals $0.6 Million; plus 8% of the next $15 million equals $1.2 million; plus 10% of the next incremental $10 million equals $1.0.million). Royalty rates under this Sub-Section 2.7(c) will be based upon the cumulative volume of Net Sales and/or License Fees derived from INTELLECTUAL PROPERTY.

(d) Automatic Termination For Non-Payment. If payments are not made according to the payment schedule above (in cash or equivalent equity) or should the value of the ASSIGNOR's equity stake in Signal Advance, Inc. not increase by $3.5M over the same time period, notwithstanding an amount equal to or greater than the amount due on the date on which each milestone is achieved, notwithstanding anything to the contrary in this Agreement, this Assignment Agreement and the assignment granted to the ASSIGNEE shall forthwith terminate and be of no further force and effect and the assignment and all other rights granted Assignee hereunder shall terminate if, after the 60th day after each milestone above has been achieved, the respective payment has not been paid in full to ASSIGNOR and ASSIGNOR not have received total royalty payments accordingly.

(e) Indemnification. Assignee agrees that it will defend, indemnify and hold harmless Assignor, its employees, officers, and agents and each of them (the "Indemnified Parties") from and against any and all claims and causes of action of any nature made or lawsuits or other proceedings filed or otherwise instituted against the Indemnified parties relating directly or indirectly to or arising out of the resign, manufacture and the sale of License Products by Assignee or its Affiliates or any of their assignees even though such claims, causes of action, lawsuits or other Proceedings result in whole or in part from the negligence of any or all of the Indemnified Parties.

Assignee will assume responsibility of all costs and expenses related to such claims and lawsuits for which it shall indemnify the Indemnified Parties, including, but not limited to, the payment of all attorneys' fees and costs of litigation or other defense.

(f) Third-party infringement. Assignor expressly agrees to assume full responsibility for taking all action with respect to filing and obtaining patents and other suitable forms of protection in the United States. Assignor also has the primary option to file and obtain patents and other suitable forms of protection in any foreign country in which Assignor desires to perfect such right, at ASSIGNOR's sole expense from and after the Agreement Date. If Assignor does not exercise the above option, then Assignee has the right to file and obtain patents and other suitable forms of protection in any foreign country at its sole expense. Further, if Assignee has exercised its right with respect to foreign patents, then Assignor shall cooperate fully with Assignee in the preparation, filing and prosecution of all foreign patent applications filed pursuant to this paragraph, which cooperation shall include, but not be limited to, execution by Assignor and its faculty and other employees of any and all such papers and instruments as are necessary or helpful to Assignee in preparing, filing and prosecuting all foreign patent applications.

If any Assigned Patent is infringed by a third party, the Party to this Agreement first having knowledge of such infringement shall promptly notify the other in writing, which notice shall set forth the facts of such infringement in reasonable detail. Assignor shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement, through counsel of its own choice, and Assignee shall have the right, at its own expense, to be represented in such action by counsel of its own choice. If Assignor shall fail to bring such action or proceeding within a period of one hundred twenty (120) days after receiving written notice from Assignee or otherwise having knowledge of such infringement, Assignee shall have the right to bring and control any such action by counsel of its own choice, and Assignor shall have the right, at its own expense, to be represented in any such action or proceeding. In any event, the second Party agrees to be joined as a party plaintiff and to give the first Party reasonable assistance and authority to file and to prosecute such suit. The costs and expenses of all suits brought by Assignor under this section shall be reimbursed to both parties out of any damages or other monetary awards recovered therein in favor of Assignor and/or Assignee. Any remaining damages awarded shall then be provided fifty percent (50%) to the Assignor and fifty percent (50%) to Assignee. All costs and expenses associated with any action brought by Assignee under this section shall be the responsibility of Assignee alone, and, in such an event, all damages or other monetary awards shall belong to Assignee alone. No settlement or consent judgment or other voluntary final disposition of a suit under this Section may be entered into without the joint consent of Assignor and Assignee (which consent shall not be withheld unreasonably).

Each Party shall promptly inform the other of any suspected infringement of any Assigned Patent Rights or misuse, misappropriation, theft or breach of confidence of other Proprietary Rights in the Technology by a third party, and with respect to such activities as are suspected, Assignor and Assignee each shall have the right to institute an action for infringement, misuse, misappropriation, theft or breach of confidence of the Proprietary Rights against such third party in accordance with the following:

(i) If Assignor and Assignee agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally, and recoveries, if any, whether by judgment, award, decree or settlement, shall be shared equally. Assignee shall exercise control over such action, provided, however, that Assignee may if it so desires, be represented by counsel of its own selection, the fees for which counsel shall be paid by Assignee.

(ii) In the absence of an agreement to institute a suit jointly, Assignor may institute suit, and, at its option, join Assignee as a plaintiff. Assignor shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery by way of judgment, award, decree or settlement.

(iii) In the absence of an agreement to institute a suit jointly and if Assignor determines not to institute a suit as provided in (b) above, Assignee may institute a suit and, at its option, join Assignor as a plaintiff. Assignor shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery by way of judgment, award, decree or settlement.

(iv) Should either Assignor or Assignee commence a suit under the provisions of this Article and thereafter elect to abandon the same, it shall give timely notice to the other Party who may, if it so desires, continue prosecution of such suit. If the other Party desires to continue prosecution it shall bear the entire cost of continuation of such suit and shall be entitled to retain the entire amount of any recovery by way of judgment, award, decree or settlement in such suit.

Neither ASSIGNOR or ASSIGNEE shall settle any actions covered by this Article without first obtaining the consent of the other party, which consent will not be unreasonably withheld. The Assignor shall not be liable for any losses incurred as the result of an action for infringement brought against the Assignee as the result of Assignee's exercise of any right granted under this Agreement. The decision to defend or not defend shall be in Assignee's sole discretion.

(g) Abandonment. If as to a Assigned Product or Service, ASSIGNEE either (i) fails to commence the development of a Assigned Product or Service, as provided above, or (ii) does not fully develop and commercialize any other Assigned Product or Service hereunder as to which development has commenced or which is scheduled to commence, then as to such Assigned Product or Service, the license herein granted shall cease, and all data, reports, and information developed by ASSIGNEE with respect to such Assigned Product or Service shall be provided to ASSIGNOR so that it or its subASSIGNEE or sublicense may file for or continue to obtain Regulatory Approval, and ASSIGNEE shall assign to ASSIGNOR all rights of ASSIGNEE in and to any Regulatory Approval applications made with respect to such Assigned Product or Service.

(h) i) If ASSIGNEE shall become bankrupt or insolvent, or shall file a petition in bankruptcy, or if the business of ASSIGNEE shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of ASSIGNEE or otherwise, this Agreement shall automatically terminate, inasmuch as permitted under applicable and prevailing law.

ii) Notwithstanding any other provisionof this Agreement, should ASSIGNSEE fail in its payment to ASSIGNOR of money due in accordance with the terms of this Agreement, ASSIGNOR shall have the right to serve notice upon ASSIGNEE by certified mail of its intention to terminate this Agreement within thirty (30) days after receipt of said notice of termination unless ASSIGNEE shall pay to ASSIGNOR, within the thirty (30) day period, all such money due and payable. Upon the expiration of the thirty (30) day period, if ASSIGNEE shall not have paid all such money due and payable, the rights, privileges and license granted hereunder may be immediately terminated by ASSIGNOR. If the parties dispute the amount or existence of any underpayment, either party may invoke the provisions of Article 8 within the thirty (30) day period.

iii) Upon any material breach or default of this Agreement by ASSIGNEE, other than those occurrences set out in paragraphs 3.4, 7.1 and 7.2 hereinabove, which shall always take precedence over any material breach or default referred to in this paragraph 7.3, ASSIGNOR shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by ninety
(90) days' notice by certified mail to ASSIGNEE. Such termination shall become effective unless ASSIGNEE shall have cured any such breach or default prior to the expiration of the ninety (90) day period from receipt of ASSIGNOR'S notice of termination. If such breach or default cannot be cured within said ninety
(90) day period, the terminated party may invoke the provisions of Article 8, if it disputes such termination.

iv) Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. ASSIGNEE and/or any sub-ASSIGNEE thereof may, however, after the effective date of such termination, sell all Licensed Products, complete Licensed Products in the process of manufacture at the time of such termination and sell the same, and complete all existing contracts to provide Licensed Products and Licensed Services provided that ASSIGNEE shall pay to ASSIGNOR the royalties thereon as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof.

v) Unless earlier terminated as herein provided, this Agreement shall expire simultaneously with the last to expire of the Patent Rights.

3. LICENSE

3.1 Subject to the terms and conditions of this Agreement, Assignor hereby grants and agrees to grant to Assignee a worldwide, royalty-free, fully paid up, perpetual, irrevocable, nonexclusive, transferable right and license (with the right to sublicense) to copy and use Proprietary Business Information for the purposes of conducting Assignee's business; provided, however, Assignee takes such steps as are reasonably necessary to protect Assignor's rights in the Proprietary Business Information, including by providing the same protection that Assignor affords to Proprietary Business Information and by treating Proprietary Business Information as confidential information, if appropriate.

3.2 Subject to the terms and conditions of this Agreement, Assignee hereby grants and agrees to grant to Assignor a worldwide, royalty-free, fully paid up, perpetual, irrevocable, non-exclusive license to make, use, sell or offer to sell the ASSIGNOR's Proprietary Information and related intellectual property in areas of research & development, marketing and sales i) beyond any electro-physiological applications relative to Signal Advance Amplification to Analog Waveform Signal Detection, Acquisition and Processing, and ii) any electro-physiological applications relative to Signal Advance Amplification to Analog Waveform Signal Detection, Acquisition and Processing, in which Assignee is not actively pursuing, have sought patent protection or not actively marketing. Furthermore, in addition to and without limiting the foregoing, the ASSIGNOR shall have the royalty-free right to use in its business, and to use, make and sell Product, processes, and/or services derived from any Inventions, as well as to assign and/or license such rights to others without any or further compensation to ASSIGNEE.


4. PAYMENT

As payment for the assignment of Rights and the assignment granted in this Agreement, Assignee will pay to Assignor the Price, per the terms of this assignment agreement for intellectual property described in the patent application entitled "Utility and Method for the Application of Signal Advance Amplification to Analog Waveform Signal Detection, Acquisition and Processing" the receipt and full satisfaction of which is hereby acknowledged by the Parties.


5. REPRESENTATIONS AND WARRANTIES

UNLESS EXPLICITLY STATED OTHERWISE IN THIS AGREEMENT, THE ASSIGNED PROPERTY AND PROPRIETARY BUSINESS INFORMATION ARE PROVIDED "AS IS" AND THE PARTIES HEREBY DISCLAIM ALL WARRANTIES OF ANY KIND WITH RESPECT TO ANY OF THE ASSIGNED PROPERTY OR PROPRIETARY BUSINES INFORMATION, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6. LIMITATION OF LIABILITY

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES, OR DAMAGES FOR ANY LOSS OF PROFITS, REVENUE OR BUSINESS, EVEN IF SUCH PARTY IS NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. The Parties acknowledge that the limitation of liability in this Agreement and the allocation of risk that it implements is an essential element of the bargain agreed to by the Parties, without which the Parties would not have entered into this Agreement.


7. GENERAL

7.1 This Agreement, and all disputes, claims or controversies arising under or relating to this Agreement or the breach, termination or validity hereof, or any transaction contemplated hereby shall be governed by and settled in accordance with the laws of the State of Texas.

7.2 If either Party commences any action or proceeding against the other Party to enforce this Agreement or any of such Party's rights hereunder, the prevailing Party will be entitled to its reasonable expenses related to such action or proceeding, including reasonable attorneys' and expert fees.

7.3 No delay, failure or waiver by either Party to exercise any right or remedy under this Agreement, and no partial or single exercise, will operate to limit, preclude, cancel, waive or otherwise affect such right or remedy, nor will any single or partial exercise limit, preclude, impair or waive any further exercise of such right or remedy or the exercise of any other right or remedy.

7.4 If any provision of this Agreement is determined to be invalid or unenforceable, the validity or enforceability of the other provisions or of this Agreement as a whole will not be affected; and, in such event, such provision will be changed and interpreted so as best to accomplish the objectives of such provision within the limits of applicable law or applicable court decision.

7.5 Except as provided above, this Agreement serves to document formally the entire understanding between the Parties relating to the subject matter hereof, and supersedes and replaces any prior or contemporaneous agreements, negotiations or understandings (whether oral or written), relating generally to the same subject matter.

7.6 No amendment or modification of any provision of this Agreement will be effective unless in writing and signed by a duly authorized signatory of the Party against which enforcement of the amendment or modification is sought.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


CHRIS M. HYMEL 				SIGNAL ADVANCE, INC.
3515 County Road 81 			2520 County Road 81
Iowa Colony, TX, 77583 			Rosharon, TX 77583

By Signature:  /s/ Chris M. Hymel       By Signature:  /s/ Herbert Joe
              ____________________                    ____________________

Name (Print):	Chris M. Hymel		Name (Print):	Herbert Joe
Title:	 	SELF 			Title:		Secretary

EXHIBIT 22.1 Minutes - Special Shareholders' Meeting - August 10, 2012


                                     MINUTES
                               SIGNAL ADVANCE, INC.
                               Shareholder Meeting

                                 August 10, 2012

The meeting was opened at 10:15 am by President Dr. Chris M. Hymel.

The following shareholders were in attendance: Chris M. Hymel, Milinda Hymel, Andrea McKenna

The meeting was opened to questions from the attendees regarding:

    1) the process of becoming a reporting company and registering shares with the SEC, and

    2) pursuing clearance from FINRA for SAI Common Stock to be quoted and trade publicly.

Discussion included the effect of registration of shares, possibility of subsequent registration following FINRA clearance and sale of share under Rule
144. Attendees voted on the resolution their shares and indicated the number shares they wished to have registered in with the SEC in the registration statement on Form S-1.

The Shareholder votes (from both attendees and proxies) for 1) confirmation of the setting of the stock price at $2.00/share, and 2) the number of shares to register with the SEC, were tallied. The totals were as follows:

    7,042,007 votes cast (84.5%), unanimous "FOR" the following resolution:

To confirm the price per share for SAI Common Stock will be fixed at $2.00 for shares registered by "Selling Shareholders" during the interim period between the effective date of the SEC registration and a broker-dealer obtaining clearance from FINRA to trade SAI common stock publicly.

Twenty five (25) shareholders requested that their shares be registered as "Selling Shareholders" for a total of 422,003 shares. This represents 5.06% of total of 8,334,159 issued & outstanding shares as of June 30, 2012.

There were no additional issues discussed or motions to be considered.

The meeting was moved closed at 10:30 am, peace and harmony prevailing.



						/s/ Malcolm Skolnick

						Malcolm Skolnick
						Secretary

EXHIBIT 22.1 Minutes - Annual Shareholders' Meeting - April 10, 2012



                               SIGNAL ADVANCE, INC.
                           Shareholder Meeting Minutes

                                 13 April, 2012

Directors/Officers present: Chris Hymel, Richard Seltzer, Malcolm Skolnick, and Karl Zercoe

Directors/Officers represented by Proxy: Ron Stubbers

The meeting called to order 10:12 AM by Dr. Hymel

Reading of the minutes was waived.

Examination was made for the material provided including the shareholders' notice and proxy, audited financials (for years-ending 2010/2011), and attestation was made as to the proper delivery and form of the materials (incorporated herein by reference).

The proxies which were properly executed and received timely were examined and, in conjunction with the shares represented by the attendees, attestation as to the presence of a quorum was made.

A current shareholders list, from the transfer agent, was present and examined. Mr. Zercoe was appointed to as the Inspector of Elections.

Annual Report & Discussion:

Dr. Hymel reviewed highlights from the company update that had been provided to the shareholders and solicited questions from the shareholders in attendance.

Mention was made that Dr. Hymel received a call from the FBI indicating the Bureau was interested in assisting companies to protect their Intellectual Property. They had purportedly taken notice of the company and its technology due to the Goradia Innovation prize award.

Dr. Hymel summarized the meeting and described collaborations with:

1) University of Houston, Dept. of Mechanical Engineering, Engine Research
Facility: Interest in development collaboration related to the use of Signal Advance technology (SAT) to improve engine efficiency/emissions. Note was taken of a contact with, and of potential applications for SAT in, the Texas Heart Institute from one of the individuals in the meeting.

2) Dr. Larry Michelletti of University of Texas Medical Branch (UTMB),
Galveston: Application of SA to reduce EEG detection delay - for use in neurotherapy research for which a grant application to the National Institute of Health is to be will be prepared for submission.

3) Steve Gonzalez, Gulf Coast Regional Center of Innovation and Commercializa-tion (GCRCIC) NASA liaison - indicated that there may be a number of potential application for SAT and wishes to schedule meetings/presentations at the Johnson Space Center in order for SAI to explain the technology and explore potential applications with various groups within NASA.

Additional discussion ensued on the following topics:

   1) Shareholder "Rights Offering"; Explanation was made as to the ability to transfer the rights, and the investment/time limits of the offer. It was confirmed that there are already SH's taking advantage of the offering.

   2) Capital funding required and potential to raise funds through various grants.

   3) Becoming eligible to be quoted and traded publicly and option of using exemptions to trade as a "PinkSheet" company, vs. registration with SEC to become a reporting company and the related costs, including regulatory and compliance requirements as well as the auditing process.

   4) Summarized the relationship with Bobby Hutton as Auditor.

   5) Advantages and possible drawbacks related to Signal advance technology complexity. Ensuing discussion related to the difficulty in explaining the technology and SAI's business model, vs. pursuit of singular development targeting individual product development.

   6) The possibility of contacting Medtronics, Inc. as a significant potential licensee, as well as their reputation as a rapacious infringer of others' intellectual property was discussed.

This concluded the question/discussion portion of the meeting.


The votes for Board Directors and the three resolutions were tabulated.

The following individuals were elected:

Chris Hymel, David Minter, Malcolm Skolnick, Richard Seltzer, Karl Zercoe The following resolutions passed unanimously:

   1. To ratify the appointment of Bobby J. Hutton as the company's independent registered public accountant for fiscal year 2012.

   2. To approve minutes of previous annual shareholders' meeting

   3. To ratify all proceedings of the corporation and actions of the Officers since the last shareholders' meeting.

Other discussion ensued regarding the on-going need for financing, and assistance in the company.


Additional discussion centered on the criteria for choosing market makers. Meeting adjourned at 11:45 AM peace and harmony prevailing.


Subsequent to the Shareholder's meeting, a board meeting was called to appoint the following officers:


Chris M. Hymel, President/Treasurer
Malcolm Skolnick, Secretary
Ron Stubbers, Vice President


Respectfully submitted


/s/ Malcolm Skolnick

Malcolm Skolnick, Secretary

EXHIBIT 22.3 Minutes - Special Shareholders' Meeting - May 10, 2011


                   MINUTES OF THE SPECIAL SHAREHOLDERS' MEETING
                                      for
                               SIGNAL ADVANCE, INC.


In a special meeting of the shareholders of Signal; Advance, Inc., held on May 10, 2011, at 2:00 pm, the following resolutions were passed:

   1) The Board of Directors has been provided the discretionary authority to effect forward or reverse stock splits.

   2) The Board of Directors has been provided the discretionary authority to change to number of shares the corporation is authorized to issue.

With respect to the first resolution, "The Board of Directors has been provided the discretionary authority to effect forward or reverse stock splits", of the 32,325,603 shares issued and outstanding and, thus, eligible to vote, the number of shares that voted on this resolution was 28,202,218 of which number of shares that voted FOR this amendment was 28,202,218 and the number of shares voted AGAINST this amendment was 0. This vote constituted an affirmative vote of not less than 2/3's of all of the issued and outstanding shares of the Corporation entitled to vote on said amendment.

With respect to the second resolution, "The Board of Directors has been provided the discretionary authority to change the number of shares the corporation is authorized to issue." of the 32,325,603 shares issued and outstanding and, thus, eligible to vote, the number of shares that voted on this resolution was 28,202,218 of which number of shares that voted FOR this amendment was 27,827,218 and the number of shares voted AGAINST this amend-ment was 375,000. This vote constituted an affirmative vote of not less than 2/3's of all of the issued and outstanding shares of the Corporation entitled to vote on said amendment.

I hereby certify that the attached is a true copy of the shareholder resolutions passed in the manner authorized by law at a meeting of the shareholders held on May 10, 2011 and that the shareholder resolutions are in full force and effect.


                                           /s/ Richard C. Seltzer

                                           Richard C. Seltzer, Secretary
                                           Signal Advance, Inc.

EXHIBIT 22.4 Minutes - Annual Shareholders' Meeting - December 22, 2010



                        MINUTES OD THE ANNUAL MEETING OF
                              THE SHAREHOLDERS OF
                              SIGNAL ADVANCE, INC.
                           Held on December 22, 2010


The annual meeting of the Shareholders of the above captioned corporation was held on the date and at the time and place set forth in the written notice properly distributed to all of the Shareholders of record of the corporation, fixing such time and place, and prefixed to the minutes of this meeting for the purpose of considering the annual reports of the affairs of the corporation, and transacting other business within the powers of the Shareholders.

There were present the following: Dr. Chris Hymel, Richard Seltzer, Esq. and Dr. Malcolm Skolnick being all members of the Board of Directors of the corporation. Ronald Stubbers and Karl Zercoe, additional board members were unable to attend the meeting. Each such named individual is also a shareholder of record of the corporation.

Upon motion duly made, seconded, and unanimously adopted, the reading of the role of the Shareholders was dispensed with. It was, however, noted that approximately eighty five percent (84.67%) of all of the issued and outstanding shares of stock of the corporation were represented by signed proxies, properly submitted by shareholders not in attendance per the instructions provided in the shareholder meeting notice, and by those in attendance at the meeting.

The meeting was called to order and presided upon by the Chairman of the Board, Chris Hymel. It was moved, seconded and unanimously carried by those in attendance that Mr. Hymel act as Chairman of the meeting and that Mr. Seltzer act as Secretary of the meeting and record the minutes.

The meeting being held in accordance with the terms of the Bylaws of the Corporation, the Chairman declared that as a quorum was present, the meeting was lawfully and properly convened.

The Chairman discussed the annual report of the corporation for the prior fiscal year and presented a copy of the report to those in attendance at the meeting. A motion was duly made, seconded and unanimously carried waiving the reading of the annual report. The report was accepted and ordered filed with the Secretary of the corporation.

The Chairman then reported to the meeting the activities of the corporation for the prior year as conducted by the officers for the corporation in accordance with the laws of the State of Texas as they apply to such corporations, and proposed that the Shareholders formally ratify those actions of the corporation. Upon motion duly made, seconded and carried by a vote of 84.67% of the issued and outstanding shares of the corporation entitled to vote on such matters, it was:

RESOLVED, that all proceedings of the corporation as determined by the share-holders in accordance with the laws of the State of Texas as they apply to corporations since the last l meeting of the Shareholders, and all acts taken by officers of this corporation, are hereby ratified and approved in all respects.

There were no dissenting votes recorded by the Secretary regarding this resolution.

The Chairman noted that it was in order for the Shareholder to consider electing a Board of Directors for the ensuing year. Upon nominations duly made, seconded and carried by a vote of 84.67% of the issued and outstanding shares of the corporation entitled to vote on such matters. There were 375,000 dissenting votes with regard to Malcolm Skolnick and Richard C. Seltzer, serving as Directors. The following persons were elected as Directors of the corporation, to serve for a period of one (1) year and until such time as their successors are elected and qualify:

    CHRIS HYMEL
    RONALD STUBBERS
    KARL ZERCOE
    MALCOLM SKOLNICK
    RICHARD SELTZER

There being no further business to come before the meeting, on motion duly made, seconded, and unanimously adopted, the meeting was adjourned.

Dated effective as of the 22nd day of December, 2010.


                                        /s/ Richard Seltzer

                                        RICHARD SELTZER

                                        Meeting Secretary and Director

ATTEST:

Directors in attendance

/s/ Chris Hymel

CHRIS HYMEL

/s/ Malcolm Skolnick

MALCOLM SKOLNICK

EXHIBIT 23.1 - Consent of Independent Registered Accountant

                               BOBBY J. HUTTON
                         Certified Public Accountant
                            4824 Courtside Drive
                           Fort Worth, Texas 76113
                                 817 263 8666
                                August 2, 2012


CONSENT OF INDEPENDENT REGISTERED ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form 10 of our report(s) dated December 27, 2011 and February 28, 2012 relating to the financial statements of Signal Advance, Inc. for years ending December 31, 2010 and December 31, 2101, respectively, which appear in such Registration Statement.

We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ Bobby J. Hutton

Bobby J. Hutton,
Certified Public Accountant

Fort Worth, Texas

August 2, 2012

EXHIBIT 23.2 - Consent of Independent Consultant


CONSENT OF INDEPENDENT CONSULTANT

We hereby consent to the inclusion of our report dated 12/17/07 on the Market valuation of the Company's intellectual property described in a patent application entitled: "Utility and Method for the Application of Negative Group Delay (NGD)...", in its Registration Statement on Form 10, which appears in such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration statement.



/s/ S P Weeks                          12/20/07

Stephen P. Weeks, Ph.D., President
First Principals, Inc.
1768 East 25th Street
Cleveland, OH 44114

EXHIBIT 23.3 - Consent of Independent Consultant

On letterhead of: Harold, L. Russell, PhD, NeuroMedics technology, Inc.


July 30, 2012

Dr. Chris M Hymel
Signal Advance, Inc.
2520 County Road 81
Rosharon, Texas  77583


I hereby consent to the use in this Registration Statemsnt of my opnion letter dated April 4, 2012 discussing Signal Advance technology to which Registrant refers in such Registration Statement.

I also consent to the reference to us under the heading "Experts" in such Registration statement.


/s/ Harold L. Russell PhD

Harold L. Russell PhD

EXHIBIT 23.4 - Consent of Patent Atty

Not yet Available

EXHIBIT 23.5 - Consent of Legal Counsel

				 August 28, 2012

Signal Advance, Inc.
2520 County Road 81
Rosharon, Texas 77583

   Re: 	Signal Advance, Inc. Registration Statement:
        1,585,544 Shares of Common Stock, No Par Value


To Whom It May Concern,

I have acted as legal counsel to Signal Advance, Inc., a Texas corporation (the "Company"), in connection with the proposed sale of up to 1,585,544 shares of common stock, no par value per share (the "Shares"), by certain selling stock-holders named in the "Selling Stockholders" table included in the Registration Statement. The Shares are issued and outstanding as of the date hereof. The Shares are included in a Registration Statement on Form S-1 under the Securi-ties Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission (the "Commission") within the next thirty (30) days. This opinion is being furnished in connection with the requirements of Item 601
(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this letter. With your consent, I have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. I am opining herein as to the general corporate laws of the State of Texas, and I am expressing no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate actions of the Company, have been validly issued and are fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.

I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to my firm in the Prospectus under the heading "Experts." In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


					Yours truly,

					/s/ Richard Seltzer

					Richard Seltzer


:rcs

cc:    Dr. Chris M. Hymel, President
       Signal Advance, Inc.

EXHIBIT 99.1 - Patent Valuation Summary, Steve Weeks, PhD,
               First Principals, Inc.

Excerpted from a Patent Valuation Report by Steve Weeks, Ph.D., First Principals, Inc., 1768 East 25th Street, Cleveland, OH 44114.

                          EXECUTIVE SUMMARY

Signal Advance (SIGNAL ADVANCE) has developed and filed patents for a system for advancing the detection of electrical signals from medical devices to accelerate the timing of their response to medical events. First Principals, Inc. (FPI) has been engaged to provide an approximate valuation for the subject Intellectual Property.

In this document, FPI will establish the estimated current value of:

    US Patent Application "Utility and Method for the Application of Negative Group Delay (NGD) Bandpass Amplification to Analog Wave-Form Signal Detection, Acquisition and Processing for the Purpose Of Control, Reinforcement, Intervention, Amelioration, Enhancement Suppression of Processes Underlying the Detected Signal".

Technology: The technology represents a significant advance in the ability to react quickly to biomedical electrical signals, enabling more rapid intervention than is currently possible. There appear to be no competing technologies at this time.

Intellectual Property: SIGNAL ADVANCE's patent application represents a new and unique application of the concept of "signal advance" to medical applications. The patent is seminal in concept. No other patents were discovered that prevent SIGNAL ADVANCE from practicing its technology, or that offer superior solutions to the issues addressed by SIGNAL ADVANCE.

Market: The addressable market for SIGNAL ADVANCE totals approximately $3 billion in 20 years time, to be penetrated to levels of ~4% with slow initial impact. SIGNAL ADVANCE will compete based on superior technology and performance, across a range of products.

VALUE: Including the projected, risk-adjusted licensing royalties, we project A NET PRESENT VALUE OF UP TO ~$10.4 MILLION. This valuation will increase rapidly as the technology is proven and then successfully applied to products in this very large market.

Markets projected in the above scenarios are highly speculative. These markets are unproven, as the technology is only recently being introduced. Valuations are intended for planning purposes only.

N.B. THE ABOVE VALUATION IS ONLY AN ESTIMATE WITH NO GUARANTEES OF FUTURE OUTCOME. IT IS, HOWEVER, DELIBERATELY CONSERVATIVE. WE HAVE INCLUDED ONLY THOSE MARKET SECTORS FOR WHICH RELIABLE DATA CAN BE CITED. WE HAVE USED CONSERVATIVE ESTIMATES OF MARKET SHARE AND OF MARKET GROWTH RATES. THERE
MAY BE A NUMBER OF OTHER MARKET SEGMENTS ACCESSIBLE BY THE SUBJECT PATENTS, AS NOTED IN THE TEXT. THEIR ADDITION WOULD ADD TO THE STATED VALUE. THUS, WE REGARD THE ABOVE VALUE AS A CONSERVATIVE VALUE FOR THE PATENT(S).

The significant element of this concept is the ability to temporally advance electrophysiological waveforms potentially resulting in earlier or more rapid detection of anomalous activity which may facilitate more effective and potentially proactive ameliorative intervention.


Key SIGNAL ADVANCE Technology Features
--------------------------------------

The SIGNAL ADVANCE system offers the unique feature or:

* The ability to advance the detection of electrical signals in real time


Key SIGNAL ADVANCE Technology Benefits

SIGNAL ADVANCE technology provides a significantly superior Tee Box experience:

* The ability to detect the onset of anomalous ECG and other medically important waveforms at an earlier time than currently possible

* The ability to use this information for earlier intervention in medically harmful situations.

The system can be deployed in

* Cardiology (pacemakers, defibrillators, etc.)

* Neurology (epilepsy, pain management, etc.)


State of Development of the Technology
--------------------------------------
The technology covered by the subject patents is in the development process. SIGNAL ADVANCE has developed several product concepts based on the technology as described above.


Competing Technologies
----------------------
Current competition arises from standard methods of detecting and processing medically significant electrical signals in cardiology and neurology. It is accepted in medical practice that rapid response is valuable, but current devices rely on delayed signal detection characteristic of current technology.

These opportunities are further described in the "Product and Market Opportunities" section and APPENDIX D of this report.

SUMMARY:
-------
The technology represents a significant advance in the ability to react quickly to biomedical electrical signals, enabling more rapid intervention than is currently possible. There appear to be no competing technologies at this time.

INTELLECTUAL PROPERTY OVERVIEW

The technologies on which the SIGNAL ADVANCE products are based are subject to the following US Patents:

* US Patent Application "Utility and Method for the Application of Negative Group Delay (NGD) Bandpass Amplification to Analog Waveform Signal Detection, Acquisition and Processing for the Purpose of Control, Reinforcement, Intervention, Amelioration, Enhancement, Suppression of Processes Underlying the Detected Signal"

Details of these patents are described in APPENDIX A, Core Intellectual
Property.

The patent application represents a new technique whereby a signal from a medical device (e.g. a pacemaker or defibrillator) could be detected at an earlier stage, enabling intervention more quickly. The patent is invented by Chris Hymel.

Key Features of the SIGNAL ADVANCE IP
-------------------------------------
The innovation represents
* The ability to detect the onset of anomalous ECG and other medically important waveforms at an earlier time than currently possible

* The ability to use this information for earlier intervention in medically harmful situations.


Patent Trends
-------------
The table below summarizes some of the types of searches performed for subjects that are similar to the SIGNAL ADVANCE technology. Results shown are illustrative of the nature of patent activity in cardio treatment and related technology.

The numbers show that the number of patents in the field of


Publication   Pat Class  Negative Group  Tachycardia    Anti-    Coverage
               "Cardi$"     Delay                    Tachycardia   (*)

Granted          2,146        39             390         49      1976 -
                                                                 4-Dec 07

Pub. Apps.       1,557        25             164         41      2001-
                                                                 6 Dec 07

(*) US PTO updates its issued patent database on Tuesdays, therefore December 4 is the latest update searched for issued patents. Similarly, published applications are uploaded on Thursdays; therefore December 6 is the latest date searched for published applications.

In addition, there were 68 issued patents and 164 published patent applications containing the word "neurostimulation" or "neurostimulator" in the abstract. The larger number of patent applications indicates that the field is growing rapidly.

Competing Patents
-----------------
First of all, there were NO PATENTS FOUND THAT LINKED THE CONCEPT OF "SIGNAL ADVANCE" TO APPLICATIONS IN CARDIOVASCULAR OR NEUROSTIMULATION APPLICATIONS. Most of the patents in the search reflect various aspects of the intersection of electronics and medical devices. They included various concepts in prevention of tachycardia in particular. The patents of high relevance are described further in APPENDIX B.

Other searches performed included combinations of classification and term searches, for instance. These and other techniques retrieved lists of literally hundreds of patents in the general area of cardiology.

When the specifically-claimed aspect of the present innovation was searched, the following patents were identified:

* US Patent 7,277,750 "Method and apparatus for anti-tachycardia pacing and defibrillation" describes in particular the need for more rapid signal detection and response in treating tachycardia.

* US Patent 7,171,268 "Implantable cardiac stimulation device providing accelerated defibrillation delivery and method" describes a method of accelerating delivery of defibrillation signals from an implanted medical advice to the heart.

Other patents were identified which deal with other aspects of implantable medical devices, but none cite the use of "signal advance" techniques to achieve their goals.

Summary
-------
SIGNAL ADVANCE's patent application represents a new and unique application of the concept of "signal advance" to medical applications. The patent is seminal in concept. No other patents were discovered that prevent SIGNAL ADVANCE from practicing its technology, or that offer superior solutions to the issues addressed by SIGNAL ADVANCE.

PRODUCT AND MARKET OPPORTUNITIES

Implantable Medical Devices Market
----------------------------------

The SIGNAL ADVANCE system can be applied to
       * Implantable cardiovascular devices
         - Pacemakers
         - Defibulators
         - Anti-tachyarrhythmia devices

       * Implantable neurostimulator devices
         - Pain control
         - Epileptic therapy


The Implantable Medical Devices (IMD) Market:

In 2004, there were approximately 2.4 million patients with pacemakers and 460 thousand with ICD's, these numbers are expected to increase at annual rate of 5% and 14-22%, respectively. The earliest pacemakers stimulated at a constant rate, so did not adjust for varying physiological demands or normal, organic activation, potentially stimulating during a naturally occurring T-wave thus potentially causing tachycardia or fibrillation. The use of integrated circuits to sense atrial/ventricular signals and programmable functionality in "demand" type pacemakers and later improvements including the use of microprocessors, allowed for dual-lead placement, sensing and stimulation. More recent advances resulted in the development of cardiac resynchronization therapy (CRT), implantable cardioverter defibrillators
(ICD), improved rate-response (adaptive) pacing algorithms, as well as, a number of other improvements which have enhanced electro-physiologically-relevant pacing. Recent investigations have focused on the application of cardiac pacing technology the management of atrial fibrillation. While the pacing technology has improved significantly, the current sensing technology must still detect at least two consecutive heartbeats to determine the current heart rate (more to be more accurate) and then execute a necessarily delayed response. However, atrial anti-tachycardia therapies are most effective the earlier the delivery following onset.

With the application of "Signal Advance" amplification may be possible to "pre-" detect a heart beat determine its rate relative to the previous detection and deliver an appropriate stimulation response during that same beat. Further, this response could potentially suppress an anomalous electro-cardiac signal and by exploiting constructive interference.

According to industry resurces, the US medical implant industry currently generates some $23 billion annually. This includes microelectronics, specialty metals, polymers, elastomers, biologicals and pharmaceuticals, ceramics) and type (e.g., cardiac, orthopedic, breast, ophthalmic, neurological, drug, urological, cochlear, dermal/tissue).

Analysts estimate the worldwide CRM (Cardiac Rhythm Management) market, comprised of pacemakers and implantable defibrillators, exceeded $8 billion in 2005 and is estimated to be ~$11 billion in 2007.

Medtronic, Johnson & Johnson, Guidant, Boston Scientific, Stryker, Zimmer, St. Jude Medical, Biomet, Smith & Nephew, and WL Gore are some of the more significant players.

Additional Market Opportunities
-------------------------------
In addition to applications in Cardiac care, the "signal advance" technology with have impact on neurology through neurostimulator devices. However, these applications are sufficiently far in the future, and will require such significant development, that their contribution will be small. In the valuation calculation of APPENDIX E, the distant future timeframe multiplied by very high risk factor reductions, render the value of future revenues discounted to present value to be very small.

Competition
-----------
Further challenging SIGNAL ADVANCE's overall sales will be competition from current technology and the step-wise advances it will achieve in the next decade or so. SIGNAL ADVANCE's impact will be as an add-on to these existing technologies in enhancing their future value.

Industry Participants
---------------------
The world's largest ...

APPENDIX D is a list of companies with vested interest in the IMD industry. These companies would have particular interest in SIGNAL ADVANCE's technology and assets.

Market Available to SIGNAL ADVANCE:
-----------------------------------

SIGNAL ADVANCE's technology will likely be suitable for only a fraction of the products sold into the above applications. We see the immediate benefit of SIGNAL ADVANCE in Anti-tachycardia applications, and eventually in treating epilepsy. In other applications, the impact is likely to be smaller.

Cardio: if ~20% of cardio IMDs are used for the treatment of anti-tachycardia, and if the contribution of SIGNAL ADVANCE to the success of products in this segment is ~10%, then SIGNAL ADVANCE could expect to earn some 2% = 20% X 10% of that $11 billion market.

Neuro: The worldwide market for implantable neurostimulation devices holds much promise for patients, physicians, device OEMs and investors. While still considered to be in an infant stage the commonly held opinion of venture capitalists, equity analysts and most device companies is that the neurostimulation device market could eventually exceed the market for implantable cardiac rhythm management devices, currently a darling of the medtech sector at $11 billion in revenue. If we estimate that this market will reach such a stage in 15 years or so, we can project some contribution from neurostimulation in to the calculation of present value. Again, SIGNAL ADVANCE would participate in the revenue generated at a level of ~2% or less.

We estimate the current growth rate of Cardio applications to be ~18%, tapering slowly to ~5% in 15 years. We estimate the growth rate of Neuro applications to explode in 5 years to 25%, tapering to ~15% in 15 years. SIGNAL ADVANCE' penetration into these applications would be 100%, as SA has no current competition.


Projecting forward on this basis, we arrive at the following rough figures:

    YEAR                      3         8        13        18        23
    ----                   ------    ------    ------    ------    ------

    Cardio ($millions)     11,000    25,165    36,976    47,192    60,230

        Potential Revenue    $220       503       740       944     1,205

    Neuro ($millions)           0     5,000    15,259    46,566    93,661

        Potential Revenue       0       100       305       931    $1,873
                           ------    ------    ------    ------    ------

    TOTAL ($millions)        $220      $603    $1,045    $1,875    $3,078


These figures are reflected in the Table below and in the Valuation calculation in APPENDIX E.

Summary
-------
The addressable market for SIGNAL ADVANCE totals approximately $3 billion in 20 years time, to be penetrated to levels of ~4% with slow initial impact.

SIGNAL ADVANCE will compete based on superior technology and performance, across a range of products

VALUE ESTIMATION

The following discussion relates the methodology and assumptions used in developing a valuation for SIGNAL ADVANCE US Patent Application in the field of implantable medical electronic devices. The valuation calculation is shown in APPENDIX E.

Methodology
-----------
FPI's value estimation approach will make use of a composite of market data, in combination with sector utilization and penetration estimates, to determine a basis upon which royalty calculations are determined. The process, following procedures accepted by the US intellectual property management community, provides a risk-adjusted, discounted cash flow, net present value, based on the market projections and stage of development risk factors.

For the purposes of this report, value for SIGNAL ADVANCE's device is assumed to be realized through royalty income derived from non-exclusive licenses to US patent application (see APPENDIX A). This is known as the "Relief from Royalty Approach".

This concept is based on the premise that the value of particular intellectual property can be measured by what the exclusive licensee of the property would pay in royalties if it did not own the property and was required to license it from a third party.

Market Projections - For purposes of valuation, FPI uses the market projection figures from the Products and Market Opportunities section, projected out to 2025, the projected life of the patent portfolio
(particularly the new patents).

We have charted the market figures from the table in the Market section onto the projections shown in APPENDIX E, the Valuation Schedule, for each of the market segments discussed. We use the year 2008 as the basis year for Cardio applications and 2013 as the basis year for Neuro applications.

For years 2009-2025, we have projected revenues forward at their average growth rates consistent with projections outlined in the Market section.

Risk - A discount rate is applied to reflect the risk on investment that is appropriate for this type of asset. For instance, "very low risk" would be characteristic of a product made with well-understood technology and sold in response to existing demand.

For the SIGNAL ADVANCE system, we assign a range of risk factors depending on the scenario. We view the SIGNAL ADVANCE Business plan projection as Very High risk, such as making a product not presently sold or even known to exist using unproven technologies. (50-70%).

Ramp-Up Factor - in developing an estimate of the Net Present Value of the technology, we must take into account the time required for the technology to come into use, saturate the available market, and realize revenue. For purposes of this calculation, we have assumed that the technology will take SEVEN years to fully penetrate. The applications in Neurostimulation will not even begin until ~2013 This is reflected in the schedule in APPENDIX E.

Utility Lifetime - it is further assumed that the term for which subject technology will dominate its market segments is limited by two factors. First, the patents have are valid for a period of 20 years from disclosure (filing). The earliest priority date is 2005. We run our calculation through the year 2025 on that basis. Secondly, it is expected that the technology will eventually be displaced by newer, better technology. However, in this case, this seems unlikely, so we continue at 100% penetration throughout the life of the patent.

Royalty Rate - The rule-of-thumb for determining royalty rates is that the owner of the intellectual property is entitled to 25% of the profit earned from its application.

For the SIGNAL ADVANCE system, we assign a conservative royalty rate of 7% for the products and services sold in their business plan. This royalty rate is higher than average (~5%) due to the integration of technology and product design, which makes it unique.

VALUE - Taken in aggregate, the above factors lead to an estimate of the licensing royalty value of the subject entities in this scenario of up to ~$10.4 Million. This figure could be somewhat higher or lower depending upon segment utilization, segment penetration, and royalty rates. Details of this calculation are presented in APPENDIX E, the Valuation Schedule.

As individual values have been calculated for the various applications or market segments, it is interesting to note that the more valuable applications are in Cardio. In comparison, the Neuro applications are of relatively low current value, although their value will grow in time as the technology matures.

Summary
-------
Including the projected, risk-adjusted licensing royalties, we project A
NET PRESENT VALUE OF UP TO ~$10.4 MILLION. This valuation will increase rapidly as the technology is proven and then successfully applied to products in this very large market. Markets projected in the above scenarios are highly speculative. These markets are unproven, as the technology is only recently being introduced. Valuations are intended for planning purposes only.

N.B. THE ABOVE VALUATION IS ONLY AN ESTIMATE WITH NO GUARANTEES OF FUTURE OUTCOME. IT IS, HOWEVER, DELIBERATELY CONSERVATIVE. WE HAVE INCLUDED ONLY THOSE MARKET SECTORS FOR WHICH RELIABLE DATA CAN BE CITED. WE HAVE USED CONSERVATIVE ESTIMATES OF MARKET SHARE AND OF MARKET GROWTH RATES. THERE
MAY BE A NUMBER OF OTHER MARKET SEGMENTS ACCESSIBLE BY THE SUBJECT PATENTS, AS NOTED IN THE TEXT. THEIR ADDITION WOULD ADD TO THE STATED VALUE. THUS, WE REGARD THE ABOVE VALUE AS A CONSERVATIVE VALUE FOR THE PATENT(S).

EXHIBIT 99.2 - Expert opinion Letter, David G. Henry, Registered Patent
               Attorney

On the Letterhead of David G. Henry


                             DAVID G. HENRY
                       Registered Patent Attorney


14 May 2007

To Whom It May Concern:

I have been practicing patent law for over twenty years, and have been teaching the patent law courses at Baylor Law School for fourteen years. Despite dealing with hundreds of patent matters (as someone in my position inevitably does), one rarely comes across truly "pioneering" or "landmark" inventions. Chris Hymel's systems and methods pertaining to, and made possible by the unprecedented, early detection of precursors to physio-logical, electrochemical phenomena in humans appear to be just such an invention (or family of inventions).

Based on currently available information and understanding, it is my opinion that Mr. Hymel's inventions will first constitute the foundation of a wholly new branch of diagnostics and medical treatment. Also, preliminary efforts are underway to identify and to start to reduce to practice applications of Mr. Hymel's methodologies in a variety of other fields. In that regard, and with appropriate capitalization, I expect to see Mr. Hymel's methods and related systems come to underlie ground-breaking advances in fields which range from psychiatry to law enforcement to combat training and weaponry to biomechanical prosthetics.

I and my firm, as well as other outside patent and technical consultants, are currently working on patent protection, both for protecting Mr. Hymel's basic methodologies (which are common to all presently anticipated applications), as well as for a variety of specific applications which are under active consideration or development, as previously mentioned.

"Excited" is not too strong a description of my reaction to this technology and its future potential not a term I often use in this context.

Cordially,

/s/ David G. Henry
David G. Henry

EXHIBIT 99.3 - Expert Opinion Letter - Harold L Russell, PhD

On letterhead of: Harold, L. Russell, PhD, NeuroMedics technology, Inc.


April 14, 2012

Dr. Chris M Hymel, President
Signal Advance, Inc.
2520 County Road 81
Rosharon, Texas 77583

Dear Chris:

I am looking forward with much anticipation to collaborating with you to demonstrate the degree to which Signal Advance technology will improve the performance of my own technology - repetitive EEG-Driven Light and Sound Stimulation (rEDLSS) neuro-therapy systems). I expect the reduced response delay will markedly increase treatment efficacy, thereby decreasing the amount of time required to produce significant and long lasting increases in children memory and cognitive abilities as indicated by IQ test scores. Increased scores on IQ tests are usually thought to be indicative of an increased ability to learn and perform well in school.

Increased effectiveness resulting from the incorporation of Signal Advance technology could significantly improve the precision of the stimulation, improving treatment efficiency and thus, significantly decrease treatment time. The direct cost of EDLSS treatment could then become even more affordable to most schools and parents.

It is my belief that Signal Advance technology will likely be seen as a disruptive technology that forces rapid change in the field of biomedical instrumentation with early adopters of this technology gaining a significant commercial advantage over later adopters in the same field.

I am pleased to be able to be a part of and support the development and implementation of Signal Advance technology.


/s/ Harold L. Russell PhD

Harold L. Russell PhD